                                                                   EXHIBIT 99.3


       ===============================================================

                          SECOND AMENDED AND RESTATED
                                CREDIT AGREEMENT


                                     among


                             OUTDOOR SYSTEMS, INC.,


                              The Several Lenders
                        from Time to Time Parties Hereto


                                      and


                      CANADIAN IMPERIAL BANK OF COMMERCE,
                            as Administrative Agent



                            Dated as of July 9, 1996


       ===============================================================

                               TABLE OF CONTENTS

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SECTION 1.  DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            1
     1.1  Defined Terms . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            1
     1.2  Other Definitional Provisions . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           24

SECTION 2.  AMOUNT AND TERMS OF COMMITMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . .           24
     2.1  Revolving Credit Commitments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           24
     2.2  Revolving Credit Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           25
     2.3  Procedure for Revolving Credit Borrowing  . . . . . . . . . . . . . . . . . . . . . . .           25
     2.4  Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           26
     2.5  Termination or Reduction of Revolving Credit Commitments. . . . . . . . . . . . . . . .           26
     2.6  Term Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           27
     2.7  Tranche A Term Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           27
     2.8  Tranche B Term Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           28
     2.9  Tranche C Term Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           28
     2.10  Procedure for Term Loan Borrowing  . . . . . . . . . . . . . . . . . . . . . . . . . .           29
     2.11  Repayment of Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           30

SECTION 3.  LETTERS OF CREDIT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           30
     3.1  L/C Commitment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           30
     3.2  Procedure for Issuance of Letters of Credit . . . . . . . . . . . . . . . . . . . . . .           31
     3.3  Fees, Commissions and Other Charges . . . . . . . . . . . . . . . . . . . . . . . . . .           31
     3.4  L/C Participations. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           32
     3.5  L/C Reimbursement Obligation of the Borrower. . . . . . . . . . . . . . . . . . . . . .           33
     3.6  Obligations Absolute. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           33
     3.7  Letter of Credit Payments.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           34
     3.8  Application.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           34

SECTION 4.  GENERAL PROVISIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           34
     4.1  Interest Rates and Payment Dates  . . . . . . . . . . . . . . . . . . . . . . . . . . .           34
     4.2  Optional Prepayments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           35
     4.3  Mandatory Prepayments and Reduction of Revolving Credit Commitments . . . . . . . . . .           35
     4.4  Conversion and Continuation Options . . . . . . . . . . . . . . . . . . . . . . . . . .           38
     4.5  Minimum Amounts and Maximum Number of Tranches  . . . . . . . . . . . . . . . . . . . .           38
     4.6  Computation of Interest and Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . .           39
     4.7  Inability to Determine Interest Rate  . . . . . . . . . . . . . . . . . . . . . . . . .           39
     4.8  Pro Rata Treatment and Payments . . . . . . . . . . . . . . . . . . . . . . . . . . . .           40
     4.9  Illegality  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           41
     4.10  Requirements of Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           41
     4.11  Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           42
     4.12  Indemnity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           43


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
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SECTION 5.  REPRESENTATIONS AND WARRANTIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . .         44
     5.1   Financial Condition. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         44
     5.2   No Change. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         45
     5.3   Corporate Existence; Compliance with Law . . . . . . . . . . . . . . . . . . . . . . . .         45
     5.4   Corporate Power; Authorization; Enforceable Obligations. . . . . . . . . . . . . . . . .         46
     5.5   No Legal Bar . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         46
     5.6   No Material Litigation  . . . . . . . . . . . . . . . . . . . . . . . . .  . . . . . . .         46
     5.7   No Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         46
     5.8   Ownership of Property; Liens . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         47
     5.9   Advertising Displays . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         47
     5.10  No Burdensome Restrictions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         47
     5.11  Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         47
     5.12  Federal Regulations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         47
     5.13  ERISA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         48
     5.14  Investment Company Act; Other Regulations  . . . . . . . . . . . . . . . . . . . . . . .         48
     5.15  Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         48
     5.16  Purpose of Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         48
     5.17  Environmental Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         49
     5.18  Regulation H . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         50
     5.19  Solvency . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         50
     5.20  Material Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         50
     5.21  Purchase Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         50
     5.22  Intellectual Property  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         50
     5.23  No Material Misstatements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         51

SECTION 6.  CONDITIONS PRECEDENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         51
     6.1  Conditions to Initial Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         51
     6.2  Conditions to Each Extension of Credit  . . . . . . . . . . . . . . . . . . . . . . . . .         56

SECTION 7.  AFFIRMATIVE COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         56
     7.1    Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         56
     7.2    Certificates; Other Information . . . . . . . . . . . . . . . . . . . . . . . . . . . .         57
     7.3    Payment of Obligations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         58
     7.4    Conduct of Business and Maintenance of Existence  . . . . . . . . . . . . . . . . . . .         58
     7.5    Maintenance of Property; Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . .         58
     7.6    Inspection of Property; Books and Records; Discussions. . . . . . . . . . . . . . . . .         58
     7.7    Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         59
     7.8    Environmental Laws. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         59
     7.9    Lease Renewals  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         60
     7.10   Additional Collateral . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         60
     7.11   Key Man Life Insurance. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         61
     7.12   Interest Rate Protection. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         61

SECTION 8.  NEGATIVE COVENANTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         61
     8.1  Financial Condition Covenants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         61
     8.2  Limitation on Indebtedness  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         62



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     8.3   Limitation on Liens. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         63
     8.4   Limitation on Guarantee Obligations. . . . . . . . . . . . . . . . . . . . . . . . . . .         64
     8.5   Limitation on Fundamental Changes. . . . . . . . . . . . . . . . . . . . . . . . . . . .         64
     8.6   Limitation on Sale of Assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         65
     8.7   Limitation on Leases . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         66
     8.8   Limitation on Dividends. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         66
     8.9   Limitation on Capital Expenditures  .  . . . . . . . . . . . . . . . . . . . . . . . . .         66
     8.10  Limitation on Investments, Loans and Advances  . . . . . . . . . . . . . . . . . . . . .         67
     8.11  Limitation on Optional Payments and Modifications of Debt Instruments. . . . . . . . . .         67
     8.12  Limitation on Transactions with Affiliates . . . . . . . . . . . . . . . . . . . . . . .         67
     8.13  Limitation on Sales and Leasebacks . . . . . . . . . . . . . . . . . . . . . . . . . . .         67
     8.14  Limitation on Changes in Fiscal Year . . . . . . . . . . . . . . . . . . . . . . . . . .         68
     8.15  Limitation on Negative Pledge Clauses. . . . . . . . . . . . . . . . . . . . . . . . . .         68
     8.16  Limitation on Lines of Business  . . . . . . . . . . . . . . . . . . . . . . . . . . . .         68

SECTION 9.  EVENTS OF DEFAULT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         68

SECTION 10.  THE ADMINISTRATIVE AGENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         72
     10.1  Appointment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         72
     10.2  Delegation of Duties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         72
     10.3  Exculpatory Provisions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         72
     10.4  Reliance by Administrative Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . .         73
     10.5  Notice of Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         73
     10.6  Non-Reliance on Administrative Agent and Other Lenders . . . . . . . . . . . . . . . . .         73
     10.7  Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         74
     10.8  Administrative Agent in Its Individual Capacity  . . . . . . . . . . . . . . . . . . . .         74
     10.9  Successor Administrative Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         74
     10.10  Releases of Guarantees and Collateral . . . . . . . . . . . . . . . . . . . . . . . . .         75

SECTION 11.  MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         75
     11.1  Amendments and Waivers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         75
     11.2  Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         77
     11.3  No Waiver; Cumulative Remedies . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         77
     11.4  Survival of Representations and Warranties . . . . . . . . . . . . . . . . . . . . . . .         78
     11.5  Payment of Expenses and Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         78
     11.6  Successors and Assigns; Participations and Assignments . . . . . . . . . . . . . . . . .         78
     11.7  Adjustments; Set-off . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         81
     11.8  Restatement; Update of Certain Schedules . . . . . . . . . . . . . . . . . . . . . . . .         81
     11.9  Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         82
     11.10  Severability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         82
     11.11  Integration . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         82
     11.12  GOVERNING LAW . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         82
     11.13  Submission To Jurisdiction; Waivers . . . . . . . . . . . . . . . . . . . . . . . . . .         82
     11.14  Acknowledgements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         83
     11.15  WAIVERS OF JURY TRIAL . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         83
     11.16  Confidentiality . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         83

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
          SCHEDULES

          SCHEDULE 1.1A       Commitment Amounts and Percentages; Lending
                              Offices; Addresses for Notice
          SCHEDULE 1.1B       Pricing Grid
          SCHEDULE 1.1C       Mortgage Locations
          SCHEDULE 5.2        Dividends, etc.
          SCHEDULE 5.3        Foreign Jurisdictions
          SCHEDULE 5.9        Advertising Displays
          SCHEDULE 5.15       Subsidiaries
          SCHEDULE 5.20       Material Agreements
          SCHEDULE 6.1(g)     Schedule of Uses
          SCHEDULE 8.2        Indebtedness
          SCHEDULE 8.3        Liens
          SCHEDULE 8.12       Affiliated Transactions

          EXHIBITS

          EXHIBIT A-1         Form of Revolving Credit Note
          EXHIBIT A-2         Form of Tranche A Term Note
          EXHIBIT A-3         Form of Tranche B Term Note
          EXHIBIT A-4         Form of Tranche C Term Note
          EXHIBIT B           Form of Guarantee and Collateral Agreement
          EXHIBIT C-1         Form of Fee Mortgage
          EXHIBIT C-2         Form of Leasehold Mortgage
          EXHIBIT D-1         Form of Borrower's Counsel Opinion
          EXHIBIT D-2         Form of Local Counsel Opinion
          EXHIBIT E           Form of Assignment and Acceptance

          SECOND AMENDED AND RESTATED CREDIT AGREEMENT, dated as of July 9, 1996 (this "Agreement"), among OUTDOOR SYSTEMS, INC., a Delaware corporation (the "Borrower"), the several banks and other financial institutions (collectively, the "Lenders") from time to time parties hereto, and CANADIAN IMPERIAL BANK OF COMMERCE, NEW YORK AGENCY, as administrative agent for the Lenders.


                             W I T N E S S E T H :


                 WHEREAS, pursuant to the First Amended and Restated Credit Agreement, dated as of December 14, 1994 (as amended by the First Amendment, dated as of December 31, 1994, the "Existing Credit Agreement"), among the several banks and other financial institutions parties thereof and CIBC Inc., as administrative agent, such lenders have agreed to make, and have made, certain loans and other extensions of credit to the Borrower;

                 WHEREAS, pursuant to the Asset Purchase Agreement, dated as of July 9, 1996 (as amended, supplemented or modified from time to time, the "Purchase Agreement"), among Gannett Co., Inc., Combined Communications Corporation, Gannett Transit, Inc., Gannett Outdoor Co. of Texas, Shelter Media Communications, Inc., Gannett International Communications, Inc. (collectively, the "Sellers") and the Borrower, the Borrower has agreed to acquire (the "Acquisition"), and the Sellers have agreed to sell, substantially all of the assets of the Sellers used in connection with the Seller's outdoor advertising, transit and shelter operations (with exceptions as set forth in the Purchase Agreement) and all the shares of the issued and outstanding Capital Stock of New York Subways Advertising Co., Inc. and Mediacom Inc. (collectively, the "Division"); and

                 WHEREAS, the Borrower has requested that the Lenders and the Administrative Agent enter into this Second Amended and Restated Credit Agreement, and, subject to the terms hereof, the Lenders have agreed, that the Lenders amend certain provisions of the Existing Credit Agreement to provide a source of funds to enable the Borrower to consummate the Acquisition, to repurchase its Senior Notes and to assist the Borrower in financing its working capital requirements following the Acquisition and to modify the Existing Credit Agreement in certain other respects;

                 NOW THEREFORE, the parties hereto hereby agree as follows:


                            SECTION 1.  DEFINITIONS

                 1.1 Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

                 "ABR": on any particular date, a rate of interest per annum equal to the highest of:

                 (a) the rate of interest most recently announced by CIBC-Bank as its Base Rate (the "CIBC Base Rate");

                 (b)      the Federal Funds Rate for such date plus 1%; and

                 (c) the C/D Published Moving Rate most recently determined by CIBC-Bank plus 1%.

         The CIBC Base Rate is not necessarily intended to be the lowest rate of interest charged by CIBC-Bank in connection with extensions of credit.

                 "ABR Loans": Loans the rate of interest applicable to which is based upon the ABR.

                 "Acquisition":  as defined in the recitals hereto.

                 "Adjustment Date": each date on or after June 30, 1997 that is the second Business Day following receipt by the Lenders of both
         (i) the financial statements required to be delivered pursuant to subsection 7.1(a) or 7.1(b), as applicable, for the most recently completed fiscal period and (ii) the related Compliance Certificate required to be delivered pursuant to subsection 7.2(b) with respect to such fiscal period.

                 "Administrative Agent": Canadian Imperial Bank of Commerce, New York Agency, together with its affiliates, as the arranger of the Commitments and as the administrative agent for the Lenders under this Agreement and the other Loan Documents.

                 "Advertising Displays": all posters, signs, billboards and other outdoor advertising displays and related sites therefor owned or leased (as lessee) by the Borrower and its Subsidiaries.

                 "Affiliate": as to any Person, any other Person (other than a Subsidiary) which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (a) vote 10% or more of the securities having ordinary voting power for the election of directors of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

                 "Agreement": this Second Amended and Restated Credit Agreement, as amended, supplemented or otherwise modified from time to time.

                 "Aggregate Outstanding Revolving Extensions of Credit": as to any Revolving Credit Lender at any time, an amount equal to the sum of
         (a) the aggregate principal
         amount of all Revolving Credit Loans made by such Revolving
         Credit Lender then outstanding and (b) such Lender's Revolving Credit Commitment Percentage of the L/C Obligations then outstanding.

                 "Applicable Margin": (a) as applied to a given Type of Tranche C Term Loan, the rate per annum set forth under the relevant column heading below:

                          ABR Loans                         Eurodollar Loans
                          ---------                         ----------------
                            2.50%                           3.50%;

         and (b) as applied to a given Type of Revolving Credit Loan or Tranche A Term Loan or Tranche B Term Loan, the rate per annum determined as follows: during the period from the Closing Date until the first Adjustment Date, the Applicable Margin in respect of (1) Revolving Credit Loans and Tranche A Term Loans shall equal (i) with respect to ABR Loans, 2.25% per annum and (ii) with respect to Eurodollar Loans, 3.25% per annum or (2) Tranche B Term Loans shall equal (i) with respect to ABR Loans, 2.50% per annum and (ii) with respect to Eurodollar Loans, 3.50% per annum; provided such Applicable Margins will be adjusted on each Adjustment Date to the applicable rate per annum set forth under the heading "ABR Loans Applicable Margin" or "Eurodollar Loans Applicable Margin" on Schedule 1.1B which corresponds to the Total Leverage Ratio determined from the financial statements and Compliance Certificate relating to the end of the fiscal quarter immediately preceding such Adjustment Date; provided, further that in the event that the financial statements required to be delivered pursuant to subsection 7.1(a) or 7.1(b), as applicable, and the related Compliance Certificate required to be delivered pursuant to subsection 7.2(b), are not delivered when due, then

                          (a) if such financial statements and Compliance Certificate are delivered after the date such financial statements and Compliance Certificate were required to be delivered (without giving effect to any applicable cure period) and the Applicable Margins increases from that previously in effect as a result of the delivery of such financial statements and Compliance Certificate, then the Applicable Margins in respect of Revolving Credit Loans, Tranche A Term Loans and Tranche B Term Loans during the period from the date upon which such financial statements and Compliance Certificate were required to be delivered (without giving effect to any applicable cure period) until the date upon which they actually are delivered shall, except as otherwise provided in clause (c) below, be the Applicable Margin as so increased;

                          (b) if such financial statements and Compliance Certificate are delivered after the date such financial statements and Compliance Certificate were required to be delivered and the Applicable Margin decreases from that previously in effect as a result of the delivery of such financial statements and Compliance Certificate, then such decrease in the Applicable Margin shall not become applicable until the date upon which such financial statements and Compliance Certificate actually are delivered; and

                          (c) if such financial statements and Compliance Certificate are not delivered prior to the expiration of the applicable cure period, then, effective upon such expiration, for the period from the date upon which such financial statements and Compliance Certificate were required to be delivered (after the expiration of the applicable cure period) until two Business Days following the date upon which such financial statements and Compliance Certificate actually are delivered, the Applicable Margin in respect of (i) Revolving Credit Loans and Tranche A Term Loans shall be 2.25% per annum, in the case of ABR Loans, and 3.25% per annum, in the case of Eurodollar Loans and (ii) Tranche B Term Loans shall be 2.50% per annum, in the case of ABR Loans, and 3.50% per annum, in the case of Eurodollar Loans.

                 "Application": an application, in such form as the Issuing Lender may specify from time to time, requesting the Issuing Lender to open a Letter of Credit.

                 "Assignee":  as defined in subsection 11.6(c).

                 "Available Revolving Credit Commitment": as to any Revolving Credit Lender, at any time, an amount equal to the excess, if any, of
         (a) such Revolving Credit Lender's Revolving Credit Commitment over
         (b) such Lender's Aggregate Outstanding Revolving Credit Extensions of Credit.

                 "Borrowing Date": any Business Day specified in a notice pursuant to subsection 2.3, 2.6 or 3.2 as a date on which the Borrower requests the Lenders to make Loans hereunder or the Issuing Lender to issue Letters of Credit hereunder.

                 "Bridge Preferred Stock": the Senior Increasing Rate Cumulative Preferred Stock, Series A, to be issued by the Borrower and having the terms set forth in the Certificate of Designations substantially in the form of Exhibit 1 to the Securities Purchase Agreement, dated July 9, 1996, among the Borrower and CIBC WG Argosy Merchant Fund 2, L.L.C.

                 "Bridge Preferred Warrants": the warrants for the purchase of common stock of the Borrower to be issued under a Warrant Agreement to be entered into among the Borrower and the Warrant Agent thereunder, substantially in the form of Exhibit 3 to the Securities Purchase Agreement, dated July 9, 1996, among the Borrower and CIBC WG Argosy Merchant Fund 2, L.L.C

                 "Bridge Take-Out Date": the date on which Take-Out Securities (as defined in the Subordinated Bridge Agreement) are issued to refinance the entire outstanding amount of Indebtedness under the Subordinated Bridge Agreement, and such Indebtedness is so refinanced thereby, if such date occurs prior to the Conversion

         Date (as defined in the Subordinated Bridge Agreement), provided that such Take-Out Securities (i) have no maturity, mandatory redemption, repurchase or defeasance, or sinking fund requirement falling due prior to the ninth anniversary of the date hereof and (ii) bear interest at a rate per annum not in excess of 13.5% per annum and that such Take-Out Securities have other material terms no more restrictive on nor less favorable to the Borrower than those set forth in the Senior Subordinated Indenture.

                 "Business":  as defined in subsection 5.17.

                 "Business Day": a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close, except that, when used in connection with a Eurodollar Loan, "Business Day" shall mean any Business Day on which dealings in Dollars between banks may be carried on in London, England and New York, New York.

                 "Capital Stock": any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.

                 "Cash Equivalents": (i) securities issued or directly and fully guaranteed or insured by the United States Government or any agency or instrumentality thereof having maturities of not more than 30 days from the date of acquisition, (ii) time deposits and certificates of deposit having maturities of not more than 30 days from the date of acquisition of any Bank or of any domestic commercial bank the senior unsecured long-term debt of which is rated at least A or the equivalent thereof by Standard & Poor's Ratings Services ("S&P") or A2 or the equivalent thereof by Moody's Investors Service, Inc. ("Moody's") and having capital and surplus in excess of $500,000,000,
         (iii) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (i) and
         (ii) entered into with any bank meeting the qualifications specified in clause (ii) above, and (iv) commercial paper rated at least A-1 or the equivalent thereof by S&P or P-1 or the equivalent thereof by Moody's and in either case maturing within 30 days after the date of acquisition.

                 "C/D Published Moving Rate": on any particular date, the latest three-week moving average of daily secondary market morning offering rates in the United States for three-month certificates of deposit of major United States money market lenders, such three-week moving average (adjusted to the basis of a year of 360 days) being determined weekly for the three-week period ending on the previous Friday by the Administrative Agent on the basis of:

                          (a) such rates reported by certificate of deposit dealers to and published by the Federal Reserve Bank of New York (as adjusted for reserves and assessments in the same manner as the C/D Quoted Rate); or

                          (b) if such publication shall be suspended or terminated, the C/D Quoted Rate determined by the Administrative Agent on the basis of quotations for such rates by the Administrative Agent.

                 "C/D Quoted Rate": relative to any determination of the C/D Published Moving Rate in circumstances when publication of the rates referred to in clause (a) of the definition thereof has been suspended or terminated, the rate of interest per annum determined by the Administrative Agent to be the sum (rounded upward to the nearest 1/16th of 1%) of:

                 (a)      the rate obtained by dividing (i) the average
              (rounded upward to the nearest 1/16th of 1%) of the bid rates quoted to the Administrative Agent, in CIBC-Bank's domestic secondary market at approximately 10:00 A.M., New York City time (or as soon thereafter as practicable), from time to time by three certificate of deposit dealers of recognized standing selected by the Administrative Agent in its reasonable discretion for the purchase at face value of three-month certificates of deposit of CIBC-Bank in an amount approximately equal or comparable to the amount of CIBC-Bank's portion of the Loans outstanding hereunder with respect to which the C/D Quoted Rate is being determined by
              (ii) a percentage equal to 100% minus the average of the daily percentages specified during such period by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, but not limited to, any marginal reserve requirement) for a member bank of the Federal Reserve System in respect of liabilities consisting of or including (among other liabilities) three-month Dollar nonpersonal time deposits in the United States; and

                          (b) the daily average during such period of the net annual assessment rates estimated by the Administrative Agent for determining the then current annual assessment payable by CIBC-Bank to the FDIC for FDIC's insuring Dollar deposits of CIBC-Bank in the United States.

                 "CIBC-Bank": Canadian Imperial Bank of Commerce, a Canadian chartered bank, or one or more of its agencies, branches or affiliates in its or their respective capacity or capacities, as the case may be, as a Lender or Lenders hereunder.

                 "Closing Date": the date on which the conditions precedent set forth in subsection 6.1 shall be satisfied.

                 "Code": the Internal Revenue Code of 1986, as amended from time to time.

                 "Collateral": all assets of the Loan Parties, now owned or hereinafter acquired, upon which a Lien is purported to be created by any Security Document.

                 "Commitments": the collective reference to the Revolving Credit Commitments, the Term Loan Commitments and the L/C Commitment; individually, a "Commitment".

                 "Commitment Percentage": as to any Lender, the percentage of the aggregate Revolving Credit Commitments and Term Loan
         Commitments constituted by such Lender's Revolving Credit Commitment and Term Loan Commitment, or, following the Closing Date, the percentage representing a fraction the numerator of which is the sum of
         (i) the aggregate principal amount of such Lender's Term Loans then outstanding plus (ii) the Revolving Credit Commitment of such Lender (or, following the termination or expiration of the Revolving Credit Commitments, the sum of (x) the aggregate principal amount of such Lender's Revolving Credit Loans then outstanding plus (y) such Lender's Revolving CommitmentPercentage of all L/C Obligations then outstanding), and the denominator of which is the sum of (i) the aggregate principal amount of Term Loans of all Lenders then outstanding plus (ii) the aggregate Revolving Credit Commitments of all Lenders (or, following the termination or expiration of the Revolving Credit Commitments, the sum of (x) the aggregate principal amount of all Revolving Credit Loans then outstanding plus (y) the aggregate principal amount of all L/C Obligations then outstanding).

                 "Commonly Controlled Entity": an entity, whether or not incorporated, which is under common control with the Borrower within the meaning of Section 4001 of ERISA or is part of a group which includes the Borrower and which is treated as a single employer under
         Section 414(b) or (c) of the Code.

                 "Compliance Certificate":  as defined in subsection 7.2(b).

                 "Consolidated Current Assets": on any date, with respect to the Borrower and its Subsidiaries on a consolidated basis, all assets of the Borrower and its Subsidiaries on such date which would, in accordance with GAAP, be classified on a consolidated balance sheet of the Borrower as "current assets".

                 "Consolidated Current Liabilities": on any date, with respect to the Borrower and its Subsidiaries on a consolidated basis, all liabilities of the Borrower and its Subsidiaries on such date which, in accordance with GAAP, would be classified on a consolidated balance sheet of the Borrower as "current liabilities".

                 "Consolidated Fixed Charges": for any period, an amount equal to the sum of (a) scheduled payments of principal of the Term Loans during such period, (b) the excess, if any, of the aggregate principal amount of Revolving Credit Loans outstanding on the first day of such period over the maximum aggregate amount of the Revolving Credit Commitments on the last day of such period, giving effect to the reductions required under subsection 2.5(b) but not to any reductions thereof made during such period pursuant to subsection 2.5(a) or subsection 4.3, (c) Consolidated Interest Expense for such period, (d) capital expenditures made by the Borrower and its Subsidiaries during such period as permitted by subsection 8.9 and
         (e) taxes based upon income deducted in determining Consolidated Net Income for such period.

                 "Consolidated Interest Expense": for any period, the amount paid in cash during such period in respect of interest expense of the Borrower and its Subsidiaries, determined on a consolidated basis in accordance with GAAP.

                 "Consolidated Lease Expense": for any period, the aggregate amount of fixed and contingent rentals payable by the Borrower and its Subsidiaries, determined on a consolidated basis in accordance with GAAP, for such period with respect to leases of real and personal property (net of income from sub-leases thereof, but including taxes, insurance, maintenance and similar expenses which the lessee is obligated to pay under the terms of such leases), excluding, however, obligations under Financing Leases and leases in respect of Advertising Displays.

                 "Consolidated Net Income": for any period, the net income (or deficit) of the Borrower and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

                 "Consolidated Operating Cash Flow": for any period, an amount equal to the sum of (a) the Consolidated Net Income for such period, disregarding all items (other than actual cash losses) which should be classified as extraordinary, unusual or non-recurring and proceeds from the sale of assets, all determined on a consolidated basis in accordance with GAAP, plus (b) all amounts deducted in computing such Consolidated Net Income in respect of (i) Consolidated Interest Expense (after giving effect to all Hedging Agreements and payments and receipts thereunder), (ii) non-cash amortization expense (including amortization of noncurrent assets and non-cash charges relating to billboard removal), (iii) depreciation and (iv) income taxes.

                 "Consolidated Working Capital": on any date, with respect to the Borrower and its Subsidiaries on a consolidated basis, the Consolidated Current Assets (other than cash and Cash Equivalents) of the Borrower and its Subsidiaries on such date, minus the Consolidated Current Liabilities (other than the current portion of long term Indebtedness) of the Borrower and its Subsidiaries on such date.

                 "Contractual Obligation": as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

                 "Default": any of the events specified in Section 8, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

                 "Denver Disposition": the sale by the Borrower of all or substantially all of the outdoor advertising assets of the Borrower that, prior to the Closing Date and without giving effect to the Acquisition, serve the Denver, Colorado advertising market.

                 "Designated Holder": each of (i) William S. Levine, any trust solely for the benefit of Mr. Levine or his immediate family members, or any partnership all the ownership interests in which are beneficially owned or controlled by any of the foregoing, and (ii) Arthur R. Moreno, any trust solely for the benefit of Mr. Moreno or his immediate family members, or any partnership all the ownership interests in which are beneficially owned or controlled by any of the foregoing; provided that with respect to any such trust or partnership either Mr. Levine or Mr. Moreno, as the case may be, shall at all times directly or indirectly have the exclusive power to direct the voting of the shares of Capital Stock of the Borrower held by such trust or partnership.

                 "Division":  as defined in the recitals hereto.

         "Dollars" and "$": dollars in lawful currency of the United States of America.

                 "Environmental Laws": any and all foreign, Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment, as now or may at any time hereafter be in effect.

                 "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time.

                 "Eurocurrency Reserve Requirements": for any day as applied to a Eurodollar Loan, the aggregate (without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve System or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of such Board) maintained by a member bank of such System.

                 "Eurodollar Base Rate": with respect to each day during each Interest Period pertaining to a Eurodollar Loan, the rate per annum determined by the Administrative Agent to be the arithmetic mean (rounded to the nearest 1/100th of 1%) of the offered rates for deposits in Dollars with a term comparable to such Interest Period that appears on the Telerate British Bankers Assoc. Interest
         Settlement Rates Page (as defined below) at approximately 11:00 A.M., London time, on the second full Business Day preceding the first day of such Interest Period; provided, however, that if there shall at any time no longer exist a Telerate British
         Bankers Assoc. Interest Settlement Rates Page, "Eurodollar Base Rate" shall mean, with respect to each day during each Interest Period pertaining to a Eurodollar Loan, the rate per annum equal to the rate at which CIBC-Bank is offered Dollar deposits at or about 10:00 A.M., New York City time, two Business Days prior to the beginning of such Interest Period in the interbank eurodollar market where the eurodollar and foreign currency and exchange operations in respect of its Eurodollar Loans are then being conducted for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to the amount of its Eurodollar Loan to be outstanding during such Interest Period. " Telerate British Bankers Assoc. Interest Settlement Rates Page" shall mean the display designated as Page 3750 on the Telerate System Incorporated Service (or such other page as may replace such page on such service for the purpose of displaying the rates at which Dollar deposits are offered by leading banks in the London interbank deposit market).

                 "Eurodollar Loans": Loans the rate of interest applicable to which is based upon the Eurodollar Rate.

                 "Eurodollar Rate": with respect to each day during each Interest Period pertaining to a Eurodollar Loan, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):

                            Eurodollar Base Rate
                ----------------------------------------
                1.00 - Eurocurrency Reserve Requirements

                 "Event of Default": any of the events specified in Section 9, provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

                 "Excess Cash Flow": with respect to any fiscal year of the Borrower, an amount equal to (a) Consolidated Net Income for such fiscal year, plus (b) amortization and depreciation for such fiscal year, plus (c) extraordinary, unusual or non-recurring losses for such fiscal year, minus (d) extraordinary, unusual or non-recurring gains for such fiscal year, minus (e) capital expenditures made in accordance with subsection 8.9 during such fiscal year, minus (f) payments of principal on Indebtedness resulting in a permanent reduction of such Indebtedness during such fiscal year, minus (g) amounts arising from sales of assets permitted by subsection 8.6 during such fiscal year to the extent included in Consolidated Net Income and paid to the Lenders as a mandatory prepayment pursuant to subsection 4.3(c), minus (h) increases in Consolidated Working Capital for such fiscal year, plus (i) decreases in Consolidated Working Capital for such fiscal year.

             "Existing Credit Agreement":  as defined in the recitals hereto.

                 "Fee Mortgages": the Fee Mortgages to be executed and delivered by the Borrower and certain Subsidiaries of the Borrower on the Closing Date covering the assets listed on Schedule 1.1C under the heading "Fee Mortgage Properties", in substantially the form of Exhibit C-1 attached hereto, as the same may be amended, supplemented or otherwise modified from time to time.

                 "Federal Funds Rate": for any particular date, an interest rate per annum equal to the interest rate (rounded upward to the nearest 1/16th of 1%) offered in the interbank market to the Administrative Agent as the overnight Federal Funds Rate at or about 10:00 A.M., New York City time, on such day (or, if such day is not a Business Day, for the next preceding Business Day).

                 "Financing Lease": any lease of property, real or personal, the obligations of the lessee in respect of which are required in accordance with GAAP to be capitalized on a balance sheet of the lessee.

                 "GAAP": generally accepted accounting principles in the United States of America on the date hereof, except that, for purposes of subsection 7.1, such term shall mean such principles in effect from time to time.

                 "Guarantee and Collateral Agreement": the Guarantee and Collateral Agreement to be executed and delivered by the Borrower and each of its Subsidiaries (it being understood that the Canadian Subsidiaries of the Borrower shall be parties thereto in respect of their acknowledgement of the pledge therein of their Capital Stock and not as guarantors or grantors of Collateral) on the Closing Date, in substantially the form attached hereto as Exhibit B, as the same may be amended, supplemented or otherwise modified from time to time.

                 "Governmental Authority": any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                 "Guarantee Obligation": as to any Person (the "guaranteeing person"), without duplication, any obligation of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "primary obligations") of any other third Person (the "primary obligor ") in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however , that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business or indemnities issued in the ordinary course of business not to exceed $150,000 in the aggregate for all such
         indemnities.   The amount of any Guarantee Obligation of any
         guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

                 "Guarantor":  any Person which is now or hereafter a party to
         (a) the Guarantee and Collateral Agreement or (b) any other guarantee (a " Guarantee") hereafter delivered to the Administrative Agent guaranteeing the obligations and liabilities of each of the Loan Parties hereunder or under any other Loan Documents, including, without limitation, any guarantee delivered pursuant to subsection 7.10.

                 "Hazardous Materials": any hazardous materials, hazardous wastes, hazardous constituents, hazardous or toxic substances, petroleum products (including crude oil or any fraction thereof), defined or regulated as such in or under any Environmental Law.

                 "Hedging Agreements": (a) any interest rate protection agreement, interest rate future, interest rate option, interest rate swap, interest rate cap or other interest rate hedge or arrangement under which the Borrower or any of its Subsidiaries is a party or a beneficiary and (b) any agreement or arrangement designed to limit or eliminate the risk and/or exposure of either of the Borrower or any of its Subsidiaries to fluctuations in currency exchange rates.

                 "Hedging Lender": any Lender, or any Affiliate of any Lender, which from time to time enters into a Hedging Agreement with either of the Borrower or any of its Subsidiaries.

                 "Houston Acquisition": the consummation of the acquisition of the outdoor advertising assets serving the Houston, Texas, market contemplated by the Option in respect thereof referred to in the Purchase Agreement in accordance with the terms thereof and receipt by the Administrative Agent of evidence satisfactory to it that all conditions precedent set forth in subsections 6.1 applicable to the assets subject to such acquisition and the transactions contemplated thereby have been satisfied to the same extent as if such assets and such transactions had been included in the Acquisition consummated on the Closing Date and covered by subsection 6.1 for the purposes thereof.

                 "Houston Disposition": the sale by the Borrower of either (i) all or a portion of the assets representing outdoor advertising assets serving the Houston, Texas, market or (ii) the sale by the Borrower of the option in respect thereof described in and in accordance with the Purchase Agreement.

                 "Indebtedness": of any Person at any date, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices), (b) any other indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument, (c) all obligations of such Person under Financing Leases, (d) all obligations of such Person in respect of acceptances issued or created for the account of such Person and in respect of reimbursement obligations with respect to drawings made under any letter of credit issued for the account of such Person, (e) all liabilities secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof and (f) for purposes of subsection 8.2 and Section 9(e), all obligations of such Person in respect of Hedging Agreements.

                 "Insolvency": with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

                 "Insolvent":  pertaining to a condition of Insolvency.

                 "Interest Payment Date": (a) as to any ABR Loan, the last day of each March, June, September and December to occur while such Loan is outstanding, (b) as to any Eurodollar Loan having an Interest Period of three months or less, the last day of such Interest Period, and (c) as to any Eurodollar Loan having an Interest Period longer than three months, each day which is three months, or a whole multiple thereof, after the first day of such Interest Period and the last day of such Interest Period.

                 "Interest Period":  with respect to any Eurodollar Loan:

                               (i) initially, the period commencing on the
                 borrowing or conversion date, as the case may be, with respect to such Eurodollar Loan and ending one, two, three, six or, if acceptable to each of the Lenders, twelve months thereafter, as selected by the Borrower in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and

                              (ii) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one, two, three, six or, if acceptable to each of the Lenders, twelve months thereafter, as selected by the Borrower by irrevocable notice to the Administrative Agent not less than three Business Days prior to the last day of the then current Interest Period with respect thereto;

         provided that, all of the foregoing provisions relating to Interest Periods are subject to the following:

                          (1)  if any Interest Period pertaining to a
                 Eurodollar Loan would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

                          (2) any Interest Period that would otherwise extend beyond (a) the Revolving Credit Commitment Termination Date (in the case of Revolving Credit Loans) shall end on the Revolving Credit Commitment Termination Date, (b) the Tranche A Maturity Date (in the case of the Tranche A Term Loans) shall end on the Tranche A Maturity Date, (c) the Tranche B Maturity Date (in the case of the Tranche B Term Loans) shall end on the Tranche B Maturity Date, or (d) the Tranche C Maturity Date (in the case of the Tranche C Term Loans) shall end on the Tranche C Maturity Date;

                          (3) any Interest Period pertaining to a Eurodollar Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; and

                          (4) the Borrower shall select Interest Periods so as not to require a payment or prepayment of any Eurodollar Loan during an Interest Period for such Loan.

                 "Interim Adjustments": for the first three full fiscal quarters of the Borrower following the Closing Date, the Total Leverage Ratio and the Senior Leverage Ratio shall be calculated by including in Consolidated Operating Cash Flow for the applicable four-quarter period the actual Consolidated Operating Cash Flow for the portion of such period of the Borrower and its Subsidiaries occurring prior to the Closing Date, on a pro forma basis assuming (i) that the Acquisition had been consummated on the first day of such period and (ii) adjustments to such pro forma Consolidated Operating Cash Flow for such pre-Closing period attributable to the Borrower's projected cost savings resulting from the Acquisition as determined by Deloitte & Touche LLP and reasonably acceptable to the Administrative Agent.

                 "Issuing Lender": CIBC-Bank, in its capacity as issuer of any Letter of Credit.

                 "Leasehold Mortgages": the Leasehold Mortgages to be executed and delivered by the Borrower and certain Subsidiaries of the Borrower on the Closing Date with respect to the assets listed on Schedule 1.1C under the heading "Leasehold Mortgage Properties", in substantially the form attached hereto as Exhibit C-2, as the same may be amended, supplemented or otherwise modified from time to time.

                 "L/C Commitment":  $30,000,000.

                  "L/C Fee Payment Date": the last day of each March, June, September and December.

                 "L/C Obligations":  at any time, an amount equal to the sum of
         (a) the aggregate then undrawn and unexpired amount of the then outstanding Letters of Credit and (b) the aggregate amount of drawings under Letters of Credit which have not then been reimbursed pursuant to subsection 3.5(a).

                 "L/C Participants": the collective reference to all the Revolving Credit Lenders other than the Issuing Lender.

                 "L/C Participating Interest": with respect to any Letter of Credit (a) in the case of the Issuing Lender with respect thereto, its interest in such Letter of Credit and any Application relating thereto after giving effect to the granting of participating interests therein, if any, pursuant hereto and (b) in the case of each L/C Participant, its undivided participating interest in such Letter of Credit and any Application relating thereto.

                 "L/C Reimbursement Obligation": the obligation of the Borrower to reimburse the Issuing Lender pursuant to subsection 3.5(a) for amounts drawn under Letters of Credit.

                 "Letters of Credit":  as defined in subsection 3.1(a).

                 "Lien": any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement (other than those provisions of the Borrower's Certificate of Incorporation in effect on the date hereof which provide for preferential rights of any class of the Borrower's preferred or common stock over any other class of the Borrower's preferred or common stock) of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any Financing Lease having substantially the same economic effect as any of the foregoing).

                 "Loan": any loan made by any Lender pursuant to this Agreement.

                 "Loan Documents": this Agreement, any Notes, the Applications, the Security Documents and any Guarantees.

                 "Loan Parties": the Borrower and each Subsidiary of the Borrower which is a party to a Loan Document.

                 "Majority Lenders": at any time, Lenders the Commitment Percentages of which aggregate more than 50%.

                 "Material Adverse Effect": a material adverse effect on (a) the business, operations, property, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole (
                                                                        provided
         that prior to the Closing Date, for the purposes of determining the materiality of any such adverse effect, the Borrower and its Subsidiaries shall be deemed to be the Borrower and its Subsidiaries on the Closing Date after giving effect to the Acquisition) or (b) the validity or enforceability of this Agreement, any of the Notes or any Application or any of the other Loan Documents or the rights or remedies of the Administrative Agent or the Lenders hereunder or thereunder.

                 "Materials of Environmental Concern": any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Law, including, without limitation, asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

                 "Mortgages": the collective reference to each of the Mortgages executed and delivered by the Borrower pursuant to the Existing Credit Agreement, as amended by a Mortgage Supplement, and to each of the Fee Mortgages and the Leasehold Mortgages, as the same may be amended, supplemented or otherwise modified from time to time.

                 "Mortgage Supplement": each amended and restated mortgage (or equivalent document, as each jurisdiction may require) amending each Mortgage (as defined in the Existing Credit Agreement) under the Existing Credit Agreement, to be executed and delivered by the Borrower on the Closing Date, in substantially the form of Exhibit C-1 or C-2, as the case may be (as such form may be modified to reflect its character as an amendment and restatement).

                 "Multiemployer Plan": a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

                 "Net Cash Proceeds": (a) with respect to any sale or other disposition of assets by the Borrower or any of its Subsidiaries, the net amount equal to the aggregate amount received in cash (including any cash received by way of deferred payment pursuant to a note receivable, other non-cash consideration or otherwise, but only as and when such cash is so received) in connection with such sale or other disposition minus the sum of (i) the reasonable fees (including, without limitation, reasonable attorneys' fees), commissions and other out-of-pocket expenses (as evidenced by supporting documentation reasonably satisfactory to the Administrative Agent) incurred or paid for by the Borrower or such Subsidiary in connection with such sale or other disposition and (ii) federal, state and local taxes incurred in connection with such sale or other disposition, whether payable at such time or thereafter.

                 (b) with respect to any issuance, sale or other disposition of any Capital Stock or debt security by the Borrower or any of its Subsidiaries (other than to the Borrower or any of its Subsidiaries), the net amount equal to the aggregate amount received in cash in connection with such issuance, sale or other disposition minus the sum of (i) the reasonable fees, commissions and other out-of-pocket expenses incurred by the Borrower or such Subsidiary in connection with such issuance, sale or other disposition and (ii) federal, state and local taxes incurred in connection with such issuance, sale or other disposition, whether payable at such time or thereafter.

                 "Non-Excluded Taxes":  as defined in subsection 4.11.

                 "Notes": the collective reference to the Revolving Credit Notes and the Term Notes, if any.

         "Obligations": the collective reference to the unpaid principal of and interest (including, without limitation , interest accruing after the maturity of the Loans and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) on the Loans and all other obligations and liabilities of the Borrower to the Administrative Agent and the Lenders and their respective Affiliates, including, without limitation, the L/C Reimbursement Obligation and any obligation of the Borrower under any Hedging Agreement entered into with any Hedging Lender, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, the Notes, the other Loan Documents or any Hedging Agreement entered into with any Hedging Lender or any other document made, delivered or given in connection herewith or therewith, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all reasonable fees and disbursements of counsel to the Administrative Agent or to the Lenders that are required to be paid by the Borrower pursuant to the terms hereof or any other Loan Document).

                 "Participant":  as defined in subsection 11.6(b).

                 "PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA.

                 "Permanent Subordinated Indebtedness": Indebtedness of the Borrower that replaces or refinances the Subordinated Bridge Indebtedness, or into which such Indebtedness is exchanged or converted, in each case (i) having no maturity, mandatory redemption, repurchase or defeasance, or sinking fund requirement falling due prior to the eighth anniversary of the date hereof, (ii) bearing interest at a total rate per annum not in excess of 20% per annum and bear cash interest at a rate per annum not in excess of 15% per annum and (iii) having other material terms no more restrictive on or less favorable to the Borrower than those set forth in the Senior Subordinated Indenture.

                 "Permitted Acquisitions": any acquisition made on or after the later of the Bridge Take-Out Date and January 1, 1997 by the Borrower or any of its Subsidiaries, whether through a purchase of Capital Stock or assets or through a merger, consolidation or amalgamation, of another Person or the assets constituting an operating business unit of another Person, provided that (a)(i) in the event that the Total Leverage Ratio as at the end of either of the two consecutive fiscal quarters for which financial statements have been delivered pursuant to subsection 7.1 most recently ended prior to the consummation of any such acquisition is equal to or greater than 5.0:1.0, such acquisition shall not be permitted to the extent that the aggregate amount of consideration (other than consideration consisting of shares of common stock of the Borrower) given by the Borrower and its Subsidiaries for all such acquisitions in the fiscal year of the Borrower during which such acquisition would be consummated would exceed $7,500,000, (ii) in the event that the Total Leverage Ratio as at the end of the two consecutive fiscal quarters for which financial statements have been delivered pursuant to subsection 7.1 most recently ended prior to the consummation of any such acquisition is less than 5.0:1.0, such acquisition shall not be permitted to the extent that the aggregate amount of consideration (other than consideration consisting of shares of common stock of the Borrower) given by the Borrower and its Subsidiaries for all such acquisitions in the fiscal year of the Borrower during which such acquisition would be consummated would exceed $15,000,000, (b)(i) at the time of such acquisition and after giving effect thereto no Default or Event of Default shall have occurred and be continuing and (ii) the business so acquired operates within markets in which the Borrower and its Subsidiaries are operating at the time of such acquisition, and (c) in the case of any acquisition the consideration for which would cause the aggregate amount of consideration for all such acquisitions in any fiscal year of the Borrower to exceed $3,000,000 (other than consideration consisting of shares of common stock of the Borrower), the Borrower shall have provided to each Lender reasonably prior to the date of consummation of such acquisition (x) all then available information relating to such business, including, without limitation, historical and projected revenue and cash flow information and information regarding Advertising Displays such as type, number, location and occupancy and (y) pro forma projections showing compliance with this Agreement after giving effect to such acquisition.

                 "Permitted Liens":  Liens permitted under subsection 8.3.

                 "Person": an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

                 "Plan": at a particular time, any employee benefit plan which is covered by ERISA and in respect of which the Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

                 "Properties":  as defined in subsection 5.17.

                 "Purchase Agreement":  as defined in the recitals hereto.

                 "Register":  as defined in subsection 11.6(d).

                 "Regulation U": Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

                 "Reorganization": with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of
         Section 4241 of ERISA.

                 "Reportable Event": any of the events set forth in Section 4043(b) of ERISA, other than those events as to which the thirty day notice period is waived under subsections .13, .14, .16, .18, .19 or .20 of PBGC Reg. Section 2615.

                 "Requirement of Law": as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

                 "Responsible Officer": the chairman of the Board of Directors or the chief executive officer of the Borrower or, with respect to financial matters, the chief financial officer of the Borrower.

                 "Revolving Credit Commitment": as to any Revolving Credit Lender, its obligation to make Revolving Credit Loans to, and/or issue or participate in Letters of Credit issued on behalf of, the Borrower in an aggregate amount not to exceed at any one time outstanding the amount set forth under such Revolving Credit Lender's name on Schedule 1.1A opposite the heading "Revolving Credit Commitment" or, in the case of any Lender that is an Assignee, the amount of the assigning Lender's Revolving Credit Commitment assigned to such Assignee pursuant to subsection 11.6 (in each case as such amount may be adjusted from time to time as provided herein).

                 "Revolving Credit Commitment Percentage": as to any Revolving Credit Lender, the percentage of the aggregate Revolving Credit Commitments constituted by its Revolving Credit Commitment (or, if the Revolving Credit Commitments have terminated or expired, the percentage which (i) the sum of (a) such Lender's then outstanding Revolving Credit Loans plus (b) such Lender's interests in the aggregate L/C Obligations then outstanding then constitutes of (ii) the sum of (a) the aggregate Revolving Credit Loans of all the Revolving Credit Lenders then outstanding plus (b) the aggregate L/C Obligations then outstanding).

                 "Revolving Credit Commitment Period": the period from and including the Closing Date to but not including the Revolving Credit Commitment Termination Date.

                 "Revolving Credit Commitment Termination Date": the earlier of (a) December 31, 2001 or, if such date is not a Business Day, the Business Day next preceding such date and (b) the date upon which the Revolving Credit Commitments shall be terminated pursuant hereto.

                 "Revolving Credit Lender": any Lender having a Revolving Credit Commitment or that holds outstanding Revolving Credit Loans or L/C Participating Interests hereunder.

                 "Revolving Credit Loans":  as defined in subsection 2.1.

                 "Revolving Credit Note":  as defined in subsection 2.2.

                 "SEC":  United States Securities and Exchange Commission.

                 "Securities Act":  the Securities Act of 1933, as amended.

                 "Security Documents": the collective reference to the Guarantee and Collateral Agreement, the Mortgages, the Mortgage Supplements and all other security documents hereafter delivered to the Administrative Agent granting a Lien on any asset or assets of any Person to secure the obligations and liabilities of the Borrower hereunder or under any of the other Loan Documents or to secure any guarantee of any such obligations and liabilities, including, without limitation, any security document delivered pursuant to subsection 7.10.

                 "Sellers"  as defined in the recitals.

                 "Senior Leverage Ratio": as of any date of determination, the ratio of (a) the sum (on a consolidated basis without duplication) of (i) all Indebtedness of the Borrower and its Subsidiaries outstanding on such date other than any Subordinated Indebtedness and
         (ii) all Guarantee Obligations of the Borrower and its Subsidiaries outstanding on such date in respect of Indebtedness of any third Person other than any subordinated Guarantee Obligations in respect of Subordinated Indebtedness to (b) Consolidated Operating Cash Flow for the then most recently ended period of four consecutive calendar quarters for which financial statements shall have been delivered to the Lenders pursuant to subsection 7.1, provided that, for any such period that includes periods prior to the Closing Date, Consolidated Operating Cash Flow shall be adjusted by giving effect to the Interim Adjustments with respect thereto.

                 "Senior Notes": the $115,000,000 in aggregate principal amount of 10-3/4% Senior Notes due 2003 issued by the Borrower pursuant to the Senior Note Indenture.

                 "Senior Note Indenture": the Indenture dated as of August 15, 1993, between the Borrower and United States Trust Company of New York, relating to the Senior Notes.

                 "Senior Subordinated Indenture": the Senior Subordinated Indenture, substantially in the form attached to the Subordinated Bridge Agreement as Exhibit V, pursuant to which Take-Out Securities (as defined in the Subordinated Bridge Agreement) are issued.

                 "Single Employer Plan": any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

                 "Solvent" and "Solvency": with respect to any Person on a particular date, the condition that on such date, (a) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature, and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute an unreasonably small amount of capital.

                 "Subordinated Bridge Agreement": the Senior Subordinated Credit Agreement, dated as of July 9, 1996, among the Borrower, the Guarantors parties thereto and Canadian Imperial Bank of Commerce, as in effect on the date hereof.

                 "Subordinated Indebtedness": the collective reference to (i) Indebtedness under the Subordinated Bridge Agreement and (ii) Permanent Subordinated Indebtedness.

                 "Subsidiary": as to any Person, a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower in existence on the date of this Agreement.

                 "Subsidiary Guarantor": each Subsidiary of the Borrower that is a party to the Guarantee and Collateral Agreement or a Guarantee as a guarantor thereunder.

                 "Term Loan":  as defined in subsection 2.7.

                 "Term Loan Commitments": the collective reference to the Tranche A Term Loan Commitments, the Tranche B Term Loan Commitments and the Tranche C Term Loan Commitments; collectively, as to all the Term Loan Lenders, the "Term Commitments."

                 "Term Loan Lenders": the collective reference to the Tranche A Term Loan Lenders, the Tranche B Term Loan Lenders and the Tranche C Term Loan Lenders.

                 "Term Note" and "Term Notes":  as defined in subsection 2.10.

                 "Tobacco Advertising Revenue": the net revenue the Borrower and its Subsidiaries derive from posting tobacco advertisements on Advertising Displays.

                 "Total Leverage Ratio": as of any date of determination, the ratio of (a) the sum (on a consolidated basis without duplication) of
         (i) all Indebtedness of the Borrower and its Subsidiaries outstanding on such date and (ii) all Guarantee Obligations of the Borrower and its Subsidiaries outstanding on such date in respect of Indebtedness of any third Person to (b) Consolidated Operating Cash Flow for the then most recently ended period of four consecutive calendar quarters for which financial statements shall have been delivered to the Lenders pursuant to subsection 7.1, provided that for any such period that includes periods prior to the Closing Date, Consolidated Operating Cash Flow shall be adjusted by giving effect to the Interim Adjustments with respect thereto.

                 "Tranche": the collective reference to Eurodollar Loans the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day).

                 "Tranche A Maturity Date":  December 31, 2000.

                 "Tranche A Term Loan Commitment": as to any Tranche A Term Loan Lender, its obligation to make a Tranche A Term Loan to the Borrower pursuant to subsection 2.7 in an aggregate amount equal to the amount set forth under such Tranche A Term Loan Lender's name in
         Schedule 1.1A opposite the heading "Tranche A Term Loan Commitment"; collectively, the "Tranche A Term Loan Commitments", provided that each Lender's Tranche A Term Loan Commitment as so set forth shall be automatically reduced on the Closing Date by such Lender's Tranche A Term Loan Commitment Percentage of (i) the aggregate amount of gross cash proceeds received by the Borrower pursuant to the issuance on the Closing Date of Bridge Preferred Stock and/or common stock described in subsection 6.1(j)(iii) multiplied by (ii) the percentage of the aggregate Term Loan Commitments represented by the aggregate Tranche A Term Loan Commitments before giving effect to such reduction.

                 "Tranche A Term Loan Commitment Percentage": as to any Tranche A Term Loan Lender, the percentage of the aggregate Tranche A Term Loan Commitments constituted by its Tranche A Term Loan Commitment or, following the Closing Date, the percentage of the aggregate outstanding Tranche A Term Loans constituted by its Tranche A Term Loan.

                 "Tranche A Term Loan Lender": any Lender having a Tranche A Term Loan Commitment hereunder or that holds outstanding Tranche A Term Loans.

                 "Tranche A Term Loan":  as defined in subsection 2.7.

                 "Tranche A Term Note":  as defined in subsection 2.8(a).

                 "Tranche B Maturity Date":  December 31, 2002.

                 "Tranche B Term Loan Commitment": as to any Tranche B Term Loan Lender, its obligation to make a Tranche B Term Loan to the Borrower pursuant to subsection 2.7 in an aggregate amount equal to the amount set forth under such Tranche B Term Loan Lender's name in
         Schedule 1.1A opposite the heading "Tranche B Term Loan Commitment" collectively, the " Tranche B Term Loan Commitments", provided that each Lender's Tranche B Term Loan Commitment as so set forth shall be automatically reduced on the Closing Date by such Lender's Tranche B Term Loan Commitment Percentage of (i) the aggregate amount of gross cash proceeds received by the Borrower pursuant to the issuance on the Closing Date of Bridge Preferred Stock and/or common stock described in subsection 6.1(j)(iii) multiplied by (ii) the percentage of the aggregate Term Loan Commitments represented by the aggregate Tranche B Term Loan Commitments before giving effect to such reduction.

                 "Tranche B Term Loan Commitment Percentage": as to any Tranche B Term Loan Lender, the percentage of the aggregate Tranche B Term Loan Commitments constituted by its Tranche B Term Loan Commitment or, following the Closing Date, the percentage of the aggregate outstanding Tranche B Term Loans constituted by its Tranche B Term Loan.

                 "Tranche B Term Loan Lender": any Lender having a Tranche B Term Loan Commitment hereunder or that holds outstanding Tranche B Term Loans.

                 "Tranche B Term Loan":  as defined in subsection 2.7.

                 "Tranche B Term Note":  as defined in subsection 2.9(a).

                 "Tranche C Maturity Date":  December 31, 2003.

                 "Tranche C Term Loan Commitment": as to any Tranche C Term Loan Lender, its obligation to make a Tranche C Term Loan to the Borrower pursuant to subsection 2.7 in an aggregate amount equal to the amount set forth under such Tranche C Term Loan Lender's name in
         Schedule 1.1A opposite the heading "Tranche C Term Loan Commitment"; collectively, the "Tranche C Term Loan Commitments", provided that each Lender's Tranche C Term Loan Commitment as so set forth shall be automatically reduced on the Closing Date by such Lender's Tranche C Term Loan Commitment Percentage of (i) the aggregate amount of gross cash proceeds received by the Borrower pursuant to the issuance on the Closing Date of Bridge Preferred Stock and/or common stock described in subsection 6.1(j)(iii) multiplied by (ii) the percentage of the aggregate Term Loan Commitments represented by the aggregate Tranche C Term Loan Commitments before giving effect to such reduction.

                 "Tranche C Term Loan Commitment Percentage": as to any Tranche C Term Loan Lender, the percentage of the aggregate Tranche C Term Loan Commitments constituted by its Tranche C Term Loan Commitment or, following the Closing Date, the percentage of the aggregate outstanding Tranche C Term Loans constituted by its Tranche C Term Loan.

                 "Tranche C Term Loan Lender": any Lender having a Tranche C Term Loan Commitment hereunder or that holds outstanding Tranche C Term Loans.

                 "Tranche C Term Loan":  as defined in subsection 2.7.

                 "Tranche C Term Note":  as defined in subsection 2.10(a).

                 "Transferee":  as defined in subsection 11.6(f).

                 "Type": as to any Loan, its nature as an ABR Loan or a Eurodollar Loan.

                 "Uniform Customs": the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500, as the same may be amended from time to time.

                 "Wholly Owned Subsidiary": means any Subsidiary, all of the outstanding voting securities of which are owned, directly or indirectly, by the Borrower.

                 1.2 Other Definitional Provisions. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in any Notes or any certificate or other document made or delivered pursuant hereto.

                 (b) As used herein and in any Notes, and any certificate or other document made or delivered pursuant hereto, accounting terms relating to the Borrower and its Subsidiaries not defined in subsection 1.1 and accounting terms partly defined in subsection 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.

                 (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, subsection, Schedule and Exhibit references are to this Agreement unless otherwise specified.

                 (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.


                  SECTION 2.  AMOUNT AND TERMS OF COMMITMENTS

                 2.1 Revolving Credit Commitments. (a) Subject to the terms and conditions hereof, each Revolving Credit Lender severally agrees to make revolving credit loans ("Revolving Credit Loans") to the Borrower from time to time during the Revolving Credit Commitment Period in an aggregate principal amount at any one time outstanding which, when added to such Revolving Credit Lender's Commitment Percentage of the then outstanding L/C Obligations, does not exceed (i) prior to the Houston Acquisition, the amount of such Lender's Revolving Credit Commitment less such Lender's Commitment Percentage of $10,000,000 and (ii) upon and after the Houston Acquisition, the amount of such Lender's Revolving Credit Commitment. During the Revolving Credit Commitment Period the Borrower may use the Revolving Credit Commitments by borrowing, prepaying the Revolving Credit Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof.

                 (b) The Revolving Credit Loans may from time to time be (i) Eurodollar Loans, (ii) ABR Loans or (iii) a combination thereof, as determined by the Borrower and notified to the Administrative Agent in accordance with subsections 2.3 and 2.7, provided that no Revolving Credit Loan shall be made as a Eurodollar Loan after the day that is one month prior to the Revolving Credit Commitment Termination Date.

                 2.2 Revolving Credit Notes. The Borrower agrees that, upon the request to the Administrative Agent by any Revolving Credit Lender made on or prior to the Closing Date or in connection with any assignment pursuant to subsection 11.6, to evidence such Lender's Revolving Credit Loans the Borrower will execute and deliver to such Lender a promissory note substantially in the form of Exhibit A-1, with appropriate insertions as to payee, date and principal amount (each, as amended, supplemented, replaced or otherwise modified from time to time, a "Revolving Credit Note"), payable to the order of such Lender and in a principal amount equal to the lesser of (a) the amount of the initial Revolving Credit Commitment of such Revolving Credit Lender and (b) the aggregate unpaid principal amount of all Revolving Credit Loans made by such Revolving Credit Lender. Each Revolving Credit Lender is hereby authorized to record the date, Type and amount of each Revolving Credit Loan made by such Revolving Credit Lender, each continuation thereof, each conversion of all or a portion thereof to another Type, the date and amount of each payment or prepayment of principal thereof and, in the case of Eurodollar Loans, the length of each Interest Period with respect thereto, on the schedule annexed to and constituting a part of its Revolving Credit Note, and any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded; provided, however, that the failure to make any such recordation shall not affect the obligations of the Borrower hereunder or under any Revolving Credit Note. Each Revolving Credit Note shall (x) be dated the Closing Date, (y) be stated to mature on the Revolving Credit Commitment Termination Date and (z) provide for the payment of interest in accordance with subsection 4.1.

                 2.3 Procedure for Revolving Credit Borrowing. The Borrower may borrow under the Revolving Credit Commitments during the Revolving Credit Commitment Period on any Business Day, provided that the Borrower shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to 10:00 A.M., New York City time, (a) three Business Days prior to the requested Borrowing Date, if all or any part of the requested Revolving Credit Loans are to be initially Eurodollar Loans, or (b) one Business Day prior to the requested Borrowing Date, otherwise), specifying
(i) the amount to be borrowed, (ii) the requested Borrowing Date, (iii) whether the borrowing is to be of Eurodollar Loans, ABR Loans or a combination thereof and (iv) if the borrowing is to be entirely or partly of Eurodollar Loans, the respective amounts of each such Type of Loan and the respective lengths of the initial Interest Periods therefor. Each borrowing under the Revolving Credit Commitments shall be in an amount equal to (x) in the case of ABR Loans, $250,000 or a whole multiple of $100,000 in excess thereof (or, if the then Available Revolving Credit Commitments are less than $250,000, such lesser amount) and (y) in the case of Eurodollar Loans, $2,500,000 or a whole multiple of $100,000 in excess thereof. Upon receipt of any such notice from the Borrower, the Administrative Agent shall promptly notify each Lender thereof. Each Lender will make the amount of its pro rata share of each borrowing available to the Administrative Agent for the account of the Borrower at the office of the Administrative Agent specified in subsection 11.2 prior to 11:00 A.M., New York City time, on the Borrowing Date requested by the Borrower in funds immediately available to the Administrative Agent. Such borrowing will then be made available to the Borrower by the Administrative Agent crediting the account of the Borrower on the books of such office with the aggregate of the amounts made available to the Administrative Agent by the Revolving Credit Lenders and in like funds as received by the Administrative Agent.

                 2.4 Fees. (a) The Borrower agrees to pay to the Administrative Agent for the account of each Revolving Credit Lender a commitment fee for the period from and including the first day of the Revolving Credit Commitment Period to the Revolving Credit Commitment Termination Date, computed at the rate of 1/2 of 1% per annum on the average daily amount of the Available Revolving Credit Commitment of such Lender during the period for which payment is made, payable quarterly in arrears on the last day of each March, June, September and December and on the Revolving Credit Commitment Termination Date or such earlier date as the Revolving Credit Commitments shall terminate as provided herein, commencing on the first of such dates to occur after the Closing Date.

                 (b) The Borrower agrees to pay to the Administrative Agent the fees set forth in the letter agreement, dated the date hereof, between the Administrative Agent and the Borrower.

                 2.5  Termination or Reduction of Revolving Credit Commitments.
(a) The Borrower shall have the right, upon not less than five Business Days' notice to the Administrative Agent, to terminate the Revolving Credit Commitments or, from time to time, to reduce the amount of the Revolving Credit Commitments; provided that no such termination or reduction shall be permitted if, after giving effect thereto and to any prepayments of the Revolving Credit Loans made on the effective date thereof, the aggregate principal amount of the Revolving Credit Loans then outstanding, when added to the then outstanding L/C Obligations, would exceed the Revolving Credit Commitments then in effect. Any such reduction shall be in an amount equal to $2,500,000 or a whole multiple of $100,000 in excess thereof and shall reduce permanently the Revolving Credit Commitments then in effect.

                 (b) The Revolving Credit Commitments shall automatically be permanently reduced on December 31 of each year, commencing on December 31, 1998, by the aggregate amount of Revolving Credit Commitments set forth below opposite each such date:

                 December 31, 1998                          $10,000,000
                 December 31, 1999                          $10,000,000
                 December 31, 2000                          $10,000,000
                 December 31, 2001                          $40,000,000

Each such reduction shall be accompanied by prepayment of the Revolving Credit Loans (together with fees and interest accrued thereon to the date of such prepayment and any additional amounts owing under subsection 4.12) to the extent, if any, that the Revolving Credit Loans then outstanding, when added to the L/C Obligations then outstanding, exceed the amount of the Revolving Credit Commitments as so reduced. If, after giving effect to such prepayment of the Revolving Credit Loans, the L/C Obligations then outstanding exceed the Revolving Credit Commitments as so reduced, the Borrower shall deposit in a cash collateral account with the Administrative Agent an amount equal to the amount by which the L/C Obligations then outstanding exceed the Revolving Credit Commitments as so reduced.

                 2.6 Term Loans. Subject to the terms and conditions hereof, each Term Loan Lender severally agrees to make (a) a term loan (a "Tranche A Term Loan") on the Closing Date in the principal amount set forth under such Lender's name in Schedule 1.1A opposite the heading "Tranche A Term Loan Commitment", (b) a term loan (a "Tranche B Term Loan") on the Closing Date in the principal amount set forth under such Lender's name in Schedule 1.1A opposite the heading "Tranche B Term Loan Commitment", and/or (c) a term loan (a "Tranche C Term Loan", and together with the Tranche A Term Loans and the Tranche B Term Loans, the "Term Loans") on the Closing Date in the principal amount set forth under such Lender's name in Schedule 1.1A opposite the heading "Tranche C Term Loan Commitment". The Term Loans may from time to time be (a) Eurodollar Loans, (b) ABR Loans or (c) a combination thereof, as determined by the Borrower and notified to the Administrative Agent in accordance with subsection 4.4.

                 2.7 Tranche A Term Notes. (a) The Borrower agrees that, upon the request to the Administrative Agent by any Tranche A Term Loan Lender made on or prior to the Closing Date or in connection with any assignment pursuant to subsection 11.6, to evidence such Lender's Tranche A Term Loan the Borrower will execute and deliver to such Lender a promissory note substantially in the form of Exhibit A-2 (each, as amended, supplemented, replaced or otherwise modified from time to time, a "Tranche A Term Note"), with appropriate insertions therein as to payee, date and principal amount, payable to the order of such Tranche A Term Loan Lender and in a principal amount equal to the amount set forth under such Tranche A Term Loan Lender's name on Schedule 1.1A opposite the heading "Tranche A Term Loan Commitment." Any Tranche A Term Note shall (i) be dated the Closing Date, (ii) be payable as provided in subsection 2.7(b) and (iii) provide for the payment of interest in accordance with subsection 4.1.

                 (b) The Tranche A Term Loans shall be payable in consecutive quarterly installments, payable during each calendar year in four equal installments on each March 31, June 30, September 30 and December 31 in the aggregate principal amounts for such year set forth opposite such year below, commencing on March 31, 1997 (or, if less, the aggregate amount of the Tranche A Term Loans then outstanding):

                 Year                  Amount
                 ----                  ------

                 1997               $28,000,000
                 1998                43,750,000
                 1999                64,750,000
                 2000                38,500,000;

provided that each of the amounts set forth above shall be reduced ratably in the event that the Tranche A Term Loan Commitments shall be reduced pursuant to the proviso to the term "Tranche A Term Loan Commitment".

                 2.8 Tranche B Term Notes. (a) The Borrower agrees that, upon the request to the Administrative Agent by any Tranche B Term Loan Lender made on or prior to the Closing Date or in connection with any assignment pursuant to subsection 11.6, to evidence such Lender's Tranche B Term Loan the Borrower will execute and deliver to such Lender a promissory note substantially in the form of Exhibit A-3 (each, as amended, supplemented, replaced or otherwise modified from time to time, a "Tranche B Term Note"), with appropriate insertions therein as to payee, date and principal amount, payable to the order of such Tranche B Term Loan Lender and in a principal amount equal to the amount set forth under such Tranche B Term Loan Lender's name on Schedule 1.1A opposite the heading "Tranche B Term Loan Commitment." Any Tranche B Term Note shall (i) be dated the Closing Date, (ii) be payable as provided in subsection 2.8(b) and (iii) provide for the payment of interest in accordance with subsection 4.1.

                 (b) The Tranche B Term Loans shall be payable in consecutive quarterly installments, payable during each calendar year in four equal installments on each March 31, June 30, September 30 and December 31 in the aggregate principal amounts for such year set forth opposite such year below, commencing on March 31, 1997 (or, if less, the aggregate amount of the Tranche A Term Loans then outstanding):

                 Year                                Amount
                 ----                                ------

                 1997                             $ 1,500,000
                 1998                               1,500,000
                 1999                               1,500,000
                 2000                              37,500,000
                 2001                              75,000,000
                 2002                              33,000,000;


provided that each of the amounts set forth above shall be reduced ratably in the event that the Tranche B Term Loan Commitments shall be reduced pursuant to the proviso to the term "Tranche B Term Loan Commitment".

                 2.9 Tranche C Term Notes. (a) The Borrower agrees that, upon the request to the Administrative Agent by any Tranche C Term Loan Lender made on or prior to the

Closing Date or in connection with any assignment pursuant to subsection 11.6, to evidence such Lender's Tranche C Term Loan the Borrower will execute and deliver to such Lender a promissory note substantially in the form of Exhibit A-4 (each, as amended, supplemented, replaced or otherwise modified from time to time, a "Tranche C Term Note"; and together with the Tranche A Term Notes and the Tranche B Term Notes, the "Term Notes"), with appropriate insertions therein as to payee, date and principal amount, payable to the order of such Tranche C Term Loan Lender and in a principal amount equal to the amount set forth under such Tranche C Term Loan Lender's name on Schedule 1.1A opposite the heading "Tranche C Term Loan Commitment." Any Tranche C Term Note shall
(i) be dated the Closing Date, (ii) be payable as provided in subsection 2.9(b) and (iii) provide for the payment of interest in accordance with subsection 4.1.

                 (b) The Tranche C Term Loans shall be payable in consecutive quarterly installments, payable during each calendar year in four equal installments on each March 31, June 30, September 30 and December 31 in the aggregate principal amounts for such year set forth opposite such year below, commencing on March 31, 1997 (or, if less, the aggregate amount of the Tranche C Term Loans then outstanding):

                 Year                                 Amount
                 ----                                 ------

                 1997                              $ 1,500,000
                 1998                                1,500,000
                 1999                                1,500,000
                 2000                                1,500,000
                 2001                                1,500,000
                 2002                               60,000,000
                 2003                               82,500,000;

provided that each of the amounts set forth above shall be reduced ratably in the event that the Tranche C Term Loan Commitments shall be reduced pursuant to the proviso to the term "Tranche C Term Loan Commitment".


                 2.10 Procedure for Term Loan Borrowing. The Borrower shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to 10:00 A.M., New York City time, (a) three Business Days prior to the Closing Date, if all or any part of the Term Loans are to be initially Eurodollar Loans or (b) one Business Day prior to the Closing Date, otherwise) requesting that the Term Loan Lenders make the Term Loans on the Closing Date and specifying (i) whether the Term Loans are to be initially Eurodollar Loans, ABR Loans or a combination thereof, and (ii) if the Term Loans are to be entirely or partly Eurodollar Loans the amount of such Type of Loan and the length of the initial Interest Periods therefor. Upon receipt of such notice the Administrative Agent shall promptly notify each Term Loan Lender thereof. On the Closing Date each Term Loan Lender shall make available to the Administrative Agent at its office specified in subsection
11.2 the amount in immediately available funds equal to the Term

Loan to be made by such Term Loan Lender. The Administrative Agent shall on such date credit the account of the Borrower on the books of such office of the Administrative Agent with the aggregate of the amounts made available to the Administrative Agent by the Term Loan Lenders.

                 2.11 Repayment of Loans. (a) The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of:
(i) each Revolving Credit Lender, the then unpaid principal amount of each Revolving Credit Loan of such Lender made to the Borrower, on the Revolving Credit Commitment Termination Date (or such earlier date on which the Revolving Credit Loans become due and payable pursuant to Section 9); (ii) each Tranche A Term Loan Lender, the amounts specified in subsection 2.7(b) on the dates specified in subsection 2.7(b) (or such earlier date on which the Tranche A Term Loans become due and payable pursuant to Section 9); (iii) each Tranche B Term Loan Lender, the amounts specified in subsection 2.8(b) on the dates specified in subsection 2.8(b) (or such earlier date on which the Tranche B Term Loans become due and payable pursuant to Section 9); and (iv) each Tranche C Term Loan Lender, the amounts specified in subsection 2.9(b) on the dates specified in subsection 2.9(b) (or such earlier date on which the Tranche C Term Loans become due and payable pursuant to Section 9). The Borrower hereby further agrees to pay interest on the unpaid principal amount of the Loans from time to time outstanding from the date hereof until payment in full thereof at the rates per annum, and on the dates, set forth in subsection 4.1.

                 (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of the Borrower to such Lender resulting from each Loan of such Lender from time to time, including, without limitation, the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

                 (c) The Administrative Agent shall maintain the Register pursuant to subsection 11.6(d), and a subaccount therein for each Lender, in which shall be recorded (i) the amount of each Loan made hereunder, the Type thereof and each Interest Period, if any, applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) both the amount of any sum received by the Administrative Agent hereunder from the Borrower and each Lender's share thereof.

                 (d) The entries made in the Register and the accounts of each Lender maintained pursuant to subsection 2.11(c) shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain the Register or any such account, or any error therein, shall not in any manner affect the obligation of the Borrower to repay (with applicable interest) the Loans made to the Borrower by such Lender in accordance with the terms of this Agreement.

                         SECTION 3.  LETTERS OF CREDIT

                 3.1 L/C Commitment. (a) Subject to the terms and conditions hereof, the Issuing Lender, in reliance on the agreements of the other Lenders set forth in subsection 3.4(a), agrees to issue letters of credit ("Letters of Credit") for the account of the Borrower on any Business Day during the Revolving Credit Commitment Period in such form as may be approved from time to time by the Issuing Lender; provided that the Issuing Lender shall have no obligation to issue any Letter of Credit if, after giving effect to such issuance, (i) the L/C Obligations would exceed the L/C Commitment or (ii) the Available Revolving Credit Commitment would be less than zero. On the Closing Date all letters of credit then outstanding on such date under the Existing Credit Agreement shall automatically be deemed to be Letters of Credit.

                 (b) Each Letter of Credit shall (i) be denominated in Dollars and shall be a stand-by letter of credit issued to finance the working capital and business needs of the Borrower and its Subsidiaries in the ordinary course of business and (ii) expire no later than the earlier of (x) the one year anniversary of its issuance and (y) the Revolving Credit Commitment Termination Date; provided that so long as no Event of Default has occurred and is continuing, any Letter of Credit that expires prior to the Revolving Credit Commitment Termination Date may be renewed at the request of the Borrower for a term of up to one year (or, if shorter, for a term expiring on the Revolving Credit Commitment Termination Date).

                 (c) Each Letter of Credit shall be subject to the Uniform Customs and, to the extent not inconsistent therewith, the laws of the State of New York.

                 (d) The Issuing Lender shall not at any time be obligated to issue any Letter of Credit hereunder if such issuance would conflict with, or cause the Issuing Lender or any L/C Participant to exceed any limits imposed by, any applicable Requirement of Law.

                 3.2 Procedure for Issuance of Letters of Credit. The Borrower may from time to time request that the Issuing Lender issue a Letter of Credit by delivering to the Issuing Lender at its address for notices specified herein an Application therefor, completed to the reasonable satisfaction of the Issuing Lender, and such other certificates, documents and other papers and information as the Issuing Lender may reasonably request.
Upon receipt of any Application, the Issuing Lender will process such Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall promptly issue the Letter of Credit requested thereby (but in no event shall the Issuing Lender be required to issue any Letter of Credit earlier than three Business Days after its receipt of the Application therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed by the Issuing Lender and the Borrower. The Issuing Lender shall furnish a copy of such Letter of Credit to the Borrower promptly following the issuance thereof.

                 3.3 Fees, Commissions and Other Charges. (a) The Borrower shall pay to the Administrative Agent, for the account of the Issuing Lender and the L/C Participants, a letter of credit fee with respect to each Letter of Credit, computed for the period from and including the date of issuance of such Letter of Credit to the expiration date of such Letter of Credit, computed at a rate per annum equal to the Applicable Margin then in effect for Eurodollar Loans that are Revolving Credit Loans calculated on the basis of the actual number of days elapsed over a 360-day year, of the aggregate face amount of Letters of Credit outstanding, payable in arrears on each L/C Fee Payment Date and on the Revolving Credit Commitment Termination Date. Such fee shall be payable to the Administrative Agent to be shared ratably among the Revolving Credit Lenders in accordance with their respective Revolving Credit Commitment Percentages. In addition, the Borrower shall pay to the Issuing Lender, for its own account a fee equal to 0.25% per annum of the aggregate face amount of outstanding Letters of Credit, payable quarterly in arrears on each L/C Fee Payment Date and on the Revolving Credit Commitment Termination Date and calculated on the basis of the actual number of days elapsed over a 360-day year.

                 (b) In addition to the foregoing fees and commissions, the Borrower shall pay or reimburse the Issuing Lender for such normal and customary costs and expenses as are incurred or charged by the Issuing Lender in issuing, effecting payment under, amending or otherwise administering any Letter of Credit.

                 (c) The Administrative Agent shall, promptly following its receipt thereof, distribute to the Issuing Lender and the L/C Participants all fees and commissions received by the Administrative Agent for their respective accounts pursuant to this subsection.

                 3.4 L/C Participations. (a) The Issuing Lender irrevocably agrees to grant and hereby grants to each L/C Participant, and, to induce the Issuing Lender to issue Letters of Credit hereunder, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from the Issuing Lender, on the terms and conditions hereinafter stated, for such L/C Participant's own account and risk an undivided interest equal to such L/C Participant's Revolving Credit Commitment Percentage in the Issuing Lender's obligations and rights under each Letter of Credit issued hereunder and the amount of each draft paid by the Issuing Lender thereunder. Each L/C Participant unconditionally and irrevocably agrees with the Issuing Lender that, if a draft is paid under any Letter of Credit for which the Issuing Lender is not reimbursed in full by the Borrower in accordance with the terms of this Agreement, such L/C Participant shall pay to the Issuing Lender upon demand at the Issuing Lender's address for notices specified herein an amount equal to such L/C Participant's Revolving Credit Commitment Percentage of the amount of such draft, or any part thereof, which is not so reimbursed; provided that, if such demand is made prior to 12:00 Noon, New York City time, on a Business Day, such L/C Participant shall make such payment to the Issuing Lender prior to the end of such Business Day and otherwise such L/C Participant shall make such payment on the next succeeding Business Day.

                 (b) If any amount required to be paid by any L/C Participant to the Issuing Lender pursuant to paragraph 3.4(a) in respect of any unreimbursed portion of any payment made by the Issuing Lender under any Letter of Credit is paid to the Issuing Lender within three Business Days after the date such payment is due, such L/C Participant shall pay to the Issuing Lender on demand an amount equal to the product of (i) such amount, times (ii) the daily average Federal Funds Rate, as quoted by the Issuing Lender, during the period from and including the date such payment is required to the date on which such payment is immediately available to the Issuing Lender, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. If any such amount required to be paid by any L/C Participant pursuant to paragraph 3.4(a) is not in fact made available to the Issuing Lender by such L/C Participant within three Business Days after the date such payment is due, the Issuing Lender shall be entitled to recover from such L/C Participant, on demand, such amount with interest thereon calculated from such due date at the rate per annum applicable to ABR Loans hereunder. A certificate of the Issuing Lender submitted to any L/C Participant with respect to any amounts owing under this subsection shall be conclusive in the absence of manifest error.

                 (c) Whenever, at any time after the Issuing Lender has made payment under any Letter of Credit and has received from any L/C Participant its pro rata share of such payment in accordance with subsection 3.4(a), the Issuing Lender receives any payment related to such Letter of Credit (whether directly from the Borrower or otherwise, including proceeds of collateral applied thereto by the Issuing Lender), or any payment of interest on account thereof, the Issuing Lender will distribute to such L/C Participant its pro rata share thereof; provided, however, that in the event that any such payment received by the Issuing Lender shall be required to be returned by the Issuing Lender, such L/C Participant shall return to the Issuing Lender the portion thereof previously distributed by the Issuing Lender to it.

                 3.5 L/C Reimbursement Obligation of the Borrower. (a) The Borrower agrees to reimburse the Issuing Lender on each date on which the Issuing Lender notifies the Borrower of the date and amount of a draft presented under any Letter of Credit and paid by the Issuing Lender for the amount of (i) such draft so paid and (ii) any taxes, fees, charges or other costs or expenses incurred by the Issuing Lender in connection with such payment. Each such payment shall be made to the Issuing Lender at its address for notices specified herein in lawful money of the United States of America and in immediately available funds.

                 (b) Interest shall be payable on any and all amounts remaining unpaid by the Borrower under this subsection from the date such amounts become payable (whether at stated maturity, by acceleration or otherwise) until payment in full at the rate which would be payable on any outstanding ABR Loans which were then overdue.

                 (c) Each drawing under any Letter of Credit shall constitute a request by the Borrower to the Administrative Agent for a borrowing pursuant to subsection 2.3 of ABR Loans in the amount of such drawing. The Borrowing Date with respect to such borrowing shall be the date of such drawing.

                 3.6 Obligations Absolute. (a) The Borrower's obligations under this Section 3 shall be absolute and unconditional under any and all circumstances and irrespective of any set-off, counterclaim or defense to payment which the Borrower may have or have had against the Issuing Lender or any beneficiary of a Letter of Credit.

                 (b) The Borrower also agrees with the Issuing Lender that the Issuing Lender shall not be responsible for, and the Borrower's L/C Reimbursement Obligation under subsection 3.5(a) shall not be affected by, among other things, (i) subject to subsection 3.7, the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or (ii) any dispute between or among the Borrower and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or (iii) any claims whatsoever of the Borrower against any beneficiary of such Letter of Credit or any such transferee.

                 (c) The Issuing Lender shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors or omissions caused by the Issuing Lender's gross negligence or willful misconduct.

                 (d) The Borrower agrees that any action taken or omitted by the Issuing Lender under or in connection with any Letter of Credit or the related drafts or documents, if done in the absence of gross negligence or willful misconduct and in accordance with the standards of care specified in the Uniform Commercial Code of the State of New York, shall be binding on the Borrower and shall not result in any liability of the Issuing Lender to the Borrower.

                 3.7 Letter of Credit Payments. If any draft shall be presented for payment under any Letter of Credit, the Issuing Lender shall promptly notify the Borrower of the date and amount thereof. The responsibility of the Issuing Lender to the Borrower in connection with any draft presented for payment under any Letter of Credit shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment are in conformity with such Letter of Credit.

                 3.8 Application. To the extent that any provision of any Application related to any Letter of Credit is inconsistent with the provisions of this Section 3, the provisions of this Section 3 shall apply.


                         SECTION 4.  GENERAL PROVISIONS

                 4.1 Interest Rates and Payment Dates. (a) Each Eurodollar Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurodollar Rate determined for such day plus the Applicable Margin.

                 (b) Each ABR Loan shall bear interest at a rate per annum equal to the ABR plus the Applicable Margin.

                 (c)  If all or a portion of (i) any principal of any Loan,
(ii) any interest payable thereon, (iii) any commitment fee or (iv) any other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), the principal of the Loans and any such overdue interest, commitment fee or other amount shall bear interest at a rate per annum which is (x) in the case of principal, the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this subsection plus 2% or (y) in the case of any such overdue interest, commitment fee or other amount, the rate described in paragraph (b) of this subsection plus 2%, in each case from the date of such non-payment until such overdue principal, interest, commitment fee or other amount is paid in full (as well after as before judgment).

                 (d) Interest shall be payable in arrears on each Interest Payment Date, provided that interest accruing pursuant to paragraph (c) of this subsection shall be payable from time to time on demand.

                 4.2 Optional Prepayments. The Borrower may at any time and from time to time prepay the Loans made to it in whole or in part, without premium or penalty on any Business Day, provided that (i) the Borrower shall have given (x) at least three Business Days' irrevocable notice to the Administrative Agent (in the case of Eurodollar Loans) or (y) one Business Day's irrevocable notice to the Administrative Agent (in the case of ABR Loans), (ii) such notice specifies, in the case of any prepayment of Loans, the date and amount of prepayment and whether the prepayment is (x) of Term Loans or Revolving Credit Loans, or a combination thereof, and in each case if a combination thereof, the amount allocable to each, (y) of Eurodollar Loans, ABR Loans or a combination thereof, and, in each case if a combination thereof, the principal amount allocable to each and (iii) each prepayment is in a minimum principal amount of $1,000,000 and a multiple of $100,000 in excess thereof. Upon the receipt of any such notice the Administrative Agent shall promptly notify each of the Lenders thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with any amounts payable pursuant to subsection 4.12, if any, and, in the case of prepayments of the Term Loans only, accrued interest to such date on the amount prepaid. Partial prepayments of (i) the Term Loans pursuant to this subsection shall be applied (x) pro rata (based on outstanding principal amount) to the Tranche A Term Loans, the Tranche B Term Loans and the Tranche C Term Loans and (y) to the respective installments of principal of the Term Loans in the inverse order of the respective maturity dates thereof and
(ii) the Revolving Credit Loans and the Letters of Credit pursuant to this subsection shall be applied, first, to payment of the Revolving Credit Loans then outstanding and, then, to cash collateralize any outstanding L/C Obligations upon terms reasonably satisfactory to the Administrative Agent. Notwithstanding the foregoing, so long as any amounts remain outstanding under the Tranche A Term Loans, any Lender having a Tranche B Term Loan or a Tranche C Term Loan outstanding may decline receipt of its share of any such prepayment, and, if such Lender so declines, such share shall be applied as an additional prepayment of the Tranche A Term

Loans in accordance with clause (y) of the immediately preceding sentence. Any such Lender that wishes to decline receipt of its share of any such prepayment shall promptly, and in any event no later than the date specified for such prepayment, notify the Administrative Agent.

                 4.3 Mandatory Prepayments and Reduction of Revolving Credit Commitments. (a) If, in any fiscal year, commencing with the fiscal year ending December 31, 1997, there shall be Excess Cash Flow for such fiscal year and the Total Leverage Ratio on the last day of such fiscal year is not less than 4.00:1.00, then on the date that is the earlier of (i) the date on which the audited financial statements for such fiscal year are required to be delivered pursuant to subsection 7.1(a) and (ii) the date two Business Days after the delivery of such financial statements, 75% (or, if the Total Leverage Ratio on the last day of such fiscal year shall be less than 5.75 to 1.0 and the Bridge Take- Out Date has occurred, 50%) of such Excess Cash Flow shall be applied toward the prepayment of the Loans and the permanent reduction of the Revolving Credit Commitments in accordance with subsection 4.3(f).

                 (b) If, subsequent to the Closing Date, the Borrower or any of its Subsidiaries shall issue any Capital Stock, then 100% of the Net Cash Proceeds thereof shall, on the first Business Day after receipt thereof, be applied toward the prepayment of the Loans and the permanent reduction of the Revolving Credit Commitments in accordance with subsection 4.3(f), provided that (A) in the case of any such issuance occurring at any time that no Default or Event of Default has occurred and is continuing, the Borrower may apply the Net Cash Proceeds thereof to repurchase Bridge Preferred Stock and, if the Bridge Take-Out Date has not occurred prior to such time, Indebtedness under the Subordinated Bridge Agreement, and (B) in the case of any such issuance occurring (i) after the Bridge Take-Out Date, (ii) at a time when no Default or Event of Default has occurred and is continuing and (iii) at a time when the Total Leverage Ratio as at the end of the two consecutive fiscal quarters of the Borrower for which financial statements have been delivered pursuant to subsection 7.1 most recently ended prior to such time is less than 5.00:1.00, the Borrower may apply a portion of the Net Cash Proceeds thereof to repurchase Permanent Subordinated Indebtedness permitted to be so repurchased under the Senior Subordinated Indenture at a premium of not greater than 1% so long as an amount of such Net Cash Proceeds equal to the amount of such portion so applied is simultaneously applied toward the prepayment of the Loans and the permanent reduction of the Revolving Credit Commitments in accordance with subsection 4.3(f), and provided, further, that if no Default or Event of Default has occurred and is continuing at the time of the receipt thereof, the Borrower shall not be required to apply to prepayments under this clause (b) an aggregate amount of up to $10,000,000 of Net Cash Proceeds from the exercise of the Bridge Preferred Warrants.

                 (c) If, subsequent to the Closing Date, the Borrower or any of its Subsidiaries shall receive Net Cash Proceeds from any asset sales or other dispositions permitted by subsection 8.6(d), then 100% of such Net Cash Proceeds shall on the first Business Day after receipt thereof, be applied toward the prepayment of the Loans and the permanent reduction of the Revolving Credit Commitments in accordance with subsection 4.3(f); provided that (i) such Net Cash Proceeds from any such asset sales or other dispositions shall not be required to be so applied until the amount of such unapplied Net Cash Proceeds exceeds $2,000,000 in the aggregate, at which time 100% of such unapplied Net Cash Proceeds shall be applied immediately toward the prepayment of the Loans and the permanent reduction of the Revolving Credit Commitments in accordance with subsection 4.3(f) and (ii) in the case of any such disposition made after the Bridge Take-Out Date, the Borrower may notify the Administrative Agent in writing that it intends to use the Net Cash Proceeds from any such asset sale or other disposition to acquire fixed or capital assets within 269 days of receipt of such Net Cash Proceeds, in which case the prepayment and reduction otherwise required by this paragraph need not be made, but if such Net Cash Proceeds are not so used within such 269-day period, such Net Cash Proceeds shall be applied toward the repayment of the Loans and the permanent reduction of the Revolving Credit Commitments in accordance with subsection 4.3(f) on the earlier of (x) the 269th day after receipt of such Net Cash Proceeds and (y) the date on which the Borrower has reasonably determined that such Net Cash proceeds shall not be so used; provided, further, that such Net Cash Proceeds from any such asset sales or other disposition to the extent that they may be used for the purposes described in clause (ii) of the immediately preceding proviso within 269 days of receipt thereof shall be deposited with the Administrative Agent which shall hold such Net Cash Proceeds in a cash collateral account upon terms reasonably satisfactory for the period beginning on the date of receipt thereof and ending on the date on which such Net Cash Proceeds are used for the purposes described in clause (ii) of the immediately preceding proviso or are applied toward the repayment of the Loans and the permanent reduction of the Revolving Credit Commitments pursuant to such clause.

                 (d) If, subsequent to the Closing Date, the Borrower or any of its Subsidiaries shall receive any cash proceeds of any casualty or condemnation with respect to any of its property or assets, then 100% of such proceeds shall on the first Business Day after receipt thereof be deposited with the Administrative Agent which shall hold such proceeds in a cash collateral account upon terms reasonably satisfactory to it. From time to time upon the request of the Borrower, the Administrative Agent shall release such proceeds to the Borrower or such Subsidiary, as necessary, to pay for replacement or rebuilding of the property lost or condemned. If such property is not replaced or rebuilt within 179 days following the condemnation or casualty or if the Borrower fails to notify the Administrative Agent in writing on or before 179 days after such casualty or condemnation that the Borrower has commenced the replacement or rebuilding of such property, then, in either case, the Administrative Agent shall apply any amounts in the cash collateral account toward the prepayment of the Loans and the permanent reduction of the Revolving Credit Commitments in accordance with subsection 4.3(f).

                 (e) If, at any time during the Revolving Credit Commitment Period, the Aggregate Outstanding Revolving Extensions of Credit with respect to all Revolving Credit Lenders exceeds the aggregate Revolving Credit Commitments then in effect, the Borrower shall, without notice or demand, immediately repay the Revolving Credit Loans in an aggregate principal amount equal to such excess, together with interest accrued to the date of such payment or prepayment and any amounts payable under subsection 4.12, if any.
To the
extent that after giving effect to any prepayment of the Revolving Credit Loans required by the preceding sentence, the Aggregate Outstanding Revolving Extensions of Credit with respect to all Revolving Credit Lenders exceeds the aggregate Revolving Credit Commitments then in effect, the Borrower shall, without notice or demand, immediately cash collateralize the then outstanding L/C Obligations in an amount equal to such excess upon terms reasonably satisfactory to the Administrative Agent. On the Business Day next succeeding the date on which a payment has caused the Aggregate Outstanding Revolving Extensions of Credit with respect to all Revolving Credit Lenders to be equal to or less than the Revolving Credit Commitments then in effect, the Administrative Agent shall return to the Borrower the cash used to cash collateralize the then outstanding L/C Obligations pursuant to the preceding sentence.

                 (f) Prepayments of the Loans and permanent reductions of the Revolving Credit Commitments pursuant to subsections 4.3(a), (b), (c) and (d) shall be applied, first, to payment of the Term Loans then outstanding and, second, (to the extent that there are no Term Loans then outstanding) to permanent reduction of the Revolving Credit Commitments then in effect. Prepayments of the Term Loans pursuant to subsections 4.3(a), (b), (c) and (d) shall be applied (x) pro rata (based on outstanding principal amount) to the Tranche A Term Loans, the Tranche B Term Loans and the Tranche C Term Loans and
(y) to the respective installments of principal of the respective Term Loans in the inverse order of the respective maturity dates thereof. Notwithstanding the foregoing, so long as any amounts remain outstanding under the Tranche A Term Loans, any Lender having a Tranche B Term Loan or a Tranche C Term Loan outstanding may decline receipt of its share of any such prepayment to the extent that the aggregate amount so declined does not exceed the aggregate amount of Tranche A Loans outstanding at such time, and, if such Lender so declines, such share shall be applied as an additional prepayment of the Tranche A Term Loans in accordance with clause (y) of the immediately preceding sentence. Any such Lender that wishes to decline receipt of its share of any such prepayment shall promptly, and in any event no later than the date specified for such prepayment, notify the Administrative Agent.

                 (g) Amounts prepaid on account of Term Loans pursuant to this subsection may not be reborrowed.

                 4.4 Conversion and Continuation Options. (a) The Borrower may elect from time to time to convert Eurodollar Loans to ABR Loans by giving the Administrative Agent at least two Business Days' prior irrevocable notice of such election, provided that any such conversion of Eurodollar Loans may only be made on the last day of an Interest Period with respect thereto. The Borrower may elect from time to time to convert ABR Loans to Eurodollar Loans by giving the Administrative Agent at least three Business Days' prior irrevocable notice of such election. Any such notice of conversion to Eurodollar Loans shall specify the length of the initial Interest Period or Interest Periods therefor. Upon receipt of any such notice the Administrative Agent shall promptly notify each Lender thereof. All or any part of outstanding Eurodollar Loans and ABR Loans may be converted as provided herein, provided that (i) no Loan may be converted into a Eurodollar Loan when any Event of Default has occurred and is continuing and the Administrative Agent has or the Majority

Lenders have determined that such a conversion is not appropriate and (ii) no Loan may be converted into a Eurodollar Loan after the date that is one month prior to the Revolving Credit Termination Date (in the case of conversions of Revolving Credit Loans) or the date of the final installment of principal of the Term Loans.

                 (b) Any Eurodollar Loans may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Borrower giving notice to the Administrative Agent, in accordance with the applicable provisions of the term "Interest Period" set forth in subsection 1.1, of the length of the next Interest Period to be applicable to such Loans, provided that no Eurodollar Loan may be continued as such (i) when any Event of Default has occurred and is continuing and the Administrative Agent has or the Majority Lenders have determined that such a continuation is not appropriate or
(ii) after the date that is one month prior to the Revolving Credit Commitment Termination Date (in the case of conversions of Revolving Credit Loans) or the date of the final installment of principal of the Term Loans and provided, further, that if the Borrower shall fail to give any required notice as described above in this paragraph or if such continuation is not permitted pursuant to the preceding proviso such Loans shall be automatically converted to ABR Loans on the last day of such then expiring Interest Period.

                 4.5 Minimum Amounts and Maximum Number of Tranches. All borrowings, conversions and continuations of Loans hereunder and all selections of Interest Periods hereunder shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of the Loans comprising (i) each Tranche shall be equal to $2,500,000 or a whole multiple of $100,000 in excess thereof. In no event shall there be more than (a) 20 Tranches outstanding at any time or (b) 10 Tranches in respect of Revolving Credit Loans, 10 Tranches in respect of Tranche A Term Loans, 10 Tranches in respect of Tranche B Term Loans or 10 Tranches in respect of Tranche C Term Loans outstanding at any time.

                 4.6 Computation of Interest and Fees. (a) Interest (except as provided in the following sentence) and commitment and letter of credit fees and commissions shall be calculated on the basis of a 360-day year for the actual days elapsed. Interest on ABR Loans (when it is based upon the CIBC Base Rate) shall be calculated on the basis of a 365- (or 366-, as the case may
be) day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the Borrower and the Lenders of each determination of a Eurodollar Rate. Any change in the interest rate on a Loan resulting from a change in the ABR or the Eurocurrency Reserve Requirements shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall as soon as practicable notify the Borrower and the Lenders of the effective date and the amount of each such change in interest rate.

                 (b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error. The Administrative Agent shall, at the request of the Borrower, deliver to the Borrower a statement showing the quotations used by the Administrative Agent in determining any interest rate pursuant to subsection 4.1(a) or (c).

                 4.7 Inability to Determine Interest Rate. If prior to the first day of any Interest Period:

                 (a) the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrower in the absence of manifest error) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, or

                 (b) the Administrative Agent shall have received notice from the Majority Lenders that the Eurodollar Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders (as conclusively certified by such Lenders) of making or maintaining their affected Loans during such Interest Period, the Administrative Agent shall give telecopy or telephonic notice thereof to the Borrower and the Lenders as soon as practicable thereafter. If such notice is given (x) any Eurodollar Loans requested to be made on the first day of such Interest Period shall be made as ABR Loans, (y) any Loans that were to have been converted on the first day of such Interest Period to Eurodollar Loans shall be converted to or continued as ABR Loans and (z) any outstanding Eurodollar Loans shall be converted, on the first day of such Interest Period, to ABR Loans. Until such notice has been withdrawn by the Administrative Agent, no further Eurodollar Loans shall be made or continued as such, nor shall the Borrower have the right to convert Loans to Eurodollar Loans.

                 4.8 Pro Rata Treatment and Payments. (a) Each borrowing of Revolving Credit Loans by the Borrower from the Revolving Credit Lenders hereunder shall be made, each payment by the Borrower on account of any commitment fee in respect of the Revolving Credit Commitments hereunder shall be allocated by the Administrative Agent, and any reduction of the Revolving Credit Commitments of the Revolving Credit Lenders shall be allocated by the Administrative Agent, pro rata according to the Revolving Credit Commitment Percentages of the Revolving Credit Lenders. Each payment (including each prepayment) by the Borrower on account of principal of and interest on any Revolving Credit Loan shall be allocated by the Administrative Agent pro rata according to the respective outstanding principal amounts of such Revolving Credit Loans then held by the Revolving Credit Lenders. Each payment (including each prepayment) by the Borrower on account of principal of and interest on any Tranche A Term Loans, Tranche B Term Loans or Tranche C Term Loans shall be allocated by the Administrative Agent pro rata according to the respective outstanding principal amounts of such Tranche A Term Loans, Tranche B Term Loans or Tranche C Term Loans then held by the Term Loan Lenders. All payments (including prepayments) to be made by the Borrower hereunder and under any Notes, whether on account of principal, interest, fees, L/C Reimbursement Obligation or otherwise, shall be made without set-off or counterclaim and shall be made prior to 12:00 Noon, New

York City time, on the due date thereof to the Administrative Agent, for the account of the Lenders holding the relevant Loans or the L/C Participants, as the case may be, at the Administrative Agent's office specified in subsection 11.2, in Dollars and in immediately available funds. Payments received by the Administrative Agent after such time shall be deemed to have been received on the next Business Day. If any payment hereunder (other than payments on Eurodollar Loans) becomes due and payable on a day other than a Business Day, the maturity of such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension. If any payment on a Eurodollar Loan becomes due and payable on a day other than a Business Day, the maturity of such payment shall be extended to the next succeeding Business Day (and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension) unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day.

                 (b) Unless the Administrative Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its Commitment Percentage of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon at a rate equal to the daily average Federal Funds Rate for the period until such Lender makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this subsection shall be conclusive in the absence of manifest error. If such Lender's Commitment Percentage of such borrowing is not made available to the Administrative Agent by such Lender within three Business Days of such Borrowing Date, the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to ABR Loans hereunder, on demand, from the Borrower.

                 4.9 Illegality. Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for any Lender to make or maintain Eurodollar Loans as contemplated by this Agreement, (a) the commitment of such Lender hereunder to make Eurodollar Loans, continue Eurodollar Loans as such and convert ABR Loans to Eurodollar Loans shall forthwith be cancelled and (b) such Lender's Loans then outstanding as Eurodollar Loans, if any, shall be converted automatically to ABR Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such conversion of a Eurodollar Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrower shall pay to such Lender such amounts, if any, as may be required pursuant to subsection 4.12.

                 4.10 Requirements of Law. (a) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

                      (i) shall subject any Lender to any tax of any kind whatsoever with respect to this Agreement, any Note, any Letter of Credit, any Application or any Eurodollar Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for Non-Excluded Taxes covered by subsection 4.11 and changes in the rate of tax on the overall net income of such Lender);

                      (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender which is not otherwise included in the determination of the Eurodollar Rate hereunder; or

                    (iii)   shall impose on such Lender any other condition;

and the result of any of the foregoing is to increase the cost to such Lender, by an amount which such Lender deems to be material, of making, converting into, continuing or maintaining Eurodollar Loans or issuing or participating in Letters of Credit or to reduce any amount receivable hereunder in respect thereof then, in any such case, the Borrower shall promptly pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender for such increased cost or reduced amount receivable.

                 (b) If any Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof does or shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder or under any Letter of Credit to a level below that which such Lender or such corporation could have achieved but for such change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, after submission by such Lender to the Borrower (with a copy to the Administrative Agent) of a written request therefore, the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction.

                 (c) If any Lender becomes entitled to claim any additional amounts pursuant to this subsection, it shall promptly notify the Borrower, through the Administrative Agent, of the event by reason of which it has become so entitled. A certificate as to any additional amounts payable pursuant to this subsection submitted by such Lender, through the Administrative Agent, to the Borrower shall be conclusive in the absence of manifest error.

This covenant shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder.

                 4.11 Taxes. (a) All payments made by the Borrower under this Agreement, any Note or any Application shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on the Administrative Agent or any Lender as a result of a present or former connection between the Administrative Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Administrative Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement, any Notes or any Application). If any such non-excluded taxes, levies, imposts, duties, charges, fees deductions or withholdings ("Non-Excluded Taxes") are required to be withheld from any amounts payable to the Administrative Agent or any Lender hereunder or under any Note or any Application, the amounts so payable to the Administrative Agent or such Lender shall be increased to the extent necessary to yield to the Administrative Agent or such Lender (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement, the Notes and the Applications, provided, however, that the Borrower shall not be required to increase any such amounts payable to any Lender that is not organized under the laws of the United States of America or a state thereof if such Lender fails to comply with the requirements of paragraph (b) of this subsection. Whenever any Non-Excluded Taxes are payable by the Borrower, as promptly as possible thereafter the Borrower shall send to the Administrative Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Administrative Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by the Administrative Agent or any Lender as a result of any such failure. The agreements in this subsection shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

                 (b) Each Lender that is not incorporated under the laws of the United States of America or a state thereof shall:

                      (i) deliver to the Borrower and the Administrative Agent (A) two duly completed copies of United States Internal Revenue Service Form 1001 or 4224, or successor applicable form, as the case may be, and (B) an Internal Revenue Service Form W-8 or W-9, or successor applicable form, as the case may be;

                      (ii) deliver to the Borrower and the Administrative Agent two further copies of any such form or certification on or before the date that any such form or certification expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower; and

                    (iii) obtain such extensions of time for filing and complete such forms or certifications as may reasonably be requested by the Borrower or the Administrative Agent;

unless in any such case an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender so advises the Borrower and the Administrative Agent. Such Lender shall certify (i) in the case of a Form 1001 or 4224, that it is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes and (ii) in the case of a Form W-8 or W-9, that it is entitled to an exemption from United States backup withholding tax. Each Person that shall become a Lender or a Participant pursuant to subsection 11.6 shall, upon the effectiveness of the related transfer, be required to provide all of the forms and statements required pursuant to this subsection, provided that in the case of a Participant such Participant shall furnish all such required forms and statements to the Lender from which the related participation shall have been purchased.

                 4.12 Indemnity. The Borrower agrees to indemnify each Lender and to hold each Lender harmless from any loss or expense which such Lender may sustain or incur as a consequence of (a) default by the Borrower in making a borrowing of, conversion into or continuation of Eurodollar Loans after the Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by the Borrower in making any prepayment after the Borrower has given a notice thereof in accordance with the provisions of this Agreement or (c) the making of a prepayment of Eurodollar Loans on a day which is not the last day of an Interest Period with respect thereto. Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest which would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Loans provided for herein (excluding, however, the Applicable Margin included therein, if any) over (ii) the amount of interest (as reasonably determined by such Lender) which would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurodollar market. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

                   SECTION 5.  REPRESENTATIONS AND WARRANTIES

                 To induce the Lenders to enter into this Agreement and to make the Loans and issue or participate in the Letters of Credit, the Borrower hereby represents and warrants to the Administrative Agent and each Lender that:

                 5.1 Financial Condition. (a) The consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at December 31, 1995 and the related consolidated statements of income and of cash flows for the fiscal year ended on such date, reported on by Deloitte & Touche, copies of which have heretofore been furnished to each Lender, are complete and correct and present fairly the consolidated financial condition of the Borrower and its consolidated Subsidiaries as at such date, and the consolidated results of their operations and their consolidated cash flows for the fiscal year then ended. The unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at March 31, 1996 and the related unaudited consolidated statements of income and of cash flows for the three-month period ended on such date, certified by a Responsible Officer, copies of which have heretofore been furnished to each Lender, are complete and correct and present fairly the consolidated financial condition of the Borrower and its consolidated Subsidiaries as at such date, and the consolidated results of their operations and their consolidated cash flows for the three-month period then ended (subject to normal year-end audit adjustments). All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by such accountants or Responsible Officer, as the case may be, and as disclosed therein). Neither the Borrower nor any of its consolidated Subsidiaries had, at the date of the most recent balance sheet referred to above, any material Guarantee Obligation, contingent liability or liability for taxes, or any long-term lease or unusual forward or long-term commitment, including, without limitation, any interest rate or foreign currency swap or exchange transaction, which is not reflected in the foregoing statements or in the notes thereto. During the period from December 31, 1995 to and including the Closing Date there has been no sale, transfer or other disposition by the Borrower or any of its consolidated Subsidiaries of any material part of its business or property and no purchase or other acquisition of any business or property (including any capital stock of any other Person) material in relation to the consolidated financial condition of the Borrower and its consolidated Subsidiaries at December 31, 1995.

                 (b)  The Division financial statements referred to in Section
3.3 of the Purchase Agreement, copies of which have heretofore been furnished to each Lender, present fairly the consolidated financial condition of the business, operations and assets of the Division as at the respective dates thereof, and the consolidated results of operations and consolidated cash flows thereof for the fiscal periods then ended.

                 (c) The pro forma balance sheet of the Borrower and its consolidated Subsidiaries (the "Pro Forma Balance Sheet"), copies of which have heretofore been furnished to each Lender, is the balance sheet of the Borrower and its consolidated Subsidiaries as of June 30, 1996 (the "Pro Forma Date"), adjusted to give effect (as if such events had occurred on such date) to (i) the consummation of the Acquisition,
(ii) the repayment in full of all loans under, and all other amounts due in respect of, the Existing Credit Agreement, (iii) the making of the Loans and other extensions of credit hereunder to be made on the Closing Date and the application of the proceeds thereof as contemplated hereby, (iv) the incurrence of the bridge indebtedness under the Subordinated Bridge Agreement contemplated by subsection 6.1(j)(i) and the incurrence of the Bridge Preferred Stock contemplated by subsection 6.1(j)(ii), (v) the repayment of the Senior Notes and any other Indebtedness required to be repaid in order for no Default or Event of Default to exist on the Closing Date and (vi) the payment of the fees and expenses payable in connection with the consummation of the Acquisition and the financing thereof.

                 5.2 No Change. Since May 31, 1996 (in the case of the Division) or March 31, 1996 (in the case of the Borrower and its Subsidiaries)
(a) there has been no development or event which has had or could reasonably be expected to have a Material Adverse Effect and (b) other than as disclosed on
Schedule 5.2, no dividends or other distributions have been declared, paid or made upon the Capital Stock of the Borrower nor has any of the Capital Stock of the Borrower been redeemed, retired, purchased or otherwise acquired for value by the Borrower or any of its Subsidiaries.

                 5.3 Corporate Existence; Compliance with Law. Each of the Borrower and its Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the corporate power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction set forth on Schedule 5.3 on the date hereof and, as such Schedule may be supplemented pursuant to subsection 11.8, set forth thereon on and after the Closing Date, which includes each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, except to the extent that the failure to be so qualified or in good standing could not, in the aggregate, reasonably be expected to have a Material adverse Effect and
(d) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

                 5.4  Corporate Power; Authorization; Enforceable Obligations.
(a) Each of the Borrower and the other Loan Parties has the corporate power and authority, and the legal right, to make, deliver and perform those Loan Documents to which it is a party and, in the case of the Borrower, to borrow hereunder, and each of the Borrower and the other Loan Parties has taken all necessary corporate action to authorize (in the case of the Borrower) the borrowings on the terms and conditions of this Agreement and to authorize the execution, delivery and performance of each Loan Document to which it is a party.

                 (b) No consent or authorization of, approval by, notice to, filing with or other act by or in respect of, any Governmental Authority or any other Person is required to be obtained or made by the Borrower or any other Loan Party in connection with the borrowings hereunder or with the execution, delivery, performance, validity or enforceability of this Agreement or any other Loan Document to which it is a party.

                 (c) This Agreement has been, and other Loan Document to which it is a party will be, duly executed and delivered on behalf of the Borrower and each other Loan Party which is a party thereto.

                 (d) This Agreement constitutes, and each other Loan Document to which it is a party when executed and delivered will constitute, a legal, valid and binding obligation of the Borrower or each Loan Party, as the case may be, enforceable against the Borrower or such Loan Party in accordance with its terms, except as affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to the enforcement of creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

                 5.5 No Legal Bar. The execution, delivery and performance of this Agreement and the other Loan Documents, the borrowings hereunder and the use of the proceeds thereof will not violate any Requirement of Law or Contractual Obligation of the Borrower or of any of its Subsidiaries and will not result in, or require, the creation or imposition of any Lien on any of its or their respective properties or revenues pursuant to any such Requirement of Law or Contractual Obligation.

                 5.6 No Material Litigation. No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrower, threatened by or against the Borrower or any of its Subsidiaries or against any of its or their respective properties or revenues (a) with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby, or (b) which could reasonably be expected to have a Material Adverse Effect.

                 5.7 No Default. Neither the Borrower nor any of its Subsidiaries is in default under or with respect to any of its Contractual Obligations in any respect which could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

                 5.8 Ownership of Property; Liens. Each of the Borrower and its Subsidiaries has good record and valid title in fee simple to, or a leasehold interest enforceable in accordance with outdoor advertising industry standards in, all its real property, and good title to, or a leasehold interest enforceable in accordance with outdoor advertising industry standards in, all its other property, and none of such property is subject to any Lien except as permitted by subsection 8.3, and except to the extent, in the case of such real property other than that required to be subject to a Mortgage hereunder, that the failure to have such good title or leasehold interest, as the case may be, could not reasonably be expected to have a Material Adverse Effect.

                 5.9 Advertising Displays. Schedule 5.9 sets forth, under the heading "Locations and Leases", on the date hereof and, as supplemented pursuant to subsection 11.8, on the Closing Date, (i) the location by street of each Advertising Display of the Borrower or any of its Subsidiaries, (ii) the location and legal description of all real property owned by the Borrower or any of its Subsidiaries and (iii) each lease to which the Borrower or any of its Subsidiaries is a party as lessee. Schedule 5.9 sets forth under the heading "Jurisdictions", on the date hereof and, as supplemented pursuant to subsection 11.8, on the Closing Date, the county and state where each Advertising Display of the Borrower is located.

                 5.10 No Burdensome Restrictions. No Requirement of Law or Contractual Obligation of the Borrower or any of its Subsidiaries could reasonably be expected to have a Material Adverse Effect.

                 5.11 Taxes. Each of the Borrower and its Subsidiaries has filed or caused to be filed all tax returns which, to the knowledge of the Borrower, are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Borrower or its Subsidiaries, as the case may be); no tax Lien has been filed, and, to the knowledge of the Borrower, no claim is being asserted, with respect to any such tax, fee or other charge.

                 5.12 Federal Regulations. No part of the proceeds of any Loans will be used for "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect or for any purpose which violates the provisions of the Regulations of such Board of Governors. If requested by any Lender or the Administrative Agent, the Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form U-1 referred to in said Regulation U.

                 5.13 ERISA. Neither a Reportable Event nor an "accumulated funding deficiency" (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Single Employer Plan, and each Plan has complied in all material respects with the applicable provisions of ERISA and the Code where failure to comply could reasonably be expected to result in a liability to the Borrower or any Commonly Controlled Entity. No termination of a Single Employer Plan has occurred, and no Lien on the property, assets or revenues of the Borrower or any Commonly Controlled Entity in favor of the PBGC or a Plan has arisen, during such five-year period. The present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits. Neither the Borrower nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan, and neither the Borrower nor any Commonly Controlled Entity would become subject to any liability under ERISA if the Borrower or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. No such Multiemployer Plan is in Reorganization, Insolvent or terminating where any liability could result from any such event. Notwithstanding the foregoing, there shall be no breach of the representations set forth in this subsection hereof unless the amount of any liability of the Borrower or any Commonly Controlled Entity which arises or which could be reasonably expected to arise in connection with such representation, individually or in the aggregate, exceeds $500,000.

                 5.14 Investment Company Act; Other Regulations. The Borrower is not an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended. The Borrower is not subject to regulation under any Federal or State statute or regulation which limits its ability to incur Indebtedness.

                 5.15 Subsidiaries. Schedule 5.15 sets forth each of the Subsidiaries of the Borrower on the date hereof and, as such Schedule may be supplemented pursuant to subsection 11.8, on the Closing Date.

                 5.16  Purpose of Loans.  The proceeds of the Loans shall be used by the Borrower for:

                 (a) working capital purposes in the ordinary course of business;

                 (b) retirement of the Indebtedness of the Borrower referred to in subsection 6.1(k) and any other Indebtedness required to be repaid on the Closing Date in order for no Default or Event of Default to exist and notified to the Administrative Agent prior thereto; and

                 (c)  the Acquisition.

                 5.17 Environmental Matters. (a) The facilities and properties owned, leased or operated by the Borrower or any of its Subsidiaries (the "Properties") do not contain, and have not previously contained, any Materials of Environmental Concern in amounts or concentrations which (i) constitute or constituted a violation of, or (ii) could reasonably be expected to give rise to liability under, any Environmental Law except in either case insofar as such violation or liability, or any aggregation thereof, could not reasonably be expected to have a Material Adverse Effect.

                 (b) The Properties and all operations at the Properties are in compliance, and have been in compliance, in all material respects with all applicable Environmental Laws, and there is no contamination at, under or about the Properties or violation of any Environmental Law with respect to the Properties or the business operated by the Borrower or any of its Subsidiaries (the "Business") which could materially interfere with the continued operation of the Properties or materially impair the fair saleable value thereof.

                 (c) Neither the Borrower nor any of its Subsidiaries has received any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Properties or the Business, nor does the Borrower have knowledge or reason to believe that any such notice will be received or is being threatened except insofar as such notice or threatened notice, or any aggregation thereof, does not involve a matter or matters that is or could reasonably be expected to have a Material Adverse Effect.

                 (d) Materials of Environmental Concern have not been transported or disposed of from the Properties in violation of, or in a manner or to a location which could reasonably be expected to give rise to liability under, any Environmental Law, nor have any Materials of Environmental Concern been generated, treated, stored or disposed of at, on or under any of the Properties in violation of, or in a manner that could reasonably be expected to give rise to liability under, any applicable Environmental Law except insofar as any such violation or liability referred to in this paragraph, or any aggregation thereof, could not reasonably be expected to have Material Adverse Effect.

                 (e) No judicial proceeding or governmental or administrative action is pending or, to the knowledge of the Borrower, threatened, under any Environmental Law to which the Borrower or any Subsidiary is or will be named as a party with respect to the Properties or the Business, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Properties or the Business except insofar as such proceeding, action, decree, order or other requirement, or any aggregation thereof, could not reasonably be expected to have a Material Adverse Effect.

                 (f) There has been no release or threat of release of Materials of Environmental Concern at or from the Properties, or arising from or related to the operations of the Borrower or any Subsidiary in connection with the Properties or otherwise in connection with the Business, in violation of or in amounts or in a manner that could reasonably give rise to liability under Environmental Laws except insofar as any such violation or liability referred to in this paragraph, or any aggregation thereof, could not reasonably be expected to have Material Adverse Effect.

                 5.18 Regulation H. No Mortgage encumbers improved real property which is located in an area that has been identified by the Secretary of Housing and Urban Development as an area having special flood hazards and in which flood insurance has been made available under the National Flood Insurance Act of 1968.

                 5.19 Solvency. On and as of the Closing Date, before and after giving effect to the Acquisition and the other transactions contemplated hereby and thereby, the Borrower will be Solvent.

                 5.20 Material Agreements. Set forth on Schedule 5.20 are all the indentures, loan or credit agreements, leases, guarantees, mortgages, security agreements, bonds, notes and other agreements or instruments, and orders, writs, judgments, awards, injunctions and decrees, which affect or purport to affect the Borrower's right to borrow money or to undertake and perform the Borrower's obligations under the Loan Documents.


                 5.21 Purchase Agreement. Each of the Lenders and the Administrative Agent has received a complete copy of the Purchase Agreement (including all exhibits, schedules and disclosure letters referred to therein or delivered pursuant thereto, if any (other than any schedules thereto which are permitted to be updated on or before the Closing Date in accordance with the provisions of the Purchase Agreement, provided that complete copies of such updated schedules shall be delivered to each of the Lenders on or prior to the Closing Date)) and all amendments thereto, waivers relating thereto and other side letters or agreements affecting the terms thereof. Except for revised schedules and other agreements supplementing the Purchase Agreement that are expressly contemplated by the terms thereof, none of such documents and agreements has been amended or supplemented, nor have any of the provisions thereof been waived, in any case in any material respect. The Purchase Agreement has been duly executed and delivered by the parties thereto and is in full force and effect. The representations and warranties of the Borrower and the other parties to the Purchase Agreement are true and correct in all material respects on the Closing Date as if made on and as of such date (disregarding, for purposes of this Agreement, any references in such representations to the phrases "to Seller's knowledge" and "of which we are aware" (or words of similar purport)). Such representations and warranties, together with the definitions of all defined terms used therein, are by this reference deemed incorporated herein mutatis mutandis, and each Lender is entitled to rely on the accuracy of such representations and warranties.

                 5.22 Intellectual Property. The Borrower and each of its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, technology, know-how and processes necessary for the conduct of its business as currently conducted except for those the failure to own or license which could not reasonably be expected to have a Material Adverse Effect (the "Intellectual Property"). No claim has been asserted and is pending by any Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, except for such claims which, in the aggregate, could not reasonably be expected to have a Material Adverse Effect, nor does the Borrower know of any valid basis for any such claim. The use of such Intellectual Property by the Borrower and its Subsidiaries does not infringe on the rights of any Person, except for such infringements that, in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

                 5.23 No Material Misstatements. The information, reports, financial statements, exhibits and schedules furnished by or on behalf of the Borrower and each other Loan Party to the Administrative Agent and the Lenders in connection with the negotiation of any Loan Document or included therein or delivered pursuant thereto do not contain, and will not contain as of the Closing Date, any material misstatement of fact and do not, taken as a whole, omit, and will not, taken as a whole, omit as of the Closing Date, to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading. It is understood that no representation or warranty is made concerning the forecasts, estimates, pro forma information, projections and statements as to anticipated future performance or conditions, and the assumptions on which they were based, contained in any such information, reports, financial statements, exhibits or schedules, except that as of the date such forecasts, estimates, pro forma information, projections and statements were generated, (a) such forecasts, estimates, pro forma information, projections and statements were based on the good faith assumptions of the management of the Borrower, as the case may be, and (b) such assumptions were believed by such management to be reasonable.


                        SECTION 6.  CONDITIONS PRECEDENT

                 6.1 Conditions to Initial Loans. The agreement of each Lender to make any extension of Credit on the Closing Date shall be subject to the satisfaction of the following conditions precedent on or prior to September 30, 1996:

                 (a) Documentation. The Administrative Agent shall have received (i) this Agreement, executed and delivered by the Borrower, the Administrative Agent and the Lenders and (ii) for the account of each Lender, which has requested a Note pursuant to any of subsections 2.2, 2.7, 2.8 and 2.9, a Revolving Credit Note, a Tranche A Term Note, a Tranche B Term Note or a Tranche C Term Note, as the case may be, each conforming to the requirements hereof and executed and delivered by a duly authorized officer of the Borrower, (iii) the Guarantee and Collateral Agreement, executed and delivered by a duly authorized officer of each party thereto, with a counterpart or a conformed copy for each Lender, (iv) each of the Fee Mortgages, each executed and delivered by a duly authorized officer of the party thereto, with a counterpart or a conformed copy for each Lender and (v) each of the Leasehold Mortgages, each executed and delivered by a duly authorized officer of the party thereto, with a counterpart or a conformed copy for each Lender.

                 (b) Existing Mortgages. The Administrative Agent shall have received (i) an endorsement to the existing title insurance policies updating the effective date and amending the description of the insured Mortgages executed and delivered pursuant to the Existing Credit Agreement to include the applicable Mortgage Supplement and
         (ii) with a counterpart for each Lender, a Mortgage Supplement with respect to each such Mortgage, duly executed and delivered by a duly authorized officer of the Borrower.

                 (c) Purchase Agreement. The Administrative Agent shall have received, with a copy for each Lender, a true and correct copy of all closing documents delivered pursuant to the Purchase Agreement in connection with the closing of the Acquisition, all of which shall be consistent with the Purchase Agreement. The Administrative Agent shall have received, with a copy for each Borrower, a certificate of a Responsible Officer of the Borrower certifying that the only condition to the consummation of the Acquisition (other than the Houston Acquisition to the extent not required under the Purchase Agreement to be concurrently consummated) remaining to be satisfied under the Purchase Agreement (which condition shall be satisfied substantially simultaneously with the consummation of the transactions contemplated hereby) is the delivery of funds sufficient to pay the amount of the purchase price required pursuant to the Purchase Agreement to be paid on the closing date of the Acquisition. Simultaneously with the consummation of the transactions contemplated hereby, the Acquisition (other than the Houston Acquisition to the extent not required under the Purchase Agreement to be concurrently consummated) shall have been completed in accordance with the terms of the Purchase Agreement, without any waiver or modification of any of the terms thereof.

                     (d) Opinions. The Administrative Agent and each Lender shall have received the following executed legal opinions dated the Closing Date:

                                (i)  the executed legal opinion of Powell,
                   Goldstein, Frazer & Murphy, counsel to the Borrower and the other Loan Parties, in substantially the form of Exhibit D-1 hereto; and

                              (ii) the executed legal opinion of special local counsel to the Borrower in each jurisdiction where any Loan Party is incorporated, has its principal place of business or has material Collateral (with exceptions agreed to by the Administrative Agent), substantially in the form attached hereto as Exhibit D-2.

                 (e) Authorizing Actions. The Administrative Agent shall have received, with a copy for each Lender, a copy of the resolutions, in form and substance reasonably satisfactory to the Administrative Agent, of the Boards of Directors of the Borrower and each other Loan Party authorizing the (i) execution, delivery and performance of the Loan Documents to which it is a party and the creation and perfection of any Liens contemplated thereby and (ii) in the case of the Borrower, the execution, delivery and performance of the Purchase Agreement and all closing documents delivered in connection therewith, certified by the Secretary or an Assistant Secretary of the Borrower or such Loan Party, as the case may be, as of the Closing Date, which certificate shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded as of the date of such certificate.

                 (f) Incumbency Certificates. The Administrative Agent shall have received, with a copy for each Lender, a certificate of the Secretary or Assistant Secretary of each of the Borrower and each other Loan Party dated the Closing Date, as to the incumbency and signature of each of the officers signing the Loan Documents to which it is a party and any other instrument or document to which it is a party, together with evidence of the incumbency of such Secretary or Assistant Secretary.

                 (g) Schedule of Uses. The Administrative Agent shall have received, with a copy for each Lender, a schedule of uses setting forth the application of the proceeds of the Loans and the other amounts received or paid in connection with the Acquisition and the financing thereof, and such schedule shall be consistent with Schedule 6.1(g) hereto, subject to adjustments contemplated by the terms of the Purchase Agreement.

                 (h) Closing Certificates. The Administrative Agent shall have received, with a copy for each Lender, a closing certificate of the Borrower and each other Loan Party, in form and substance reasonably satisfactory to the Administrative Agent and dated the Closing Date, to which shall be attached, among other things, true and complete copies of the certificate of incorporation and by-laws of the Borrower and each other Loan Party.

                 (i) Lien Perfection. The Administrative Agent shall have received evidence in form and substance reasonably satisfactory to it
         (i) that all filings, recordings, registrations and other actions, including, without limitation the filing of duly executed financing statements on form UCC-1 and the delivery of stock certificates and related blank stock powers, necessary or, in the opinion of the Administrative Agent, desirable to perfect the Liens created by the Security Documents shall have been completed and (ii) of the payment of any necessary fees, taxes or expenses relating thereto.

               (j) Proceeds of Subordinated Bridge Loan and Bridge Preferred Stock. The Borrower shall have received not less than (i)
         $240,000,000 in gross cash proceeds of loans to be made to it under the Subordinated Bridge Agreement by CIBC Inc. and certain other lenders,
         (ii) $165,000,000 of gross cash proceeds from the issuance to CIBC WG Argosy Merchant Fund 2, L.L.C., and certain other purchasers of its Bridge Preferred Stock and (iii) in the event that the Total Leverage Ratio on the Closing Date would otherwise exceed 6.50 to 1.00, such additional amount of gross cash proceeds of Bridge Preferred Stock issued to CIBC WG Argosy Merchant Fund 2, L.L.C. or other purchasers and/or common stock issued to William S. Levine and/or Arthur R. Moreno or other purchasers (no more than $60,000,000 of which shall constitute gross proceeds of Bridge Preferred Stock) as shall be necessary to cause the Total Leverage Ratio on the Closing Date to be equal to or less than 6.50 to 1.00, and all the terms and conditions of the Indebtedness under the Subordinated Bridge Agreement and of the Bridge Preferred Stock (including, without limitation, terms and conditions relating to the interest and dividend rates, fees, amortization, maturity, subordination, covenants, events of default and remedies) shall be reasonably satisfactory in all material respects to the Lenders.

                 (k) Purchase of Senior Notes. The Administrative Agent shall have received, with a copy for each Lender, evidence reasonably satisfactory to it that the Borrower shall have purchased the Senior Notes pursuant to a tender offer at a price reasonably satisfactory to the Lenders (and, if fewer than 100% of all outstanding Senior Notes shall have been so purchased, the remaining Senior Notes shall have been defeased in accordance with the terms of the Senior Note Indenture).

                 (l) Title Insurance Policy. The Administrative Agent shall have received in respect of each parcel covered by each Fee Mortgage and Leasehold Mortgage a mortgagee's title policy (or policies) or marked up unconditional binder for such insurance dated the Closing Date. Each such policy shall (i) be in an amount satisfactory to the Administrative Agent; (ii) insure that the Mortgage insured thereby creates a valid first Lien on such parcel free and clear of all defects and encumbrances, except as may be approved by the Administrative Agent; (iii) name the Administrative Agent for the benefit of the Lenders as the insured thereunder; (iv) be in the form of ALTA Loan Policy - 1992; (v) contain such endorsements (to the extent generally available in the applicable jurisdiction) and affirmative coverage as the Administrative Agent may request and (vi) be issued by title companies satisfactory to the Administrative Agent (including any such title companies acting as co-insurers or reinsurers, at the option of the Administrative Agent). The Administrative Agent shall have received evidence satisfactory to it that all premiums in respect of each such policy, and all charges for mortgage recording tax, if any, have been paid.

         (m) Flood Insurance. If requested by the Administrative Agent, the Administrative Agent shall have received (i) a policy of flood insurance which (A) covers any parcel of improved real property located in an area that has been identified by the Secretary of Housing and Urban Development as an area having special flood hazards and in which flood insurance has been made available under the Flood Insurance Act of 1968, which is encumbered by any Mortgage, (B) is written in an amount not less than the outstanding principal amount of the indebtedness secured by such Mortgage which is reasonably allocable to such real property or the maximum limit of coverage made available with respect to the particular type of property under the National Flood Insurance Act of 1968, whichever is less, and (C) has a term ending not earlier than the maturity of the indebtedness secured by such Mortgage and (ii) confirmation that the Company has received the notice required pursuant to Section 208(e)(3) of Regulation H of the Board of Governors of the Federal Reserve System.

                 (n) Copies of Documents. The Administrative Agent shall have received a copy of all recorded documents referred to, or listed as exceptions to title in, the title policy or policies referred to in subsection 6.1(p) and a copy, certified by such parties as the Administrative Agent may deem appropriate, of all other documents affecting the property covered by each Mortgage.

                 (o) Surveys. The Administrative Agent shall have received, and the title insurance company issuing the policy referred to in subsection 6.1(p) (the "Title Insurance Company") shall have received, maps or plats of an as-built survey of the sites of the property covered by each Fee Mortgage and Leasehold Mortgage certified to the Administrative Agent and the Title Insurance Company in a manner satisfactory to them, dated a date satisfactory to the Administrative Agent and the Title Insurance Company by an independent professional licensed land surveyor satisfactory to the Administrative Agent and the Title Insurance Company, which maps or plats and the surveys on which they are based shall be made in accordance with the Minimum Standard Detail Requirements for Land Title Surveys jointly established and adopted by the American Land Title Association and the American Congress on Surveying and Mapping in 1992, and, without limiting the generality of the foregoing, there shall be surveyed and shown on such maps, plats or surveys the following: (i) the locations on such sites of all the buildings, structures and other improvements and the established building setback lines; (ii) the lines of streets abutting the sites and width thereof; (iii) all access and other easements appurtenant to the sites or necessary or desirable to use the sites; (iv) all roadways, paths, driveways, easements, encroachments and overhanging projections and similar encumbrances affecting the site, whether recorded, apparent from a physical inspection of the sites or otherwise known to the surveyor; (v) any encroachments on any adjoining property by the building structures and improvements on the sites; and (vi) if the site is described as being on a filed map, a legend relating the survey to said map.

                 (p) Insurance. The Administrative Agent shall have received evidence in form and substance reasonably satisfactory to it that all of the requirements relating to insurance of subsection 7.5 of the Guarantee and Collateral Agreement and of each of the Mortgages shall have been satisfied.

                 (q) Environmental and Other Disclosure. The Administrative Agent shall not have received information not disclosed to it prior to the date hereof, including any information contained in any of the environmental assessments referred to below, that (giving effect to any exclusions, in accordance with the provisions of Section 10.15(b) of the Purchase Agreement, of office and production facilities from the real property that would otherwise be the subject of the Acquisition) could reasonably be expected to have a Material Adverse Effect or a material adverse effect on the ability of the Borrower to remain in compliance with, or perform its obligations under, this Agreement. The Administrative Agent shall have received the results of "Phase I" environmental assessments with respect to all real property on which the Borrower or its Subsidiaries has offices and/or production facilities and any other real property owned or leased by any of them that is located at a site that is known to involve material environmental liability.

                 (r) Fees. The Administrative Agent shall have received the fees to be received on the Closing Date referred to in subsection 2.4(b).

                 (s) Existing Credit Agreement. All loans outstanding under the Existing Credit Agreement on the Closing Date shall have been paid in full and all interest, fees and other amounts accrued and unpaid under the Existing Credit Agreement on the Closing Date shall have been paid in full.

                 6.2 Conditions to Each Extension of Credit. The agreement of each Lender to make any extension of credit requested to be made by it on any date (including, without limitation, its initial extension of credit) is subject to the satisfaction of the following conditions precedent:

                 (a) Representations and Warranties. Each of the representations and warranties made by the Borrower and each other Loan Party in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of such date as if made on and as of such date except to the extent such representations and warranties relate solely to an earlier date.

                 (b) No Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the Loans requested to be made on such date.

Each borrowing by and Letter of Credit issued on behalf of the Borrower hereunder shall constitute a representation and warranty by the Borrower as of the date of such borrowing or issuance that the conditions contained in this subsection have been satisfied.


                       SECTION 7.  AFFIRMATIVE COVENANTS

                 The Borrower hereby agrees that, on and after the Closing Date and so long thereafter as the Commitments remain in effect, any Loan or any Letter of Credit remains outstanding and unpaid or any other amount is owing to any Lender or the Administrative Agent hereunder, the Borrower shall and (except in the case of delivery of financial information, reports and notices) shall cause each of its Subsidiaries to:

                 7.1  Financial Statements.  Furnish to each Lender:

                 (a) as soon as available, but in any event within 90 days after the end of each fiscal year of the Borrower, a copy of the consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such year and the related consolidated statements of income and retained earnings and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, reported on without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by Deloitte & Touche or other independent certified public accountants of nationally recognized standing; and

                 (b) as soon as available, but in any event not later than 45 days after the end of each of the first three quarterly periods of each fiscal year of the Borrower, the unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of income and retained earnings and of cash flows of the Borrower and its consolidated Subsidiaries for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments);

all such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein).

                 7.2  Certificates; Other Information.  Furnish to each Lender:

                 (a) concurrently with the delivery of the financial statements referred to in subsection 7.1(a), a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default, except as specified in such certificate;

                 (b) concurrently with the delivery of the financial statements referred to in subsections 7.1(a) and 7.1(b), a certificate of a Responsible Officer (a "Compliance Certificate") (i) stating that, to the best of such Officer's knowledge, the Borrower during such period has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in this Agreement and in other Loan Documents to which it is a party to be observed, performed or satisfied by it, and that such Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate, (ii) setting forth in reasonable detail calculations required to determine compliance with the covenants set forth in subsections 8.1, 8.5(c), 8.6(b), 8.6(d), 8.7, 8.9, 8.10(c) and 8.10(d)
         (x) for the most recently completed fiscal quarter, (y) for the corresponding fiscal quarter during the preceding fiscal year and (z) as budgeted pursuant to subsection 7.2(c)(i) for the most recently completed fiscal quarter and (iii) setting forth in reasonable detail the Borrower's consolidated gross revenues, net revenues and cash flow
         (x) for the most recently completed fiscal quarter, (y) for the corresponding fiscal quarter during the preceding fiscal year and (z) as budgeted pursuant to subsection 7.2(c)(i) for the most recently completed fiscal quarter;

                 (c) not later than thirty days prior to the end of each fiscal year of the Borrower, a copy of the projections by the Borrower setting forth in reasonable detail the (i) quarterly and annual operating budget and cash flow budget of the Borrower and its Subsidiaries for the succeeding fiscal year, including, without limitation, the

         Borrower's projected consolidated gross revenues, net revenues and cash flow for the succeeding fiscal year and (ii) quarterly and annual calculations required to determine compliance by the Borrower and its Subsidiaries, based on the projections provided pursuant to subsection 7.2(c)(i), with the covenants set forth in subsections 8.1, 8.5(c), 8.6(b), 8.6(d), 8.7, 8.9, 8.10(c) and 8.10(d), such projections and calculations to be accompanied by a certificate of a Responsible Officer to the effect that such projections and calculations have been prepared on the basis of sound financial planning practice and that such Officer believes, in good faith, that such projections and calculations are based on reasonable assumptions;

                 (c) within five days after the same are sent, copies of all financial statements and reports which the Borrower sends to its stockholders, and within five days after the same are filed, copies of all financial statements and reports which the Borrower may make to, or file with, the SEC or any successor or analogous Governmental Authority; and

                 (d) promptly, such additional financial and other information as any Lender may from time to time reasonably request.

                 7.3 Payment of Obligations. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Borrower or its Subsidiaries and except to the extent that the failure to so pay such obligations could not, in the aggregate, reasonably be expected to have a Material Adverse Effect, as the case may be; provided, however, that any failure to comply with the provisions of this subsection with respect to Indebtedness or Guarantee Obligations shall not constitute a Default under Section 9(d) unless and until such failure to comply herewith with respect to Indebtedness or Guarantee Obligations would constitute a Default under Section 9(e).

                 7.4 Conduct of Business and Maintenance of Existence. Continue to engage in business of the same general type as now conducted by it and preserve, renew and keep in full force and effect its corporate existence and take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business except as otherwise permitted pursuant to subsection 8.5; comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith could not, in the aggregate, be reasonably expected to have a Material Adverse Effect.

                 7.5 Maintenance of Property; Insurance. Maintain the condition of all property useful and necessary in its business in accordance with standards existing in the outdoor advertising business; maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts and against at least such risks as are usually insured against in the same general area by companies engaged in the same or a similar business; and furnish to each Lender, upon written request, full information as to the insurance carried.

                 7.6 Inspection of Property; Books and Records; Discussions. Keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities; and permit representatives of any Lender to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired and to discuss the business, operations, properties and financial and other condition of the Borrower and its Subsidiaries with officers and employees of the Borrower and its Subsidiaries and with its independent certified public accountants.

                 7.7  Notices.  Promptly give notice to the Administrative
                   Agent and each Lender of:

                 (a)  the occurrence of any Default or Event of Default;

                 (b) any (i) default or event of default under any Contractual Obligation of the Borrower or any of its Subsidiaries or (ii) litigation, investigation or proceeding which may exist at any time between the Borrower or any of its Subsidiaries and any Governmental Authority, which in either case, if not cured or if adversely determined, as the case may be, could reasonably be expected to have a Material Adverse Effect;

                 (c) any litigation or proceeding affecting the Borrower or any of its Subsidiaries in which the amount involved is $500,000 or more and not covered by insurance or in which injunctive or similar relief is sought;

         (d) the following events, as soon as possible and in any event within 30 days after the Borrower knows or has reason to know thereof: (i) the occurrence or expected occurrence of any Reportable Event with respect to any Single Employer Plan, a failure to make any required contribution to a Plan, the creation of any Lien in favor of the PBGC or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC or the Borrower or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the terminating, Reorganization or Insolvency of, any Plan, provided, however, that no such notice shall be required if individually or in the aggregate the foregoing events could not be reasonably expected to result in the imposition of a Lien on the property, assets or revenues of the Borrower or any Commonly Controlled Entity or liability to the Borrower or any Commonly Controlled Entity in excess of $500,000; and

                 (e) any development or event which could reasonably be expected to have a Material Adverse Effect.

Each notice pursuant to this subsection shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the Borrower proposes to take with respect thereto.

                 7.8  Environmental Laws.   (a)  Comply in all material
respects with, and require compliance in all material respects by all tenants and subtenants, if any, with, all applicable Environmental Laws and obtain and comply in all material respects with and maintain, and require that all tenants and subtenants obtain and comply in all material respects with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws except to the extent that failure to do so could not be reasonably expected to have a Material Adverse Effect.

                 (b) Promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws except to the extent that the same are being contested in good faith by appropriate proceedings and the pendency of such proceedings could not be reasonably expected to have a Material Adverse Effect.

                 7.9 Lease Renewals. Use its best efforts upon expiry of all existing leases that do not automatically renew and consistent with industry practice to become, as soon as practicable following the Closing Date, the tenant under all leases that are part of the assets acquired pursuant to the Acquisition with respect to which the Borrower or any Subsidiary shall not have become the tenant on the Closing Date.

                 7.10 Additional Collateral. (a) With respect to any assets (or any interest therein) acquired after the Closing Date by the Borrower or any of its Subsidiaries, promptly (and in any event within 30 days after the acquisition thereof): (i) execute and deliver to the Administrative Agent such amendments to the relevant Security Documents or such other documents as the Administrative Agent shall deem necessary or advisable to grant to the Administrative Agent, for the benefit of the Lenders, a Lien on such assets (or such interest therein), (ii) take all actions necessary or advisable to cause such Lien to be duly perfected in accordance with all applicable Requirements of Law, including, without limitation, the filing of financing statements and the recording of Mortgages in such jurisdictions as may be requested by the Administrative Agent, (iii) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described in clauses (i) and (ii) immediately preceding, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent, and (iv) if requested by the Administrative Agent, deliver to the Administrative Agent such surveys, title insurance and flood insurance as the Administrative Agent shall reasonably request.

                 (b) With respect to any Person that, subsequent to the Closing Date, becomes a Subsidiary, promptly upon the request of the Administrative Agent: (i) execute and deliver to the Administrative Agent, for the benefit of the Lenders, such amendments to the

Guarantee and Collateral Agreement as the Administrative Agent shall deem necessary or advisable to grant to the Administrative Agent, for the benefit of the Lenders, a Lien on the all of the Capital Stock, in the case of a domestic Subsidiary, and 66% of the Capital Stock, in the case of a foreign Subsidiary, of such Subsidiary which is owned by the Borrower or any of its Subsidiaries,
(ii) deliver to the Administrative Agent the certificates representing such Capital Stock, together with undated stock powers executed and delivered in blank by a duly authorized officer of the Borrower or such Subsidiary, as the case may be, (iii) in the case of any such domestic Subsidiary, cause such new Subsidiary (A) to become a party to the Guarantee and Collateral Agreement, in each case pursuant to an annex to the Guarantee and Collateral Agreement or otherwise pursuant to documentation which is in form and substance satisfactory to the Administrative Agent, and (B) to take all actions necessary or advisable to cause the Lien created by the Guarantee and Collateral Agreement to be duly perfected in accordance with all applicable Requirements of Law, including, without limitation, the filing of financing statements in such jurisdictions as may be requested by the Administrative Agent and (iv) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described in clauses (i), (ii) and (iii) immediately preceding, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

                 7.11 Key Man Life Insurance. Maintain in full force and effect a "key man" life insurance policy covering Arthur R. Moreno in an amount not less than $5,000,000, the proceeds of which are assigned to the Administrative Agent, for the benefit of the Lenders, on terms satisfactory to the Administrative Agent.

                 7.12 Interest Rate Protection. No later than 90 days following the Closing Date, enter into Hedging Agreements which shall provide interest rate protection in respect of at least $265,000,000 of Indebtedness of the Borrower, which shall be in form and substance reasonably satisfactory to the Administrative Agent and for a term of at least two years.


                         SECTION 8.  NEGATIVE COVENANTS

                 The Borrower hereby agrees that, on and after the Closing Date and so long thereafter as the Commitments remain in effect, any Loan or any Letter of Credit remains outstanding and unpaid or any other amount is owing to any Lender or the Administrative Agent hereunder, the Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly:

                 8.1  Financial Condition Covenants.

                 (a) Maintenance of Total Leverage Ratio. Permit the Total Leverage Ratio as at the last day of any fiscal quarter ending during any period set forth below to be more than the ratio set forth opposite such period below:


                          Period                   Total Leverage Ratio
                          ------                   --------------------

        Closing Date - 12/30/96                    6.50 to 1.0
        12/31/96 - 6/29/97                         6.00 to 1.0
        6/30/97 - 12/30/97                         5.75 to 1.0
        12/30/97 - 6/29/98                         5.25 to 1.0
        6/30/98 - 12/30/98                         4.75 to 1.0
        12/31/98 - 6/29/99                         4.25 to 1.0
        6/30/99 - 12/30/99                         4.00 to 1.0
        12/31/99 and thereafter                    3.50 to 1.0

                 (b) Maintenance of Senior Leverage Ratio. Permit the Senior Leverage Ratio as at the last day of any fiscal quarter ending during any period set forth below to be more than the ratio set forth opposite such period below:

                          Period                   Senior Leverage Ratio
                          ------                   ---------------------

        Closing Date - 12/30/96                         4.50 to 1.0
        12/31/96 - 6/29/97                              4.25 to 1.0
        6/30/97 - 12/30/97                              4.00 to 1.0
        12/30/97 - 6/29/98                              3.75 to 1.0
        6/30/98 - 12/30/98                              3.50 to 1.0
        12/31/98 - 6/29/99                              3.25 to 1.0
        6/30/99 and thereafter                         3.00 to 1.00

                 (c) Interest Coverage. Permit, as at the last day of (i) the first full quarter following the Closing Date, (ii) the first two consecutive full quarters following the Closing Date, (iii) the first three consecutive full quarters following the Closing Date and (iv) any period of four consecutive fiscal quarters thereafter, the ratio of (x) Consolidated Operating Cash Flow for such period to (y) Consolidated Interest Expense for such period to be less than the ratio set forth below opposite the period which includes the last day of such period:


                          Period           Interest Coverage Ratio
                          ------           -----------------------

         Closing Date - 12/30/98           2.00 to 1.0
         12/31/98 - 12/30/99               2.25 to 1.0
         12/31/99 and thereafter           2.50 to 1.0

                 (d) Fixed Charge Coverage. Permit, as at the last day of (i) the first two consecutive full quarters following the Closing Date,
         (iii) the first three consecutive
         full quarters following the Closing Date and (iv) any period of four consecutive fiscal quarters thereafter, the ratio of (x) Consolidated Operating Cash Flow for such period to (y) Consolidated Fixed Charges for such period to be less than 1.05:1.0.

                 (e) Tobacco Revenues Ratio. Permit for any twelve-month period ending on the Closing Date or on the last day of any fiscal quarter of the Borrower ending thereafter (on a pro forma basis assuming the Acquisition had occurred on the first day of such period in the case of any such period including periods prior to the Closing
         Date), the percentage represented by (i) the Tobacco Advertising Revenues of the Borrower and its Subsidiaries for such fiscal year of
         (ii) the net revenues derived from all Advertising Displays by the Borrower and its Subsidiaries for such fiscal year to exceed 15%.

                 8.2 Limitation on Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except:

                 (a)  Indebtedness of the Borrower under this Agreement;

                 (b) until the Closing Date, Indebtedness of the Borrower in respect of the Senior Notes;

                 (c) Indebtedness of the Borrower to any Subsidiary Guarantor and of any Subsidiary to the Borrower or any other Subsidiary Guarantor;

                 (d) Indebtedness of a corporation which becomes a Subsidiary after the Closing Date, provided that (i) such Indebtedness existed at the time such corporation became a Subsidiary and was not created in anticipation thereof and (ii) immediately after giving effect to the acquisition of such corporation by the Borrower no Default or Event of Default shall have occurred and be continuing, and any refinancings, refundings, renewals or extensions thereof;

                 (e)  Indebtedness outstanding on the date hereof and listed on
         Schedule 8.2 and any refinancings, refundings, renewals or extensions thereof, in aggregate principal amounts not to exceed the amounts set forth thereon in respect thereof, except that all Indebtedness which is designated on such Schedule as Indebtedness to be paid on the Closing Date shall be paid on the Closing Date;

                 (f) Indebtedness under Hedging Agreements entered into (i) in accordance with the requirements of subsection 7.11 or (ii) in the ordinary course of business; and

                 (g) Indebtedness under the Subordinated Bridge Agreement or the Permanent Subordinated Indebtedness, in an aggregate principal amount not to exceed $240,000,000 at any time outstanding.

                 8.3 Limitation on Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except for:

                 (a) Liens for taxes, assessments or other governmental charges not yet due or which are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of the Borrower or its Subsidiaries, as the case may be, in conformity with GAAP;

                 (b) landlords', carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 60 days or which are being contested in good faith by appropriate proceedings;

                 (c) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation;

                 (d) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

                 (e) easements, rights-of-way, zoning or restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Borrower or such Subsidiary;

                 (f)  Liens in existence on the date hereof listed on
         Schedule 8.3, securing Indebtedness permitted by subsection 8.2(e), provided that no such Lien is spread to cover any additional property after the Closing Date and that the amount of Indebtedness secured thereby is not increased;

                 (g) Liens on the property or assets of a corporation which becomes a Subsidiary after the Closing Date securing Indebtedness permitted by subsection 8.2(d), provided that (i) such Liens existed at the time such corporation became a Subsidiary and were not created in anticipation thereof, (ii) any such Lien is not spread to cover any property or assets of such corporation after the time such corporation becomes a Subsidiary, and (iii) the amount of Indebtedness secured thereby is not increased; and

                 (h)  Liens created pursuant to the Security Documents.

                 8.4 Limitation on Guarantee Obligations. Create, incur, assume or suffer to exist any Guarantee Obligation.

                 8.5 Limitation on Fundamental Changes. Enter into any merger, consolidation or amalgamation or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of, all or substantially all of its property, business or assets, or make any material change in its present method of conducting business, except:

                 (a) any Subsidiary of the Borrower may be merged or consolidated with or into the Borrower (provided that the Borrower shall be the continuing or surviving corporation) or with or into any one or more Wholly Owned Subsidiaries of the Borrower (provided that the Wholly Owned Subsidiary or Subsidiaries shall be the continuing or surviving corporation);

                 (b) any Wholly Owned Subsidiary may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Borrower or any other Wholly Owned Subsidiary of the Borrower; and

                 (c) the Borrower or any of its Subsidiaries may enter into any merger, consolidation or amalgamation necessary to effect a Permitted Acquisition.

                 8.6 Limitation on Sale of Assets. Convey, sell, lease, assign, transfer or otherwise dispose of any of its property, business or assets (including, without limitation, receivables and leasehold interests), whether now owned or hereafter acquired, or, in the case of any Subsidiary, issue or sell any shares of such Subsidiary's Capital Stock to any Person other than the Borrower or any Wholly Owned Subsidiary, except:

                      (a) the sale or other disposition of property in the ordinary course of business;

                      (b) the exchange, in the ordinary course of the outdoor advertising business, of any interest of the Borrower or any of its Subsidiaries in any Advertising Display or Displays for a similar interest in an Advertising Display or Displays of a Person other than the Borrower or such Subsidiary; provided that (i) the aggregate fair market value (as determined in good faith by the Board of Directors of the Borrower) of the Advertising Display or Displays being transferred by the Borrower or such Subsidiary is not greater than the aggregate fair market value (as determined in good faith by the Board of Directors of the Borrower) of the Advertising Display or Displays received by the Borrower or such Subsidiary in such exchange and (ii) the aggregate fair market value (as determined in good faith by the Board of Directors of the Borrower) of all Advertising Displays transferred by the Borrower and its Subsidiaries in connection with exchanges in any period of twelve consecutive months shall not exceed $250,000;

                       (c)  as permitted by subsection 8.5(b); and

                       (d) any other sale or other disposition of assets, provided that (i) consideration in an amount not less than the fair market value thereof shall be received in connection therewith, (ii) 100% of such consideration shall consist of cash, (iii) the requirements of subsection 4.3(c) shall be complied with in connection therewith and (iv) the aggregate fair market value of the assets sold or otherwise disposed of during any fiscal year of the Borrower shall not exceed 5% of the consolidated total assets of the Borrower set forth on the audited balance sheet of the Borrower then most recently delivered to the Lenders pursuant to subsection 5.1(a) or 7.1(a) and (v) the portion of Consolidated Operating Cash Flow attributable to the assets so sold or otherwise disposed of during any fiscal year of the Borrower shall not exceed 10% of Consolidated Operating Cash Flow of the Borrower for the then most recently ended fiscal year of the Borrower for which audited financial statements shall have been delivered to the Lenders pursuant to subsection 5.1(a) or 7.1(a), provided that (A) in the event that the Denver Disposition is consummated prior to December 31, 1996, the consideration therefor may consist of consideration other than cash if
         (x) at least 50% of such consideration comprises cash and/or Indebtedness that is secured by all or substantially all of the assets that are the subject thereof and has terms satisfactory to the Administrative Agent and (y) all of such non-cash consideration is pledged to the Administrative Agent, for the benefit of the Lenders, on terms satisfactory to the Administrative Agent, and (B) in the event that the Houston Disposition is consummated prior to December 31, 1996, up to 60% of the consideration therefor may consist of consideration other than cash if all of such non-cash consideration is pledged to the Administrative Agent, for the benefit of the Lenders, on terms satisfactory to the Administrative Agent, and provided, further, that to the extent that the Houston Disposition or the Denver Disposition is consummated prior to December 31, 1996, the fair market value thereof and the portion of Consolidated Operating Cash Flow attributable thereto shall not be included in determining compliance with the limits set forth in clauses (iv) and (v), respectively, of the first proviso to this clause (d).

                 8.7 Limitation on Leases. Permit the aggregate Consolidated Lease Expense of the Borrower to exceed $4,000,000 for any fiscal year.

                 8.8 Limitation on Dividends and Interest. (a) Declare or pay any dividend (other than dividends payable solely in common stock of the Borrower) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of (other than for payment solely in common stock of the Borrower), any shares of any class of Capital Stock of the Borrower or any warrants or options to purchase any such Stock, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the Borrower or any Subsidiary, or (b) pay interest on Subordinated Indebtedness (i) in cash at a rate per annum greater than 15% per annum on the principal thereof or (ii) in any form, including, without limitation, capitalized interest and payment in kind, at a rate per annum greater than 20% per annum on the principal thereof; provided that the Borrower may pay non-cash dividends in kind on the Bridge Preferred Stock in accordance with the terms thereof at a rate per annum not greater than 20% per annum on the liquidation preference thereof.

                 8.9 Limitation on Capital Expenditures. Make any expenditure in respect of the purchase or other acquisition of, or improvement to, any assets which are characterized as fixed or capital assets in accordance with GAAP (excluding any such asset acquired in connection with normal replacement and maintenance programs properly charged to current operations) except for expenditures in the ordinary course of business not exceeding, in the aggregate for the Borrower and its Subsidiaries during any of the fiscal years of the Borrower set forth below, the amount set forth opposite such fiscal year below:

                 Fiscal Year                       Amount
                 -----------                       ------

                    1996                           $12,000,000
                    1997                           $20,000,000
                    1998                           $21,000,000
                    Each year thereafter           $22,000,000;

provided that any capital expenditures permitted to be made during any fiscal year that are not made during such fiscal year may be carried over and expended during the next succeeding fiscal year.

                 8.10 Limitation on Investments, Loans and Advances. Make any advance, loan, extension of credit or capital contribution to, or purchase any stock, bonds, notes, debentures or other securities of or any assets constituting a business unit of, or make any other investment in, any Person, except:

                 (a) extensions of trade credit in the ordinary course of business;

                 (b)  investments in Cash Equivalents;

                 (c)  Permitted Acquisitions;

                 (d) loans and advances to employees of the Borrower or its Subsidiaries for travel and relocation expenses in the ordinary course of business and consistent with past practice in an aggregate amount for the Borrower and its Subsidiaries not to exceed $750,000 at any one time outstanding; and

                 (e)  the Acquisition.

                 8.11 Limitation on Optional Payments and Modifications of Debt Instruments. (a) Except for the prepayment on or before the Closing Date of the Senior Notes and the Indebtedness which is to be paid on the Closing Date as described in subsection 5.16(b) and except for the refinancing of the Subordinated Bridge Indebtedness with the proceeds of the Permanent Subordinated Indebtedness, make any optional payment or prepayment on or redemption or defeasance of any Indebtedness (other than the Loans), or (b) amend, modify or change, or consent or agree to any amendment, modification or change to any of the terms relating to the payment or prepayment or principal of or interest on, any Indebtedness

(other than any such amendment, modification or change which would extend the maturity or reduce the amount of any payment of principal thereof or which would reduce the rate or extend the date for payment of interest thereon), or
(c) designate or permit to be designated any "Designated Senior Indebtedness" under and as defined in the Subordinated Bridge Agreement or the Senior Subordinated Indenture, other than the Indebtedness under this Agreement.

                 8.12 Limitation on Transactions with Affiliates. Except as set forth on Schedule 8.12, enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate unless such transaction is (a) otherwise permitted under this Agreement, (b) in the ordinary course of the Borrower's or such Subsidiary's business and (c) upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary, as the case may be, than it would obtain in a comparable arm's length transaction with a Person which is not an Affiliate.

                 8.13 Limitation on Sales and Leasebacks. Enter into any arrangement with any Person providing for the leasing by the Borrower or any Subsidiary of real or personal property which has been or is to be sold or transferred by the Borrower or such Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of the Borrower or such Subsidiary.

                 8.14 Limitation on Changes in Fiscal Year. Permit the fiscal year of the Borrower to end on a day other than December 31.

                 8.15 Limitation on Negative Pledge Clauses. Enter into with any Person any agreement, other than any industrial revenue bonds, purchase money mortgages, liens or security interests or Financing Leases permitted by this Agreement (in which cases, any prohibition or limitation shall only be effective against the assets financed thereby), which prohibits or limits the ability of the Borrower or any of its Subsidiaries to create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, to secure the Obligations.

                 8.16 Limitation on Lines of Business. Enter into any business, either directly or through any Subsidiary, except for those businesses in which the Borrower and its Subsidiaries are engaged on the date of this Agreement or which are directly related thereto.


                         SECTION 9.  EVENTS OF DEFAULT

                 If any of the following events shall occur and be continuing:

                 (a) The Borrower shall fail to pay any principal of any Loan or any L/C Reimbursement Obligation when due in accordance with the terms thereof or hereof; or the Borrower shall fail to pay any interest on any Loan, or any other amount payable hereunder, within five days after any such interest or other amount becomes due in accordance with the terms thereof or hereof; or

                 (b) Any representation or warranty made or deemed made by the Borrower or any other Loan Party herein or in any other Loan Document or which is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

                 (c) The Borrower or any other Loan Party shall default in the observance or performance of any agreement contained in Section 8 hereof or in any negative covenant contained in any Security Document; or

                 (d) The Borrower or any other Loan Party shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) through (c) of this Section), and such default shall continue unremedied for a period of 30 days; or

                 (e) The Borrower or any of its Subsidiaries shall (i) default in any payment of principal of or interest of any Indebtedness (other than the Loans) in the aggregate principal amount of $7,500,000 or more or in the payment of any Guarantee Obligation in the aggregate principal amount of $7,500,000 or more, beyond the period of grace (not to exceed 30 days), if any, provided in the instrument or agreement under which such Indebtedness or Guarantee Obligation was created; or (ii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or Guarantee Obligation or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Guarantee Obligation (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or such Guarantee Obligation to become payable; or

                (f) (i) The Borrower or any of its Subsidiaries shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the Borrower or any of its Subsidiaries shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Borrower or any of its Subsidiaries any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against the Borrower or any of its Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) the Borrower or any of its Subsidiaries shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) the Borrower or any of its Subsidiaries shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

                 (g) (i) Any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of the Borrower or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Majority Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) the Borrower or any Commonly Controlled Entity shall, or in the reasonable opinion of the Majority Lenders is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or (vi) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through
         (vi) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to have a Material Adverse Effect; or

             (h) One or more judgments or decrees shall be entered against the Borrower or any of its Subsidiaries involving in the aggregate a liability (not paid or fully covered by insurance) of $7,500,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof; or

                 (i) (i) Any of the Security Documents shall cease, for any reason, to be in full force and effect, or the Borrower or any other Loan Party which is a party to any of the Security Documents or any Guarantee shall so assert or (ii) the Lien created by any of the Security Documents shall cease to be enforceable and of the same effect and priority purported to be created thereby; or

                 (j) (i) Except for the Designated Holders, any Person or "group" (within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended) (A) shall have acquired beneficial ownership of 20% or more of any outstanding class of Capital Stock having ordinary voting power in the election of directors of the Borrower or (B) shall obtain the power (whether or not exercised) to elect a majority of the Borrower's directors, or (ii) the aggregate amount of Capital Stock having ordinary voting power in the election of directors of the Borrower held the Designated Holders (on a fully diluted basis) shall not constitute at least 40% (or, at any time that the Total Leverage Ratio as of the last day of the two most recently completed fiscal quarters of the Borrower for which financial statements have been delivered pursuant to subsection 7.1 is less than
         3.50 to 1.00, 25%) of the issued and outstanding Capital Stock having such voting power, or (iii) either of the Designated Holders shall own fewer than 60% of the number of shares of Capital Stock of the Borrower of any class held by them on the Closing Date (without giving effect to any stock split or distribution of additional shares in respect thereof), or (iv) a "Change of Control" (as defined in the Subordinated Bridge Agreement or in any agreement or indenture under which Indebtedness is issued to replace or refinance any Indebtedness thereunder) shall have occurred, or (v) the Board of Directors of the Borrower shall not consist of a majority of Continuing Directors; as used in this paragraph " Continuing Directors" shall mean the directors of the Borrower on the Closing Date and each other director, if such other director's nomination for election to the Board of Directors of the Borrower is recommended by a majority of the then Continuing Directors; or

                 (k) If the aggregate number of signs owned by the Borrower or any of its Subsidiaries at the beginning of any period of twelve consecutive months that are destroyed or otherwise lost to the Borrower or such Subsidiary during such period (whether as a result of a casualty loss, a governmental condemnation, a termination or expiration of a lease or otherwise (but excluding as a result of a sale of assets permitted hereunder)) and that shall not have been replaced by the end of such period (whether with the proceeds of insurance, condemnation awards or otherwise) shall exceed, in the case of the signs in all the Borrower's markets, 5% of the signs in such markets at the beginning of such period, on a pro forma basis assuming the Acquisition had occurred at or prior to the commencement of such fiscal year;

then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of Section 9(f) above with respect to the Borrower, automatically the Commitments shall immediately terminate and the Loans (with accrued interest thereon) and all other amounts owing under this Agreement (including, without limitation, all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) and any Notes shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken: (i) with the consent of the Majority Lenders, the Administrative Agent may, or upon the request of the Majority Lenders, the Administrative Agent shall, by notice to the Borrower declare the Commitments to be terminated forthwith, whereupon the

Commitments shall immediately terminate; and (ii) with the consent of the Majority Lenders, the Administrative Agent may, or upon the request of the Majority Lenders, the Administrative Agent shall, by notice of default to the Borrower, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement (including, without limitation, all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) and any Notes to be due and payable forthwith, whereupon the same shall immediately become due and payable.

                 With respect to all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to the preceding paragraph, the Borrower shall at such time deposit in a cash collateral account opened by the Administrative Agent an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit. The Borrower hereby grants to the Administrative Agent, for the benefit of the Issuing Lender and the L/C Participants, a security interest in such cash collateral to secure all obligations of the Borrower under this Agreement and the other Loan Documents. Amounts held in such cash collateral account shall be applied by the Administrative Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay other Obligations. After all such Letters of Credit shall have expired or been fully drawn upon, all L/C Reimbursement Obligations shall have been satisfied and all other Obligations shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to the Borrower. The Borrower shall execute and deliver to the Administrative Agent, for the account of the Issuing Lender and the L/C Participants, such further documents and instruments as the Administrative Agent may request to evidence the creation and perfection of the within security interest in such cash collateral account.

                 Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived.


                     SECTION 10.  THE ADMINISTRATIVE AGENT

                 10.1 Appointment. Each Lender hereby irrevocably designates and appoints Canadian Imperial Bank of Commerce, New York Agency, as the Administrative Agent of such Lender under this Agreement and the other Loan Documents, and each such Lender irrevocably authorizes Canadian Imperial Bank of Commerce, New York Agency, as the Administrative Agent for such Lender, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably
incidental thereto.   Notwithstanding any provision to the contrary elsewhere
in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent.

                 10.2 Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys in-fact selected by it with reasonable care.

                 10.3 Exculpatory Provisions. Neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except for its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Borrower or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or the Notes or any other Loan Document or for any failure of the Borrower to perform its obligations hereunder or thereunder. The Administrative Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Borrower.

                 10.4 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any Note, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Majority Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the Notes and the other Loan Documents in accordance with a request of the Majority Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Notes.

                 10.5 Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent has received notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Majority Lenders; provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

                 10.6 Non-Reliance on Administrative Agent and Other Lenders. Each Lender expressly acknowledges that neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Administrative Agent hereinafter taken, including any review of the affairs of the Borrower, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrower and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrower. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Borrower which may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

                 10.7 Indemnification. The Lenders agree to indemnify the Administrative Agent in its capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective Commitment Percentages in effect on the date on which indemnification is sought under this subsection (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Obligations shall have been paid in full, ratably in accordance with their Commitment Percentages immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Notes) be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the Administrative Agent's gross negligence or willful misconduct. The agreements in this subsection shall survive the payment of the Loans and all other amounts payable hereunder.

                 10.8 Administrative Agent in Its Individual Capacity. The Administrative Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower as though the Administrative Agent were not the Administrative Agent hereunder and under the other Loan Documents. With respect to its Loans made or renewed by it and any
Note issued to it and with respect to any Letter of Credit issued or participated in by it, the Administrative Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not the Administrative Agent, and the terms "Lender" and "Lenders" shall include the Administrative Agent in its individual capacity.

                 10.9 Successor Administrative Agent. The Administrative Agent may resign as Administrative Agent upon 10 days' notice to the Lenders. If the Administrative Agent shall resign as Administrative Agent under this Agreement and the other Loan Documents, then the Majority Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall be approved by the Borrower, whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term "Administrative Agent" shall mean such successor agent effective upon such appointment and approval, and the former Administrative Agent's rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Notes. After any retiring Administrative Agent's resignation as Administrative Agent, the provisions of this subsection shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Loan Documents.

                 10.10 Releases of Guarantees and Collateral. In connection with the sale or other disposition of all of the Capital Stock of any Guarantor or the sale or other disposition of Collateral (as defined in each of the Security Documents) permitted under subsection 8.6, the Administrative Agent shall, and is hereby authorized by the Lenders to, promptly, upon the request of the Borrower and at the sole expense of the Borrower, take all actions reasonably necessary to release such Guarantor from its guarantee contained in the Guarantee and Collateral Agreement or its Guarantee or to release the Collateral subject to such sale or other disposition, as the case may be, and shall take any other actions reasonably requested by the Borrower to effect the transactions permitted under subsection 8.6.


                           SECTION 11.  MISCELLANEOUS

                 11.1 Amendments and Waivers. Neither this Agreement, any Note or any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this subsection. The Majority Lenders may, or, with the written consent of the Majority Lenders, the Administrative Agent may, from time to time, (a) enter into with the Borrower written amendments, supplements or modifications hereto and to any Notes and the other Loan Documents for the purpose of adding any provisions to this Agreement, any Notes or the other Loan Documents or changing in any manner the rights of the Lenders or of the Borrower hereunder or thereunder or (b) waive, on such terms and conditions as the Majority Lenders or the Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement, any Notes or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall:

                    (i) reduce the amount or extend the scheduled date of maturity of any Loan or any installment thereof or any L/C Obligation or reduce the stated rate of any interest or fee payable hereunder or extend the scheduled date of any payment thereof or increase the amount or extend the expiration date of any Lender's Commitments, in each case without the consent of each Lender affected thereby; or

                    (ii) amend, modify or waive any provision of this subsection 11.1 or reduce the percentage specified in the definition of Majority Lenders, or consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement and the other Loan Documents or release any guarantee obligation contained in the Guarantee and Collateral Document or any of the other Guarantees or release all or a substantial part of the Collateral (other than in connection with any release permitted by subsection 10.10), in each case without the written consent of all the Lenders; or

                   (iii) amend, modify or waive any provision of Section 10 without the written consent of the then Administrative Agent; or

                    (iv) amend, modify or waive any provision of this Agreement regarding the allocation of prepayment amounts among the Term Loans or the application of such prepayment amounts to the respective installments of principal under the respective Term Loans without the written consent of (x) the Tranche A Term Loan Lenders the Tranche A Term Loan Commitment Percentages of which aggregate more than 50%, (y) the Tranche B Term Loan Lenders the Tranche B Term Loan Commitment

         Percentages of which aggregate more than 50% and (z) the Tranche C Term Loan Lenders the Tranche C Term Loan Commitment Percentages of which aggregate more than 50%; or

                    (v) subject to clause (i) above as it relates to reducing the amount or extending the scheduled date of maturity of any Loan or any installment thereof, amend, modify or waive any provision of (x) subsection 2.6 (to the extent subsection 2.6 relates to the Tranche A Term Loans) or subsection 2.7 without the written consent of Tranche A Term Loan Lenders the Tranche A Term Loan Commitment Percentages of which aggregate more than 50%, (y) subsection 2.6 (to the extent subsection 2.6 relates to the Tranche B Term Loans) or subsection 2.8 without the written consent of Tranche B Term Loan Lenders the Tranche B Term Loan Percentages of which aggregate more than 50% or (z) subsection 2.6 (to the extent that subsection 2.6 relates to the Tranche C Term Loans) or subsection 2.9 without the written consent of Tranche C Term Loan Lenders the Tranche C Term Loan Percentages of which aggregate more than 50%; or

                    (vi) amend, modify or waive any provision of subsection 2.1, 2.2, 2.3 or 2.5 or, subject to paragraph (i) above as it relates to reducing the amount or extending the scheduled date of maturity of any L/C Obligation, Section 3 without the written consent of the Revolving Credit Lenders the Revolving Credit Commitment Percentages of which aggregate more than 50%; or

                   (vii) amend, modify or waive the provisions of any Letter of Credit or any L/C Obligation without the written consent of the Issuing Lender; or

                 (viii) amend, modify or waive any provision of any Security Document that provides for the ratable sharing by the Lenders under such Security Document of the proceeds of any realization on the Collateral to provide for a non-ratable sharing thereof, without the consent of (w) the Revolving Credit Lenders the Revolving Credit Commitment Percentages of which aggregate more than 50%, (x) Tranche A Term Loan Lenders the Tranche A Term Loan Commitment Percentages of which aggregate more than 50%, (y) Tranche B Term Loan Lenders the Tranche B Term Loan Commitment Percentages of which aggregate more than 50% and (z) Tranche C Term Loan Lenders the Tranche C Term Loan Commitment Percentages of which aggregate more than 50%.

In the case of any waiver, the Borrower, the Lenders and the Administrative Agent shall be restored to their former position and rights hereunder and under any outstanding Notes and any other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

                 11.2 Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or five days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, addressed as follows in the case of the Borrower and the Administrative Agent, and as set forth in Schedule 1.1A in the case of the other parties hereto, or to such other address as may be hereafter notified by the respective parties hereto and any future holders of the Revolving Credit Notes:

   The Borrower:                  Outdoor Systems, Inc.
                                  2502 North Black Canyon Highway
                                  Phoenix, Arizona 85009
                                  Attention:  William S. Levine
                                  Telecopy: (602) 433-2482

   The Administrative             Canadian Imperial Bank of Commerce
            Agent:                425 Lexington Avenue
                                  New York, New York 10017
                                  Attention:  Matthew Jones
                                  Telecopy: (212) 856-3558

provided that any notice, request or demand to or upon the Administrative Agent or the Lenders pursuant to subsection 2.3, 2.5, 2.6, 2.10, 3.2, 4.2, 4.4 or 4.8 shall not be effective until received.

                 11.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

                 11.4 Survival of Representations and Warranties. All representations and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and any Notes and the making of the Loans hereunder.

                 11.5 Payment of Expenses and Taxes. The Borrower agrees (a) to pay or reimburse the Administrative Agent for all its out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement, any Notes and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent, (b) to pay or reimburse each Lender and the Administrative Agent for all its costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, any Notes, the other Loan Documents and any such other documents, including, without limitation, the fees and disbursements of counsel to the Administrative Agent and to the several Lenders, and (c) to pay, indemnify, and hold each Lender and the Administrative Agent harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, any Notes, the other Loan Documents and any such other documents, and (d) to pay, indemnify, and hold each Lender and the Administrative Agent harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, any Notes, the other Loan Documents and any such other documents, including, without limitation, any of the foregoing relating to the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of the Borrower, any of its Subsidiaries or any of the Properties (all the foregoing in this clause (d), collectively, the "indemnified liabilities"), provided, that the Borrower shall have no obligation hereunder to the Administrative Agent or any Lender with respect to indemnified liabilities arising from (i) the gross negligence or willful misconduct of the Administrative Agent or any such Lender or (ii) legal proceedings commenced against the Administrative Agent or any such Lender by any security holder or creditor thereof arising out of and based upon rights afforded any such security holder or creditor solely in its capacity as such. The agreements in this subsection shall survive repayment of the Loans and all other amounts payable hereunder.

                 11.6  Successors and Assigns; Participations and Assignments.
(a) This Agreement shall be binding upon and inure to the benefit of the Borrower, the Lenders, the Administrative Agent, all future holders of any Notes and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender.

                 (b) Any Lender may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time sell to one or more banks or other entities ("Participants") participating interests in any Loan owing to such Lender, any Note held by such Lender, any Commitment of such Lender or any other interest of such Lender hereunder and under the other Loan Documents. In the event of any such sale by a Lender of a participating interest to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Note for all purposes under this Agreement and the other Loan Documents, and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents. The Borrower agrees that if amounts outstanding under this

Agreement and any Notes are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement and any Note to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement or any Note, provided that, in purchasing such participating interest, such Participant shall be deemed to have agreed to share with the Lenders the proceeds thereof as provided in subsection 11.7(a) as fully as if it were a Lender hereunder. The Borrower also agrees that each Participant shall be entitled to the benefits of subsections 4.10, 4.11 and 4.12 with respect to its participation in the Commitments and the Loans outstanding from time to time as if it was a Lender; provided that, in the case of subsection 4.11, such Participant shall have complied with the requirements of said subsection and provided, further, that no Participant shall be entitled to receive any greater amount pursuant to any such subsection than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred.

                 (c) Any Lender may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time and from time to time assign to any Lender or any affiliate thereof or, with the consent of the Borrower (except in the case of assignments made by CIBC Inc. in connection with its initial syndication of the Loans) and the Administrative Agent (which in each case shall not be unreasonably withheld), to an additional bank or financial institutions ("an Assignee") all or any part of its rights and obligations under this Agreement and any Notes pursuant to an Assignment and Acceptance, substantially in the form of Exhibit E, executed by such Assignee, such assigning Lender (and, in the case of an Assignee that is not then a Lender or an affiliate thereof, by the Borrower (except in connection with the initial syndication by CIBC Inc. referred to above) and the Administrative Agent) and delivered to the Administrative Agent for its acceptance and recording in the Register, provided that the aggregate amount of Term Loans and Revolving Credit Commitments assigned pursuant to any such assignment, and the amount retained by the assigning Lender (unless such Lender is assigning all of its Loans and Commitments), must be in an amount not less than $5,000,000. Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and Acceptance, (x) the Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder with a Commitment as set forth therein, and
(y) the assigning Lender thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such assigning Lender shall cease to be a party hereto). Notwithstanding any provision of this paragraph (c) and paragraph (e) of this subsection, the consent of the Borrower shall not be required, and, unless requested by the Assignee and/or the assigning Lender, new Notes shall not be required to be executed and delivered by the Borrower, for any assignment which occurs at any time when any of the events described in Section 7(f) shall have occurred and be continuing.

                 (d) The Administrative Agent shall maintain at its address referred to in subsection 11.2 a copy of each Assignment and Acceptance delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the Commitments of, and principal amount of the Loans owing to, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Administrative Agent and the Lenders may (and, in the case of any Loan or other obligation hereunder not evidenced by a Note, shall) treat each Person whose name is recorded in the Register as the owner of the Loan recorded therein for all purposes of this Agreement. Any assignment of any Loan or other obligation hereunder not evidenced by a Note shall be effective only upon appropriate entries with respect thereto being made in the Register. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

                 (e) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an Assignee (and, in the case of an Assignee that is not then a Lender or an affiliate thereof, by the Borrower (except in connection with the initial syndication by CIBC Inc. referred to above) and the Administrative Agent), together with payment to the Agent of a registration and processing fee of $3,500, the Administrative Agent shall (i) promptly accept such Assignment and Acceptance and (ii) on the effective date determined pursuant thereto record the information contained therein in the Register and give notice of such acceptance and recordation to the Lenders and the Borrower.

                 (f) The Borrower authorizes each Lender to disclose to any Participant or Assignee (each, a "Transferee") and any prospective Transferee subject to the provisions of subsection 11.15, any and all financial information in such Lender's possession concerning the Borrower and its Affiliates which has been delivered to such Lender by or on behalf of the Borrower pursuant to this Agreement or which has been delivered to such Lender by or on behalf of the Borrower in connection with such Lender's credit evaluation of the Borrower and its Affiliates prior to becoming a party to this Agreement.

                 (g) For avoidance of doubt, the parties to this Agreement acknowledge that the provisions of this subsection concerning assignments of Loans and Notes relate only to absolute assignments and that such provisions do not prohibit assignments creating security interests, including, without limitation, any pledge or assignment by a Lender of any Loan or Note to any Federal Reserve Bank in accordance with applicable law.

                 11.7 Adjustments; Set-off. (a) If any Lender (a "benefitted Lender") at any time shall receive any payment of all or part of its Loans or the L/C Obligations owing to it, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 9(f), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender's Loans or the L/C Reimbursement Obligations owing to it, or interest thereon, such benefitted Lender shall purchase for cash from the other Lenders such portion of each such other Lender's Loan or the L/C Reimbursement Obligations owing to it, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefitted Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; and if after taking into account such sharing the benefitted Lender continues to have access to addition funds of or collateral granted by the Borrower for application on account of its debt, then the benefitted Lender shall use such funds or collateral to reduce indebtedness of the Borrower held by it and share such payments and the benefits of such collateral with the other Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. The Borrower agrees that each Lender so purchasing a portion of another Lender's Loan may exercise all rights of payment (including, without limitation, rights of set-off) with respect to such portion as fully as if such Lender were the direct holder of such portion.

                 (b) In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by the Borrower hereunder or under any Notes (whether at the stated maturity, by acceleration or otherwise) to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of the Borrower. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such set-off and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application.

                 11.8 Restatement; Update of Certain Schedules. The parties hereto agree that, effective the Closing Date, the Existing Agreement shall be amended and restated in its entirety by this Agreement. The Borrower agrees that it will provide to the Administrative Agent (i) the information covered by Schedules 5.3, 5.9 and 5.15 and necessary to be included therein in order for the representations and warranties contained herein and applicable to such Schedules to be true and correct on the Closing Date after giving effect to the Acquisition and (ii) descriptions of all material properties owned or leased by the Borrower or any of Subsidiaries, to be included on Schedule 1.1C (with such exceptions as the Administrative Agent may agree). On the Closing Date, such representations and warranties shall be deemed to be made giving effect to the inclusion of such information in such applicable Schedules, and such Schedules shall be deemed respectively to be amended as of the Closing Date to include such information.

                 11.9 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent.

                 11.10 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                 11.11 Integration. This Agreement and the other Loan Documents represent the agreement of the Borrower, the Administrative Agent and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

                 11.12 GOVERNING LAW. THIS AGREEMENT AND THE REVOLVING CREDIT NOTES AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT AND THE REVOLVING CREDIT NOTES SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                 11.13 Submission To Jurisdiction; Waivers. The Borrower hereby irrevocably and unconditionally:

                 (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgement in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

                 (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

                 (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrower at its address set forth in subsection 11.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

                 (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

                 (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this subsection any special, exemplary, punitive or consequential damages.

                 11.14 Acknowledgements. The Borrower hereby acknowledges that:

                 (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the Revolving Credit Notes and the other Loan Documents;

                 (b) neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to the Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between Administrative Agent and Lenders, on one hand, and the Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

                 (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Borrower and the Lenders.

                 11.15  WAIVERS OF JURY TRIAL.  THE BORROWER, THE
ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR THE REVOLVING CREDIT NOTES OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

                 11.16 Confidentiality. Each Lender agrees to keep confidential all non-public information provided to it by the Borrower pursuant to this Agreement that is designated by the Borrower in writing as confidential; provided that nothing herein shall prevent any Lender from disclosing any such information (i) to the Administrative Agent or any other Lender, (ii) to any Transferee which agrees to comply with the provisions of this subsection, (iii) to its employees, directors, agents, attorneys, accountants and other professional advisors, (iv) upon the request or demand of any Governmental Authority having jurisdiction over such Lender, (v) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law, (vi) which has been publicly disclosed other than in breach of this Agreement, or (vii) in connection with the exercise of any remedy hereunder.

                 IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.


                                      OUTDOOR SYSTEMS, INC.


                                      By:/s/William S. Levine
                                         ----------------------------
                                         Title:  Chairman


                                      CANADIAN IMPERIAL BANK OF COMMERCE,
                                        NEW YORK AGENCY, as
                                        Administrative Agent


                                      By:/s/Matthew B. Jones
                                         -----------------------------
                                         Title:  Authorized Signatory


                                      CIBC INC., as a Lender


                                      By:/s/Matthew B. Jones
                                         -----------------------------
                                         Title:  Authorized Signatory

                                                                   Schedule 1.1A


                      Commitment Amounts and Percentages;
                     Lending Offices; Addresses for Notice


A.       Commitment Amounts

                                           Tranche A        Tranche B        Tranche C
                  Revolving Credit         Term Loan        Term Loan        Term Loan
                    Commitment             Commitment       Commitment       Commitment
                 ----------------          ----------       ----------       ----------
CIBC INC.        $70,000,000               $160,000,000     $150,000,000     $150,000,000


B.       Lending Offices; Addresses for Notice


CIBC INC.

Address for Notices:              CIBC Inc.
                                                   425 Lexington Avenue
                                                   New York, New York 10017

                                                                   Schedule 1.1B

                             APPLICABLE MARGIN GRID

APPLICABLE MARGIN FOR EURODOLLAR LOANS:
                                                   Revolving Credit
                                                   Loans and Tranche         Tranche B
         Total Leverage Ratio                      A Term Loans              Term Loans
         --------------------                      ----------------          ----------
         Greater than or equal to 6.50:1.00                 3.25%            3.50%

         Greater than or equal to 6.00:1.00
         and less than 6.50:1.00                            3.00%            3.50%

         Greater than or equal to 5.50:1.00
         and less than 6.00:1.00                            2.75%            3.50%

         Greater than or equal to 5.00:1.00
         and less than 5.50:1.00                            2.50%            3.50%

         Greater than or equal to 4.50:1.00
         and less than 5.00:1.00                            2.25%            3.00%

         Less than 4.50:1.00                                2.00%            3.00%


APPLICABLE MARGIN FOR ABR LOANS:  For each applicable Total Leverage Ratio, a margin that is 1.00% per annum less than the Applicable Margin for Eurodollar Loans set forth above

                                                                     EXHIBIT A-1
                             REVOLVING CREDIT NOTE



$___________                                                  New York, New York
                                                                   July __, 1996


         FOR VALUE RECEIVED, the undersigned, OUTDOOR SYSTEMS, INC., a Delaware corporation (the " Borrower"), hereby unconditionally promises to pay to the order of ________________ (the "Lender") at the office of CANADIAN IMPERIAL BANK OF COMMERCE, located at 425 Lexington Avenue, New York, New York 10017, in lawful money of the United States of America and in immediately available funds, on the Revolving Credit Commitment Termination Date the principal amount of (a) _____ __________ DOLLARS ($__________), or, if less, (b) the aggregate unpaid principal amount of all Revolving Credit Loans made by the Lender to the Borrower pursuant to subsection 2.1 of the Credit Agreement, as hereinafter defined. The Borrower further agrees to pay interest in like money at such office on the unpaid principal amount hereof from time to time outstanding at the rates and on the dates specified in subsection 4.1 of such Credit Agreement.

         The holder of this Note is authorized to endorse on the schedules annexed hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof the date, Type and amount of each Revolving Credit Loan made pursuant to the Credit Agreement and the date and amount of each payment or prepayment of principal thereof, each continuation thereof, each conversion of all or a portion thereof to another Type and, in the case of Eurodollar Loans, the length of each Interest Period with respect thereto. Each such endorsement shall constitute prima facie evidence of the accuracy of the information endorsed. The failure to make any such endorsement shall not affect the obligations of the Borrower in respect of such Revolving Credit Loan.

         This Note (a) is one of the Revolving Credit Notes referred to in the Credit Agreement dated as of July __, 1996 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among the Borrower, the Lender, the other banks and financial institutions from time to time parties thereto and Canadian Imperial Bank of Commerce, as administrative agent, (b) is subject to the provisions of the Credit Agreement and (c) is subject to optional and mandatory prepayment in whole or in part as provided in the Credit Agreement. This Note is secured and guaranteed as provided in the Loan Documents. Reference is hereby made to the Loan Documents for a description of the properties and assets in which a security interest has been granted, the nature and extent of the security and the guarantees, the terms and conditions upon which the security interests and each guarantee were granted and the rights of the holder of this Note in respect thereof.

         Upon the occurrence of any one or more of the Events of Default, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided in the Credit Agreement.

         All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

         Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

         THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                                        OUTDOOR SYSTEMS, INC.



                                        By:
                                           ----------------------------------

                                        Name:
                                             --------------------------------

                                        Title:
                                              -------------------------------

                                                                      Schedule A
                                                        to Revolving Credit Note
                                                        ------------------------


                 LOANS, CONVERSIONS AND REPAYMENTS OF ABR LOANS


- ------------------------------------------------------------------------------------------------------------------------------------
                                  Amount                               Amount of ABR Loans
                               Converted to   Amount of Principal of       Converted to        Unpaid Principal     Notation
 Date   Amount of ABR Loans     ABR Loans        ABR Loans Repaid        Eurodollar Loans    Balance of ABR Loans   Made  By
- ------------------------------------------------------------------------------------------------------------------------------------

- ------------------------------------------------------------------------------------------------------------------------------------

- ------------------------------------------------------------------------------------------------------------------------------------

- ------------------------------------------------------------------------------------------------------------------------------------

- ------------------------------------------------------------------------------------------------------------------------------------

- ------------------------------------------------------------------------------------------------------------------------------------

- ------------------------------------------------------------------------------------------------------------------------------------

- ------------------------------------------------------------------------------------------------------------------------------------

- ------------------------------------------------------------------------------------------------------------------------------------

- ------------------------------------------------------------------------------------------------------------------------------------

- ------------------------------------------------------------------------------------------------------------------------------------

- ------------------------------------------------------------------------------------------------------------------------------------

- ------------------------------------------------------------------------------------------------------------------------------------

- ------------------------------------------------------------------------------------------------------------------------------------

- ------------------------------------------------------------------------------------------------------------------------------------

- ------------------------------------------------------------------------------------------------------------------------------------



                                                                      Schedule B
                                                        to Revolving Credit Note


      LOANS, CONTINUATIONS, CONVERSIONS AND REPAYMENTS OF EURODOLLAR LOANS



- ----------------------------------------------------------------------------------------------------------
                                           Interest Period and   Amount of Principal  Amount of Eurodollar
        Amount of     Amount Converted to  Eurodollar Rate with  of Eurodollar Loans   Loans Converted to
Date Eurodollar Loans   Eurodollar Loans     Respect Thereto           Repaid              ABR Loans
- ----------------------------------------------------------------------------------------------------------

- ----------------------------------------------------------------------------------------------------------

- ----------------------------------------------------------------------------------------------------------

- ----------------------------------------------------------------------------------------------------------

- ----------------------------------------------------------------------------------------------------------

- ----------------------------------------------------------------------------------------------------------

- ----------------------------------------------------------------------------------------------------------

- ----------------------------------------------------------------------------------------------------------

- ----------------------------------------------------------------------------------------------------------

- ----------------------------------------------------------------------------------------------------------

- ----------------------------------------------------------------------------------------------------------

- ----------------------------------------------------------------------------------------------------------

- ----------------------------------------------------------------------------------------------------------

- ----------------------------------------------------------------------------------------------------------

- ----------------------------------------------------------------------------------------------------------

- ----------------------------------------------------------------------------------------------------------


- ------------------------------------------------
    Unpaid Principal
  Balance of Eurodollar        Notation
         Loans                  Made by
- ------------------------------------------------

- ------------------------------------------------

- ------------------------------------------------

- ------------------------------------------------

- ------------------------------------------------

- ------------------------------------------------

- ------------------------------------------------

- ------------------------------------------------

- ------------------------------------------------

- ------------------------------------------------

- ------------------------------------------------

- ------------------------------------------------

- ------------------------------------------------

- ------------------------------------------------

- ------------------------------------------------

- ------------------------------------------------




                                                                     EXHIBIT A-2
                                                                     -----------

                          FORM OF TRANCHE A TERM NOTE




$__________                                                   New York, New York
                                                                   July __, 1996


         FOR VALUE RECEIVED, the undersigned, OUTDOOR SYSTEMS INC., a Delaware corporation (the "Borrower"), hereby unconditionally promises to pay to the order of _____________________(the "Lender") at the office of CANADIAN IMPERIAL BANK OF COMMERCE, located at 425 Lexington Avenue, New York, New York 10017, in lawful money of the United States of America and in immediately available funds, the principal amount of _______________________ DOLLARS ($_________), or, if less, the unpaid principal amount of the Tranche A Term Loan made by the Lender pursuant to subsection 2.6 of the Credit Agreement, as hereinafter defined. The principal amount shall be paid in the amounts and on the dates specified in subsection 2.7. The Borrower further agrees to pay interest in like money at such office on the unpaid principal amount hereof from time to time outstanding at the rates and on the dates specified in subsection 4.1 of such Credit Agreement.

         The holder of this Note is authorized to endorse on the schedules annexed hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof the date, Type and amount of the Tranche A Term Loan and the date and amount of each payment or prepayment of principal with respect thereto, each conversion of all or a portion thereof to another Type, each continuation of all or a portion thereof as the same Type and, in the case of Eurodollar Loans, the length of each Interest Period with respect thereto. Each such endorsement shall constitute prima facie evidence of the accuracy of the information endorsed. The failure to make any such endorsement shall not affect the obligations of the Borrower in respect of such Tranche A Term Loan.

         This Note (a) is one of the Term Notes referred to in the Credit Agreement dated as of July __, 1996 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among the Borrower, the Lender, the other banks and financial institutions from time to time parties thereto and Canadian Imperial Bank of Commerce, as administrative agent, (b) is subject to the provisions of the Credit Agreement and (c) is subject to optional and mandatory prepayment in whole or in part as provided in the Credit Agreement. This Note is secured and guaranteed as provided in the Loan Documents. Reference is hereby made to the Loan Documents for a description of the properties and assets in which a security interest has been granted, the nature and extent of the security and the guarantees, the terms and conditions upon which the security interests and each guarantee were granted and the rights of the holder of this Note in respect thereof.

         Upon the occurrence of any one or more of the Events of Default, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided in the Credit Agreement.

         All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

         Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

         THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                                        OUTDOOR SYSTEMS, INC.



                                        By:
                                           --------------------------------

                                        Name:
                                             ------------------------------

                                        Title:
                                              -----------------------------

                                                                      Schedule A
                                                     to Tranche A Term Loan Note
                                                     ---------------------------


                 LOANS, CONVERSIONS AND REPAYMENTS OF ABR LOANS




- -----------------------------------------------------------------------------------------------------------------------------------
                                  Amount                               Amount of ABR Loans
                               Converted to   Amount of Principal of      Converted to       Unpaid Principal       Notation
  Date   Amount of ABR Loans    ABR Loans       ABR Loans Repaid        Eurodollar Loans    Balance of ABR Loans    Made  By
- -----------------------------------------------------------------------------------------------------------------------------------

- -----------------------------------------------------------------------------------------------------------------------------------

- -----------------------------------------------------------------------------------------------------------------------------------

- -----------------------------------------------------------------------------------------------------------------------------------

- -----------------------------------------------------------------------------------------------------------------------------------

- -----------------------------------------------------------------------------------------------------------------------------------

- -----------------------------------------------------------------------------------------------------------------------------------

- -----------------------------------------------------------------------------------------------------------------------------------

- -----------------------------------------------------------------------------------------------------------------------------------

- -----------------------------------------------------------------------------------------------------------------------------------

- -----------------------------------------------------------------------------------------------------------------------------------

- -----------------------------------------------------------------------------------------------------------------------------------

- -----------------------------------------------------------------------------------------------------------------------------------

- -----------------------------------------------------------------------------------------------------------------------------------

===================================================================================================================================


                                                                      Schedule B
                                                     to Tranche A Term Loan Note
                                                     ---------------------------


      LOANS, CONTINUATIONS, CONVERSIONS AND REPAYMENTS OF EURODOLLAR LOANS



- -----------------------------------------------------------------------------------------------------------------------------------
                                              Interest Period       Amount of         Amount of
                           Amount Converted    and Eurodollar     Principal of    Eurodollar Loans    Unpaid Principal
              Amount of      to Eurodollar   Rate with Respect  Eurodollar Loans  Converted to ABR       Balance of       Notation
 Date     Eurodollar Loans       Loans            Thereto            Repaid            Loans          Eurodollar Loans    Made By
- -----------------------------------------------------------------------------------------------------------------------------------

- -----------------------------------------------------------------------------------------------------------------------------------

- -----------------------------------------------------------------------------------------------------------------------------------

- -----------------------------------------------------------------------------------------------------------------------------------

- -----------------------------------------------------------------------------------------------------------------------------------

- -----------------------------------------------------------------------------------------------------------------------------------

- -----------------------------------------------------------------------------------------------------------------------------------

- -----------------------------------------------------------------------------------------------------------------------------------

- -----------------------------------------------------------------------------------------------------------------------------------

- -----------------------------------------------------------------------------------------------------------------------------------

- -----------------------------------------------------------------------------------------------------------------------------------

- -----------------------------------------------------------------------------------------------------------------------------------

- -----------------------------------------------------------------------------------------------------------------------------------

- -----------------------------------------------------------------------------------------------------------------------------------

===================================================================================================================================

                                                                     EXHIBIT A-3
                                                                     -----------

                          FORM OF TRANCHE B TERM NOTE



$__________                                                  New York, New York
                                                                  July __, 1996


         FOR VALUE RECEIVED, the undersigned, OUTDOOR SYSTEMS, INC.           ,
a Delaware corporation (the "Borrower"), hereby unconditionally promises to pay to the order of _____________________(the "Lender") at the office of CANADIAN IMPERIAL BANK OF COMMERCE, located at 425 Lexington Avenue, New York, New York, 10017, in lawful money of the United States of America and in immediately available funds, the principal amount of ________________ ______ DOLLARS ($_________), or, if less, the unpaid principal amount of the Tranche B Term Loan made by the Lender pursuant to subsection 2.6 of the Credit Agreement, as hereinafter defined. The principal amount shall be paid in the amounts and on the dates specified in subsection 2.8. The Borrower further agrees to pay interest in like money at such office on the unpaid principal amount hereof from time to time outstanding at the rates and on the dates specified in subsection 4.1 of such Credit Agreement.

         The holder of this Note is authorized to endorse on the schedules annexed hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof the date, Type and amount of the Tranche B Term Loan and the date and amount of each payment or prepayment of principal with respect thereto, each conversion of all or a portion thereof to another Type, each continuation of all or a portion thereof as the same Type and, in the case of Eurodollar Loans, the length of each Interest Period with respect thereto. Each such endorsement shall constitute prima facie evidence of the accuracy of the information endorsed. The failure to make any such endorsement shall not affect the obligations of the Borrower in respect of such Tranche B Term Loan.

         This Note (a) is one of the Term Notes referred to in the Credit Agreement dated as of July ___, 1996 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among the Borrower, the Lender, the other banks and financial institutions from time to time parties thereto and Canadian Imperial National Bank of Commerce, as administrative agent, (b) is subject to the provisions of the Credit Agreement and (c) is subject to optional and mandatory prepayment in whole or in part as provided in the Credit Agreement. This Note is secured and guaranteed as provided in the Loan Documents. Reference is hereby made to the Loan Documents for a description of the properties and assets in which a security interest has been granted, the nature and extent of the security and the guarantees, the terms and conditions upon which the security interests and each guarantee were granted and the rights of the holder of this Note in respect thereof.

         Upon the occurrence of any one or more of the Events of Default, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided in the Credit Agreement.

         All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

         Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

         THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                                        OUTDOOR SYSTEMS, INC.



                                        By:
                                           ----------------------------------

                                        Name:
                                             --------------------------------

                                        Title:
                                              -------------------------------

                                                                      Schedule A
                                                     to Tranche B Term Loan Note
                                                     ---------------------------


                 LOANS, CONVERSIONS AND REPAYMENTS OF ABR LOANS



- ----------------------------------------------------------------------------------------------------------------------------------
                                    Amount                                Amount of ABR Loans
                                 Converted to   Amount of Principal of        Converted to          Unpaid Principal     Notation
  Date     Amount of ABR Loans    ABR Loans       ABR Loans Repaid          Eurodollar Loans      Balance of ABR Loans   Made By
- ----------------------------------------------------------------------------------------------------------------------------------
- ----------------------------------------------------------------------------------------------------------------------------------

- ----------------------------------------------------------------------------------------------------------------------------------

- ----------------------------------------------------------------------------------------------------------------------------------

- ----------------------------------------------------------------------------------------------------------------------------------

- ----------------------------------------------------------------------------------------------------------------------------------

- ----------------------------------------------------------------------------------------------------------------------------------

- ----------------------------------------------------------------------------------------------------------------------------------

- ----------------------------------------------------------------------------------------------------------------------------------

- ----------------------------------------------------------------------------------------------------------------------------------

- ----------------------------------------------------------------------------------------------------------------------------------

- ----------------------------------------------------------------------------------------------------------------------------------

- ----------------------------------------------------------------------------------------------------------------------------------

- ----------------------------------------------------------------------------------------------------------------------------------

- ----------------------------------------------------------------------------------------------------------------------------------


                     LOANS, CONTINUATIONS, CONVERSIONS AND
                         REPAYMENTS OF EURODOLLAR LOANS


- -----------------------------------------------------------------------------------------------------------------------------------
                                             Interest Period       Amount of         Amount of
                          Amount Converted   and Eurodollar      Principal of     Eurodollar Loans    Unpaid Principal
          Amount of        to Eurodollar    Rate with Respect  Eurodollar Loans   Converted to ABR       Balance of       Notation
Date   Eurodollar Loans        Loans            Thereto             Repaid            Loans           Eurodollar Loans    Made By
- -----------------------------------------------------------------------------------------------------------------------------------

- -----------------------------------------------------------------------------------------------------------------------------------

- -----------------------------------------------------------------------------------------------------------------------------------

- -----------------------------------------------------------------------------------------------------------------------------------

- -----------------------------------------------------------------------------------------------------------------------------------

- -----------------------------------------------------------------------------------------------------------------------------------

- -----------------------------------------------------------------------------------------------------------------------------------

- -----------------------------------------------------------------------------------------------------------------------------------

- -----------------------------------------------------------------------------------------------------------------------------------

- -----------------------------------------------------------------------------------------------------------------------------------

- -----------------------------------------------------------------------------------------------------------------------------------

- -----------------------------------------------------------------------------------------------------------------------------------

- -----------------------------------------------------------------------------------------------------------------------------------

- -----------------------------------------------------------------------------------------------------------------------------------

- ----------------------------------------------------------------------------------------------------------------------------------


                                                                     EXHIBIT A-4
                                                                     -----------

                          FORM OF TRANCHE C TERM NOTE



$________                                                     New York, New York
                                                                  July ___, 1996


         FOR VALUE RECEIVED, the undersigned, OUTDOOR SYSTEMS, INC., a Delaware corporation (the " Borrower"), hereby unconditionally promises to pay to the order of _____________________(the "Lender") at the office of CANADIAN IMPERIAL BANK OF COMMERCE, located at 425 Lexington Avenue, New York, New York, 10017, in lawful money of the United States of America and in immediately available funds, the principal amount of _______________________ DOLLARS ($_________), or, if less, the unpaid principal amount of the Tranche C Term Loan made by the Lender pursuant to subsection 2.6 of the Credit Agreement, as hereinafter defined. The principal amount shall be paid in the amounts and on the dates specified in subsection 2.9. The Borrower further agrees to pay interest in like money at such office on the unpaid principal amount hereof from time to time outstanding at the rates and on the dates specified in subsection 4.1 of such Credit Agreement.

         The holder of this Note is authorized to endorse on the schedules annexed hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof the date, Type and amount of the Tranche C Term Loan and the date and amount of each payment or prepayment of principal with respect thereto, each conversion of all or a portion thereof to another Type, each continuation of all or a portion thereof as the same Type and, in the case of Eurodollar Loans, the length of each Interest Period with respect thereto. Each such endorsement shall constitute prima facie evidence of the accuracy of the information endorsed. The failure to make any such endorsement shall not affect the obligations of the Borrower in respect of such Tranche C Term Loan.

         This Note (a) is one of the Term Notes referred to in the Credit Agreement dated as of July ___, 1996 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among the Borrower, the Lender, the other banks and financial institutions from time to time parties thereto and Canadian Imperial Bank of Commerce, as administrative agent, (b) is subject to the provisions of the Credit Agreement and (c) is subject to optional and mandatory prepayment in whole or in part as provided in the Credit Agreement. This Note is secured and guaranteed as provided in the Loan Documents. Reference is hereby made to the Loan Documents for a description of the properties and assets in which a security interest has been granted, the nature and extent of the security and the guarantees, the terms and conditions upon which the security interests and each guarantee were granted and the rights of the holder of this Note in respect thereof.

         Upon the occurrence of any one or more of the Events of Default, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided in the Credit Agreement.

         All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

         Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

         THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                                        OUTDOOR SYSTEMS, INC.



                                        By:
                                           ---------------------------------

                                        Name:
                                              ------------------------------

                                        Title:
                                               -----------------------------

                                                                      Schedule A
                                                     to Tranche C Term Loan Note
                                                     ---------------------------


                 LOANS, CONVERSIONS AND REPAYMENTS OF ABR LOANS



- -----------------------------------------------------------------------------------------------------------------------------------
                                      Amount                               Amount of ABR Loans
                                  Converted to    Amount of Principal of       Converted to         Unpaid Principal      Notation
   Date     Amount of ABR Loans     ABR Loans       ABR Loans Repaid        Eurodollar Loans       Balance of ABR Loans   Made  By
- -----------------------------------------------------------------------------------------------------------------------------------

- -----------------------------------------------------------------------------------------------------------------------------------

- -----------------------------------------------------------------------------------------------------------------------------------

- -----------------------------------------------------------------------------------------------------------------------------------

- -----------------------------------------------------------------------------------------------------------------------------------

- -----------------------------------------------------------------------------------------------------------------------------------

- -----------------------------------------------------------------------------------------------------------------------------------

- -----------------------------------------------------------------------------------------------------------------------------------

- -----------------------------------------------------------------------------------------------------------------------------------

- -----------------------------------------------------------------------------------------------------------------------------------

- -----------------------------------------------------------------------------------------------------------------------------------

- -----------------------------------------------------------------------------------------------------------------------------------

- -----------------------------------------------------------------------------------------------------------------------------------

- -----------------------------------------------------------------------------------------------------------------------------------

- -----------------------------------------------------------------------------------------------------------------------------------


                                                                      Schedule B
                                                     to Tranche C Term Loan Note
                                                     ---------------------------


      LOANS, CONTINUATIONS, CONVERSIONS AND REPAYMENTS OF EURODOLLAR LOANS



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           Amount of      to Eurodollar      Rate with Respect   Eurodollar Loans   Converted to ABR       Balance of      Notation
 Date   Eurodollar Loans      Loans              Thereto             Repaid             Loans          Eurodollar Loans    Made By
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

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

                                                                       EXHIBIT B
                                                                       ---------


================================================================================






                       GUARANTEE AND COLLATERAL AGREEMENT

                                    made by

                             OUTDOOR SYSTEMS, INC.

                        and certain of its Subsidiaries

                                  in favor of

                      CANADIAN IMPERIAL BANK OF COMMERCE,
                            as Administrative Agent


                           Dated as of July __, 1996





================================================================================

                                    FORM OF
                       GUARANTEE AND COLLATERAL AGREEMENT


                 GUARANTEE AND COLLATERAL AGREEMENT, dated as of July __, 1996, made by each of the signatories hereto (together with any other entity that may become a party hereto as provided herein, the "Grantors"), in favor of CANADIAN IMPERIAL BANK OF COMMERCE, as Administrative Agent (in such capacity, the "Administrative Agent") for the banks and other financial institutions (the "Lenders") from time to time parties to the Second Amended and Restated Credit Agreement, dated as of July __, 1996 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Outdoor Systems, Inc., a Delaware corporation (the "Borrower"), the Lenders and the Administrative Agent.


                              W I T N E S S E T H:
                              - - - - - - - - - -


                 WHEREAS, pursuant to the Credit Agreement, the Lenders have severally agreed to make extensions of credit to the Borrower upon the terms and subject to the conditions set forth therein;

                 WHEREAS, the Borrower is a member of an affiliated group of companies that includes each other Grantor;

                 WHEREAS, the Borrower and the other Grantors are engaged in related businesses, and each such Grantor will derive substantial direct and indirect benefit from the making of the extensions of credit under the Credit Agreement; and

                 WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective extensions of credit to the Borrower under the Credit Agreement that the Grantors shall have executed and delivered this Agreement to the Administrative Agent for the ratable benefit of the Lenders;

                 NOW, THEREFORE, in consideration of the premises and to induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrower thereunder, each Grantor hereby agrees with the Administrative Agent, for the ratable benefit of the Lenders, as follows:

                           SECTION I..  DEFINED TERMS

                 A. Definitions. 1. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement, and the following terms which are defined in the Uniform Commercial Code in effect in the State of New York on the date hereof are used herein as so defined: Accounts, Chattel Paper, Documents, Equipment, Farm Products, Instruments and Inventory.

                 2.  The following terms shall have the following meanings:

                 "Agreement": this Guarantee and Collateral Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

                 "Borrower Obligations": the collective reference to the unpaid principal of and interest on the Loans and Reimbursement Obligations and all other obligations and liabilities of the Borrower (including, without limitation, interest accruing at the then applicable rate provided in the Credit Agreement after the maturity of the Loans and Reimbursement Obligations and interest accruing at the then applicable rate provided in the Credit Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post- petition interest is allowed in such proceeding) to the Administrative Agent or any Lender (or, in the case of any Hedge Agreement referred to below, any Affiliate of any Lender), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Credit Agreement, this Agreement, the other Loan Documents, any Letter of Credit or any Hedge Agreement entered into by the Borrower with any Lender (or any Affiliate of any Lender) or any other document made, delivered or given in connection therewith, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all reasonable fees and disbursements of counsel to the Administrative Agent or to the Lenders that are required to be paid by the Borrower pursuant to the terms of any of the foregoing agreements).

                 "Code": the Uniform Commercial Code as from time to time in effect in the State of New York.

                 "Collateral":  as defined in Section 3.

                 "Collateral Account": any collateral account established by the Administrative Agent as provided in Section 6.1 or 6.4.

                 "Contracts": all contracts and agreements to which any Grantor is a party, as the same may be amended, supplemented or otherwise modified from time to time, including, without limitation,
         (i) all rights of any Grantor to receive moneys due and to become due to it thereunder or in connection therewith, (ii) all rights of any Grantor to damages arising thereunder and (iii) all rights of any Grantor to perform and to exercise all remedies thereunder.

                 "Copyrights": (i) all copyrights, whether published or unpublished (including, without limitation, those listed in Schedule
         6), all registration and recordings thereof, and all applications in connection therewith, including, without limitation, all registrations, recordings and applications in the United States Copyright Office, and (ii) all renewals thereof.

                 "Copyright Licenses": any written agreement naming any Grantor as licensor or licensee (including, without limitation, those listed in Schedule 6), granting any right under any Copyright, including, without limitation, the grant of rights to manufacture, distribute, exploit and sell materials derived from any Copyright.

                 "General Intangibles": all "general intangibles" as such term is defined in Section 9-106 of the Uniform Commercial Code in effect in the State of New York on the date hereof and, in any event, shall include, without limitation, with respect to any Grantor, all Contracts, agreements, instruments and indentures in any form, and portions thereof, to which such Grantor is a party or under which such Grantor has any right, title or interest or to which such Grantor or any property of such Grantor is subject, as the same may from time to time be amended, supplemented or otherwise modified, including, without limitation, (i) all rights of such Grantor to receive moneys due and to become due to it thereunder or in connection therewith,
         (ii) all rights of such Grantor to damages arising thereunder and
         (iii) all rights of such Grantor to perform and to exercise all remedies thereunder, in each case to the extent the grant by such Grantor of a security interest pursuant to this Agreement in its right, title and interest in such contract, agreement, instrument or indenture is not prohibited by such contract, agreement, instrument or indenture without the consent of any other party thereto, would not give any other party to such contract, agreement, instrument or indenture the right to terminate its obligations thereunder, or is permitted with consent if all necessary consents to such grant of a security interest have been obtained from the other parties thereto
         (it being understood that the foregoing shall not be deemed to obligate such Grantor to obtain such consents); provided, that the foregoing limitation shall not affect, limit, restrict or impair the grant by such Grantor of a security interest pursuant to this Agreement in any Receivable or any money or other amounts due or to become due under any such Contract, agreement, instrument or indenture.

                 "Guarantor Obligations": with respect to any Guarantor, the collective reference to (i) the Borrower Obligations and (ii) all obligations and liabilities of such Guarantor which may arise under or in connection with this Agreement or any other Loan Document to which such Guarantor is a party, in each case whether on account of guarantee obligations, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all reasonable fees and disbursements of counsel to the Administrative Agent or to the Lenders that are required to be paid by such Guarantor pursuant to the terms of this Agreement or any other Loan Document).

                 "Guarantors": the collective reference to each Grantor other than the Borrower.

                 "Hedge Agreements": as to any Person, all interest rate swaps, caps or collar agreements or similar arrangements entered into by such Person providing for protection against fluctuations in interest rates or currency exchange rates or the exchange of nominal interest obligations, either generally or under specific contingencies.

                 "Intellectual Property": the collective reference to the Copyrights, the Copyright Licenses, the Patents, the Patent Licenses, the Trademarks and the Trademark Licenses.

                 "Intercompany Note": any promissory note evidencing loans made by any Grantor to any of its Subsidiaries.

                 "Issuers": the collective reference to the Persons identified on Schedule 2 as the issuers of the Pledged Securities.

                 "Obligations": (i) in the case of the Borrower, the Borrower Obligations, and (ii) in the case of each Guarantor, its Guarantor Obligations.

                 "Patents": (i) all letters patent of the United States or any other country, all reissues and extensions thereof and all goodwill associated therewith, including, without limitation, any of the foregoing referred to in Schedule 6, and (ii) all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof, including, without limitation, any of the foregoing referred to in Schedule 6.

                 "Patent License": all agreements, whether written or oral, providing for the grant by or to any Grantor of any right to manufacture, use or sell any invention covered by a Patent, including, without limitation, any of the foregoing referred to in Schedule 6.

                 "Pledged Notes": all promissory notes listed on Schedule 2, all Intercompany Notes at any time issued to any Pledgor and all other promissory notes issued to or held by any Grantor (other than promissory notes issued in connection with extensions of trade credit by any Grantor in the ordinary course of business).

                 "Pledged Securities": the collective reference to the Pledged Notes and the Pledged Stock.

                 "Pledged Stock":  the shares of Capital Stock listed on
         Schedule 2, together with any other shares, stock certificates, options or rights of any nature whatsoever in respect of the Capital Stock of any Issuer that may be issued or granted to, or held by, any Grantor while this Agreement is in effect.

                 "Pledgor":  each Grantor owning Pledged Securities.

                 "Proceeds": all "proceeds" as such term is defined in Section 9-306(1) of the Uniform Commercial Code in effect in the State of New York on the date hereof and, in any event, shall include, without limitation, all dividends or other income from the Pledged Securities, collections thereon or distributions or payments with respect thereto.

                 "Receivable": any right to payment for goods sold or leased or for services rendered, whether or not such right is evidenced by an Instrument or Chattel Paper and whether or not it has been earned by performance (including, without limitation, any Account).

                 "Reimbursement Obligation":the obligation of the Borrower to reimburse the Issuing Lender pursuant to subsection 3.5(a) of the Credit Agreement for amounts drawn under Letters of Credit.

                 "Securities Act":  the Securities Act of 1933, as amended.

                 "Trademarks": (i) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, and all goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, including, without limitation, any of the foregoing referred to in Schedule 6, and (ii) all renewals thereof.

                 "Trademark License": any agreement, whether written or oral, providing for the grant by or to any Grantor of any right to use any Trademark, including, without limitation, any of the foregoing referred to in Schedule 6.

                 B. Other Definitional Provisions. 1. The words "hereof," "herein", "hereto" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and Schedule references are to this Agreement unless otherwise specified.

                 2. The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

                 3. Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor's Collateral or the relevant part thereof.


                            SECTION II..  GUARANTEE

                 A. Guarantee. 1. Each of the Guarantors hereby, jointly and severally, unconditionally and irrevocably, guarantees to the Administrative Agent, for the ratable benefit of the Lenders and their respective successors, indorsees, transferees and assigns, the prompt and complete payment and performance by the Borrower when due (whether at the stated maturity, by acceleration or otherwise) of the Borrower Obligations.

                 2. Anything herein or in any other Loan Document to the contrary notwithstanding, the maximum liability of each Guarantor hereunder and under the other Loan Documents shall in no event exceed the amount which can be guaranteed by such Guarantor under applicable federal and state laws relating to the insolvency of debtors (after giving effect to the right of contribution established in Section 2.2).

                 3. Each Guarantor agrees that the Borrower Obligations may at any time and from time to time exceed the amount of the liability of such Guarantor hereunder without impairing the guarantee contained in this Section 2 or affecting the rights and remedies of the Administrative Agent or any Lender hereunder.

                 4. The guarantee contained in this Section 2 shall remain in full force and effect until all the Borrower Obligations and the obligations of each Guarantor under the guarantee contained in this Section 2 shall have been satisfied by payment in full, no Letter of Credit shall be outstanding and the Commitments shall be terminated, notwithstanding that from time to time during the term of the Credit Agreement the Borrower may be free from any Borrower Obligations.

                 5. No payment made by the Borrower, any of the Guarantors, any other guarantor or any other Person or received or collected by the Administrative Agent or any Lender from the Borrower, any of the Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Borrower Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder which shall, notwithstanding any such payment (other than any payment made by such Guarantor in respect of the Borrower Obligations or any payment received or collected from such Guarantor in respect of the Borrower Obligations), remain liable for the Borrower Obligations up to the maximum liability of such Guarantor hereunder until the Borrower Obligations are paid in full, no Letter of Credit shall be outstanding and the Commitments are terminated.

                 B. Right of Contribution. Each Guarantor hereby agrees that to the extent that a Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder which has not paid its proportionate share of such payment. Each Guarantor's right of contribution shall be subject to the terms and conditions of Section 2.3. The provisions of this Section 2.2 shall in no respect limit the obligations and liabilities of any Guarantor to the Administrative Agent and the Lenders, and each Guarantor shall remain liable to the Administrative Agent and the Lenders for the full amount guaranteed by such Guarantor hereunder.

                 C. No Subrogation. Notwithstanding any payment made by any Guarantor hereunder or any set-off or application of funds of any Guarantor by the Administrative Agent or any Lender, no Guarantor shall be entitled to be subrogated to any of the rights of the Administrative Agent or any Lender against the Borrower or any other Guarantor or any collateral security or guarantee or right of offset held by the Administrative Agent or any Lender for the payment of the Borrower Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from the Borrower or any other Guarantor in respect of payments made by such Guarantor hereunder, until all amounts owing to the Administrative Agent and the Lenders by the Borrower on account of the Borrower Obligations are paid in full, no Letter of Credit shall be outstanding and the Commitments are terminated. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Borrower Obligations shall not have been paid in full, such amount shall be held by such Guarantor in trust for the Administrative Agent and the Lenders, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Administrative Agent in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Administrative Agent, if required), to be applied against the Borrower Obligations, whether matured or unmatured, in such order as the Administrative Agent may determine.

                 D. Amendments, etc. with respect to the Borrower Obligations. Each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, any demand for payment of any of the Borrower Obligations made by the Administrative Agent or any Lender may be rescinded by the Administrative Agent or such Lender and any of the Borrower Obligations continued, and the Borrower Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Administrative Agent or any Lender, and the Credit Agreement and the other Loan Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Administrative Agent (or the Majority Lenders, as the case may be) may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Administrative Agent or any Lender for the payment of the Borrower Obligations may be sold, exchanged, waived, surrendered or released. Neither the Administrative Agent nor any Lender shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Borrower Obligations or for the guarantee contained in this Section 2 or any property subject thereto.

                 E. Guarantee Absolute and Unconditional. Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Borrower Obligations and notice of or proof of reliance by the Administrative Agent or any Lender upon the guarantee contained in this Section 2 or acceptance of the guarantee contained in this Section 2; the Borrower Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Section 2; and all dealings between the Borrower and any of the Guarantors, on the one hand, and the Administrative Agent and the Lenders, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Section 2. Each Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Borrower or any of the Guarantors with respect to the Borrower Obligations. Each Guarantor understands and agrees that the guarantee contained in this Section 2 shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity or enforceability of the Credit Agreement or any other Loan Document, any of the Borrower Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Administrative Agent or any Lender, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Borrower against the Administrative Agent or any Lender, or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Borrower or such Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrower for the Borrower Obligations, or of such Guarantor under the guarantee contained in this Section 2, in bankruptcy or in any other instance. When making any demand hereunder or otherwise





015571\0104\01852\966RERCX.OTH
pursuing its rights and remedies hereunder against any Guarantor, the Administrative Agent or any Lender may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against the Borrower, any other Guarantor or any other Person or against any collateral security or guarantee for the Borrower Obligations or any right of offset with respect thereto, and any failure by the Administrative Agent or any Lender to make any such demand, to pursue such other rights or remedies or to collect any payments from the Borrower, any other Guarantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Borrower, any other Guarantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve any Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Administrative Agent or any Lender against any Guarantor. For the purposes hereof "demand" shall include the commencement and continuance of any legal proceedings.

         F. Reinstatement. The guarantee contained in this Section 2 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Borrower Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent or any Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

         G. Payments. Each Guarantor hereby guarantees that payments hereunder will be paid to the Administrative Agent without set-off or counterclaim in Dollars at the office of the Administrative Agent located at 425 Lexington Avenue, New York, New York 10017.


                   SECTION III..  GRANT OF SECURITY INTEREST

                 Each Grantor hereby assigns and transfers to the Administrative Agent, and hereby grants to the Administrative Agent, for the ratable benefit of the Lenders, a security interest in, all of the following property now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the "Collateral"), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of such Grantor's Obligations:

                 1.  all Accounts;

                 2.  all Chattel Paper;

                 3.  all Contracts;

                 4.  all Documents;

                 5.  all Equipment;

                 6.  all General Intangibles;

                 7.  all Instruments;

                 8.  all Intellectual Property;

                 9.  all Inventory;

                 10.  all Pledged Securities;

                 11.  all books and records pertaining to the Collateral; and

                 12. to the extent not otherwise included, all Proceeds and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing.


                  SECTION IV..  REPRESENTATIONS AND WARRANTIES

                 To induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrower thereunder, each Grantor hereby represents and warrants to the Administrative Agent and each Lender that:

                 A. Representations in Credit Agreement. In the case of each Guarantor, the representations and warranties set forth in Section 5 of the Credit Agreement as they relate to such Guarantor or to the Loan Documents to which such Guarantor is a party, each of which is hereby incorporated herein by reference, are true and correct, and the Administrative Agent and each Lender shall be entitled to rely on each of them as if they were fully set forth herein, provided that each reference in each such representation and warranty to the Borrower's knowledge shall, for the purposes of this Section 4.1, be deemed to be a reference to such Guarantor's knowledge.

                 B. Title; No Other Liens. Except for the security interest granted to the Administrative Agent for the ratable benefit of the Lenders pursuant to this Agreement and the other Liens permitted to exist on the Collateral by the Credit Agreement, such Grantor owns each item of the Collateral free and clear of any and all Liens or claims of others. No financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except such as have been filed in favor of the Administrative Agent, for the ratable benefit of the Lenders, pursuant to this Agreement or as are permitted by the Credit Agreement.

                 C. Perfected First Priority Liens. The security interests granted pursuant to this Agreement 1. upon completion of the filings and other actions specified on Schedule 3 (which, in the case of all filings and other documents referred to on said Schedule, have been delivered to the Administrative Agent in completed and duly executed form) will constitute valid perfected security interests in all of the Collateral in favor of the Administrative Agent, for the ratable benefit of the Lenders, as collateral security for such Grantor's Obligations, enforceable in accordance with the terms hereof against all creditors of such Grantor and any

Persons purporting to purchase any Collateral from such Grantor and 2. are prior to all other Liens on the Collateral in existence on the date hereof except for unrecorded Liens permitted by the Credit Agreement which have priority over the Liens on the Collateral by operation of law.

                 D. Chief Executive Office. On the date hereof, such Grantor's jurisdiction of organization and the location of such Grantor's chief executive office or sole place of business are specified on Schedule 4.

                 E. Inventory and Equipment. On the date hereof, the Inventory and the Equipment (other than mobile goods) are kept at the locations listed on Schedule 5.

                 F. Farm Products. None of the Collateral constitutes, or is the Proceeds of, Farm Products.

                 G. Pledged Securities. 1. The shares of Pledged Stock pledged by such Grantor hereunder constitute all the issued and outstanding shares of all classes of the Capital Stock of each Issuer owned by such Grantor.

                 2. All the shares of the Pledged Stock have been duly and validly issued and are fully paid and nonassessable.

                 3. Each of the Pledged Notes constitutes the legal, valid and binding obligation of the obligor with respect thereto, enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

                 4. Such Grantor is the record and beneficial owner of, and has good and marketable title to, the Pledged Securities pledged by it hereunder, free of any and all Liens or options in favor of, or claims of, any other Person, except the security interest created by this Agreement.

                 H. Receivables. 1. No amount payable to such Grantor under or in connection with any Receivable is evidenced by any Instrument or Chattel Paper which has not been delivered to the Administrative Agent.

                 2. None of the obligors on any Receivables is a Governmental Authority.

                 3. The amounts represented by such Grantor to the Lenders from time to time as owing to such Grantor in respect of the Receivables will at such times be accurate.

                 I. Contracts. 1. No consent of any party (other than such Grantor) to any Contract is required, or purports to be required, in connection with the execution, delivery and performance of this Agreement, except such consents that have been obtained and are in full force and effect.

                 2. Each Contract is in full force and effect and constitutes a valid and legally enforceable obligation of the parties thereto, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

                 3. No consent or authorization of, filing with or other act by or in respect of any Governmental Authority is required in connection with the execution, delivery, performance, validity or enforceability of any of the Contracts by any party thereto other than those which have been duly obtained, made or performed, are in full force and effect and do not subject the scope of any such Contract to any material adverse limitation, either specific or general in nature.

                 4. Neither such Grantor nor (to the best of such Grantor's knowledge) any of the other parties to the Contracts is in default in the performance or observance of any of the terms thereof.

                 5. To the best of such Grantor's knowledge, the right, title and interest of such Grantor in, to and under the Contracts are not subject to any defenses, offsets, counterclaims or claims.

                 6. Such Grantor has delivered to the Administrative Agent a complete and correct copy of each Contract, including all amendments, supplements and other modifications thereto.

                 7. No amount payable to such Grantor under or in connection with any Contract is evidenced by any Instrument or Chattel Paper which has not been delivered to the Administrative Agent.

                 8. None of the parties to any Contract is a Governmental Authority.

                 J. Intellectual Property. 1. Schedule 6 lists all Intellectual Property owned by such Grantor in its own name on the date hereof.

                 2. To the best of such Grantor's knowledge, each Copyright, Patent and Trademark is on the date hereof valid, subsisting, unexpired, enforceable and has not been abandoned.

                 3. Except as set forth in Schedule 6, none of the Copyrights, Patents or Trademarks is on the date hereof the subject of any licensing or franchise agreement.

                 4. No holding, decision or judgment has been rendered by any Governmental Authority which would limit, cancel or question the validity of any Copyright, Patent or Trademark in any respect that could reasonably be expected to have a Material Adverse Effect.

                 5. No action or proceeding is pending on the date hereof (i) seeking to limit, cancel or question the validity of any Copyright, Patent or Trademark, or (ii) which, if





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adversely determined, would have a material adverse effect on the value of any
Patent or Trademark.

                             SECTION V..  COVENANTS

                 Each Grantor covenants and agrees with the Administrative Agent and the Lenders that, from and after the date of this Agreement until the Obligations shall have been paid in full, no Letter of Credit shall be outstanding and the Commitments shall have terminated:

                 A. Covenants in Credit Agreement. In the case of each Guarantor, such Guarantor shall take, or shall refrain from taking, as the case may be, each action that is necessary to be taken or not taken, as the case may be, so that no Default or Event of Default is caused by the failure to take such action or to refrain from taking such action by such Guarantor or any of its Subsidiaries.

                 B. Delivery of Instruments and Chattel Paper. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any Instrument or Chattel Paper, such Instrument or Chattel Paper shall be immediately delivered to the Administrative Agent, duly indorsed in a manner satisfactory to the Administrative Agent, to be held as Collateral pursuant to this Agreement.

                 C. Maintenance of Insurance. 1. Such Grantor will maintain, with financially sound and reputable companies, insurance policies (i) insuring the Inventory, Equipment and Vehicles against loss by fire, explosion, theft and such other casualties as may be reasonably satisfactory to the Administrative Agent and (ii) to the extent requested by the Administrative Agent, insuring such Grantor against liability for personal injury and property damage relating to such Inventory, and Equipment, such policies to be in such form and amounts and having such coverage as is custmary for similar companies in similar businesses.

                 2. All such insurance shall (i) provide that no cancellation, material reduction in amount or material change in coverage thereof shall be effective until at least 30 days after receipt by the Administrative Agent of written notice thereof, (ii) name the Administrative Agent as insured party or loss payee, (iii) if reasonably requested by the Administrative Agent, include a breach of warranty clause and (iv) be reasonably satisfactory in all other respects to the Administrative Agent.

                 3. The Borrower shall deliver to the Administrative Agent and the Lenders a report of a reputable insurance broker with respect to such insurance during the month of _________ in each calendar year and such supplemental reports with respect thereto as the Administrative Agent may from time to time reasonably request.

                 D. Payment of Obligations. Such Grantor will pay and discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all taxes, assessments and governmental charges or levies imposed upon the Collateral or in respect of income or profits therefrom, as well as all claims of any kind (including, without limitation, claims for labor, materials and supplies) against or with respect to the Collateral, except that no such charge need be paid if the amount or validity thereof is currently being





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contested in good faith by appropriate proceedings, reserves in conformity with
GAAP with respect thereto have been provided on the books of such Grantor and such proceedings could not reasonably be expected to result in the sale, forfeiture or loss of any material portion of the Collateral or any interest therein.

                 E. Maintenance of Perfected Security Interest; Further Documentation. 1. Such Grantor shall maintain the security interest created by this Agreement as a perfected security interest having at least the priority described in Section 4.3 and shall defend such security interest against the claims and demands of all Persons whomsoever.

                 2. Such Grantor will furnish to the Administrative Agent and the Lenders from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Administrative Agent may reasonably request, all in reasonable detail.

                 3. At any time and from time to time, upon the written request of the Administrative Agent, and at the sole expense of such Grantor, such Grantor will promptly and duly execute and deliver such further instruments and documents and take such further actions as the Administrative Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, the filing of any financing or continuation statements under the Uniform Commercial Code (or other similar laws) in effect in any jurisdiction with respect to the security interests created hereby.

                 F. Changes in Locations, Name, etc. Such Grantor will not, except upon 15 days' prior written notice to the Administrative Agent and delivery to the Administrative Agent of (a) all additional executed financing statements and other documents reasonably requested by the Administrative Agent to maintain the validity, perfection and priority of the security interests provided for herein and (b) if applicable, a written supplement to Schedule 5 showing any additional location at which Inventory or Equipment shall be kept:

                 (i) permit any of the Inventory or Equipment to be kept at a location other than those listed on Schedule 5;

                 (ii) change the location of its chief executive office or sole place of business from that referred to in Section 4.4; or

                 (iii) change its name, identity or corporate structure to such an extent that any financing statement filed by the Administrative Agent in connection with this Agreement would become misleading.

                 G. Notices. Such Grantor will advise the Administrative Agent and the Lenders promptly, in reasonable detail, of:

                 1. any Lien (other than security interests created hereby or Liens permitted under the Credit Agreement) on any of the Collateral which would adversely affect the ability of the Administrative Agent to exercise any of its remedies hereunder; and

                 2. of the occurrence of any other event which could reasonably be expected to have a material adverse effect on the aggregate value of the Collateral or on the security interests created hereby.

                 H. Pledged Securities. 1. If such Grantor shall become entitled to receive or shall receive any stock certificate (including, without limitation, any certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights in respect of the Capital Stock of any Issuer, whether in addition to, in substitution of, as a conversion of, or in exchange for, any shares of the Pledged Stock, or otherwise in respect thereof, such Grantor shall accept the same as the agent of the Administrative Agent and the Lenders, hold the same in trust for the Administrative Agent and deliver the same forthwith to the Administrative Agent in the exact form received, duly indorsed by such Grantor to the Administrative Agent, if required, together with an undated stock power covering such certificate duly executed in blank by such Grantor and with, if the Administrative Agent so requests, signature guaranteed, to be held by the Administrative Agent, subject to the terms hereof, as additional collateral security for the Obligations. Any sums paid upon or in respect of the Pledged Securities upon the liquidation or dissolution of any Issuer shall be paid over to the Administrative Agent to be held by it hereunder as additional collateral security for the Obligations, and in case any distribution of capital shall be made on or in respect of the Pledged Securities or any property shall be distributed upon or with respect to the Pledged Securities pursuant to the recapitalization or reclassification of the capital of any Issuer or pursuant to the reorganization thereof, the property so distributed shall, unless otherwise subject to a perfected security interest in favor of the Administrative Agent, be delivered to the Administrative Agent to be held by it hereunder as additional collateral security for the Obligations. If any sums of money or property so paid or distributed in respect of the Pledged Securities shall be received by such Grantor, such Grantor shall, until such money or property is paid or delivered to the Administrative Agent, hold such money or property in trust for the Lenders, segregated from other funds of such Grantor, as additional collateral security for the Obligations.

                 2. Without the prior written consent of the Administrative Agent, such Grantor will not (i) vote to enable, or take any other action to permit, any Issuer to issue any stock or other equity securities of any nature or to issue any other securities convertible into or granting the right to purchase or exchange for any stock or other equity securities of any nature of any Issuer, (ii) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Pledged Securities or Proceeds thereof (except pursuant to a transaction expressly permitted by the Credit Agreement),
(iii) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Pledged Securities or Proceeds thereof, or any interest therein, except for the security interests created by this Agreement or (iv) enter into any agreement or undertaking restricting the right or ability of such Grantor or the Administrative Agent to sell, assign or transfer any of the Pledged Securities or Proceeds thereof.

                 3. In the case of each Grantor which is an Issuer, such Issuer agrees that (i) it will be bound by the terms of this Agreement relating to the Pledged Securities issued by it and will comply with such terms insofar as such terms are applicable to it, (ii) it will notify the Administrative Agent promptly in writing of the occurrence of any of the events described in
Section 5.8(a) with respect to the Pledged Securities issued by it and (iii) the terms of Sections 6.3(c) and 6.7 shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Section 6.3(c) or
6.7 with respect to the Pledged Securities issued by it.

                 I. Receivables. 1. Other than in the ordinary course of business consistent with its past practice, such Grantor will not (i) grant any extension of the time of payment of any Receivable, (ii) compromise or settle any Receivable for less than the full amount thereof, (iii) release, wholly or partially, any Person liable for the payment of any Receivable, (iv) allow any credit or discount whatsoever on any Receivable or (v) amend, supplement or modify any Receivable in any manner that could adversely affect the value thereof.

                 2. Such Grantor will deliver to the Administrative Agent a copy of each material demand, notice or document received by it that questions or calls into doubt the validity or enforceability of more than 5% of the aggregate amount of the then outstanding Receivables.

                 J. Contracts. 1. Such Grantor will perform and comply in all material respects with all its obligations under the Contracts.

                 2. Such Grantor will not amend, modify, terminate or waive any provision of any Contract in any manner which could reasonably be expected to materially adversely affect the value of such Contract as Collateral.

                 3. Such Grantor will exercise promptly and diligently each and every material right which it may have under each Contract (other than any right of termination).

                 4. Such Grantor will deliver to the Administrative Agent a copy of each material demand, notice or document received by it relating in any way to any Contract that questions the validity or enforceability of such Contract.

                 K. Intellectual Property. 1. Such Grantor (either itself or through licensees) will (i) continue to use each material Trademark on each and every trademark class of goods applicable to its current line as reflected in its current catalogs, brochures and price lists in order to maintain such Trademark in full force free from any claim of abandonment for non-use, (ii) maintain as in the past the quality of products and services offered under such Trademark, (iii) employ such Trademark with the appropriate notice of registration, (iv) not adopt or use any mark which is confusingly similar or a colorable imitation of such Trademark unless the Administrative Agent, for the ratable benefit of the Lenders, shall obtain a perfected security interest in such mark pursuant to this Agreement, and (v) not (and not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby such Trademark may become invalidated.

                 2. Such Grantor will not do any act, or omit to do any act, whereby any material Patent may become abandoned or dedicated.

                 3. Such Grantor (either itself or through licensees) (i) will employ each material Copyright and (ii) will not (and will not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby any material portion of the

Copyrights may become invalidated. Such Grantor will not (either itself or through licensees) do any act whereby any material portion of the Copyrights may become injected into the public domain.

                 4. Such Grantor will notify the Administrative Agent and the Lenders immediately if it knows, or has reason to know, that any application or registration relating to any material Patent or Trademark may become abandoned or dedicated, or of any adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office or any court or tribunal in any country) regarding such Grantor's ownership of any material Patent or Trademark or its right to register the same or to keep and maintain the same.

                 5. Whenever such Grantor, either by itself or through any agent, employee, licensee or designee, shall file an application for the registration of any Patent or Trademark with the United States Patent and Trademark Office or any similar office or agency in any other country or any political subdivision thereof, such Grantor shall report such filing to the Administrative Agent and the Lenders within five Business Days after the last day of the fiscal quarter in which such filing occurs. Upon request of the Administrative Agent, such Grantor shall execute and deliver any and all agreements, instruments, documents, and papers as the Administrative Agent may reasonably request to evidence the Administrative Agent's and the Lenders' security interest in any Copyright, Patent or Trademark and the goodwill and general intangibles of such Grantor relating thereto or represented thereby.

                 6. Such Grantor will take all reasonable and necessary steps, including, without limitation, in any proceeding before the United States Patent and Trademark Office, or any similar office or agency in any other country or any political subdivision thereof, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of the material Patents and Trademarks, including, without limitation, filing of applications for renewal, affidavits of use and affidavits of incontestability.

                 7. In the event that any material Patent or Trademark is infringed, misappropriated or diluted by a third party, such Grantor shall (i) take such actions as such Grantor shall reasonably deem appropriate under the circumstances to protect such Patent or Trademark and (ii) if such Patent or Trademark is of material economic value, promptly notify the Administrative Agent and the Lenders after it learns thereof and sue for infringement, misappropriation or dilution, to seek injunctive relief where appropriate and to recover any and all damages for such infringement, misappropriation or dilution.


                       SECTION VI..  REMEDIAL PROVISIONS

                 A. Certain Matters Relating to Receivables. 1. After the occurrence and during the continuance of an Event of Default, the Administrative Agent shall have the right to make test verifications of the Receivables in any manner and through any medium that it reasonably considers advisable, and each Grantor shall furnish all such assistance and information as the Administrative Agent may require in connection with such test verifications. At any time and from time to time, upon the Administrative Agent's request and at the expense of the relevant Grantor, such Grantor shall cause independent public accountants or others satisfactory to the Administrative Agent to furnish to the Administrative Agent reports showing reconciliations, aging and test verifications of, and trial balances for, the Receivables, in each case, unless an Event of Default has occurred and is continuing, in form consistent with the form of such reports prepared by such Grantor in the normal conduct of its business.

                 2. The Administrative Agent hereby authorizes each Grantor to collect such Grantor's Receivables, subject to the Administrative Agent's direction and control, and the Administrative Agent may curtail or terminate said authority at any time after the occurrence and during the continuance of an Event of Default. If required by the Administrative Agent at any time after the occurrence and during the continuance of an Event of Default, any payments of Receivables, when collected by any Grantor, (i) shall be forthwith (and, in any event, within two Business Days) deposited by such Grantor in the exact form received, duly indorsed by such Grantor to the Administrative Agent if required, in a Collateral Account maintained under the sole dominion and control of the Administrative Agent, subject to withdrawal by the Administrative Agent for the account of the Lenders only as provided in Section 6.5, and (ii) until so turned over, shall be held by such Grantor in trust for the Administrative Agent and the Lenders, segregated from other funds of such Grantor. Each such deposit of Proceeds of Receivables shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.

                 3. At the Administrative Agent's request after the occurrence and during the continuance of an Event of Default, each Grantor shall deliver to the Administrative Agent all original and other documents evidencing, and relating to, the agreements and transactions which gave rise to the Receivables, including, without limitation, all original orders, invoices and shipping receipts.

                 B.  Communications with Obligors; Grantors Remain Liable.   1.
At any time after the occurrence and during the continuance of an Event of Default, the Administrative Agent in its own name or in the name of others may at any time communicate with obligors under the Receivables and parties to the Contracts to verify with them to the Administrative Agent's satisfaction the existence, amount and terms of any Receivables or Contracts.

                 2. Upon the request of the Administrative Agent at any time after the occurrence and during the continuance of an Event of Default, each Grantor shall notify obligors on the Receivables and parties to the Contracts that the Receivables and the Contracts have been assigned to the Administrative Agent for the ratable benefit of the Lenders and that payments in respect thereof shall be made directly to the Administrative Agent.

                 3. Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each of the Receivables and Contracts to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. Neither the Administrative Agent nor any Lender shall have any obligation or liability under any Receivable (or any agreement giving rise thereto) or Contract by reason of or arising out of this Agreement or the receipt by the Administrative Agent or any Lender of any payment relating thereto, nor shall the Administrative Agent or any Lender be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Receivable (or any agreement giving rise thereto) or Contract, to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

                 C. Pledged Stock. 1. Unless an Event of Default shall have occurred and be continuing and the Administrative Agent shall have given notice to the relevant Grantor of the Administrative Agent's intent to exercise its corresponding rights pursuant to Section 6.3(b), each Grantor shall be permitted to receive all cash dividends paid in respect of the Pledged Stock and all payments made in respect of the Pledged Notes, in each case paid in the normal course of business of the relevant Issuer and consistent with past practice, to the extent permitted in the Credit Agreement, and to exercise all voting and corporate rights with respect to the Pledged Securities; provided, however, that no vote shall be cast or corporate right exercised or other action taken which, in the Administrative Agent's reasonable judgment, would impair the Collateral or which would be inconsistent with or result in any violation of any provision of the Credit Agreement, this Agreement or any other Loan Document.

                 2. If an Event of Default shall occur and be continuing and the Administrative Agent shall give notice of its intent to exercise such rights to the relevant Grantor or Grantors, (i) the Administrative Agent shall have the right to receive any and all cash dividends, payments or other Proceeds paid in respect of the Pledged Securities and make application thereof to the Obligations in such order as the Administrative Agent may determine, and
(ii) any or all of the Pledged Securities shall be registered in the name of the Administrative Agent or its nominee, and the Administrative Agent or its nominee may thereafter exercise (x) all voting, corporate and other rights pertaining to such Pledged Securities at any meeting of shareholders of the relevant Issuer or Issuers or otherwise and (y) any and all rights of conversion, exchange, subscription and any other rights, privileges or options pertaining to such Pledged Securities as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Pledged Securities upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate structure of any Issuer, or upon the exercise by any Grantor or the Administrative Agent of any right, privilege or option pertaining to such Pledged Securities, and in connection therewith, the right to deposit and deliver any and all of the Pledged Securities with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Administrative Agent may determine), all without liability except to account for property actually received by it, but the Administrative Agent shall have no duty to any Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

                 3. Each Grantor hereby authorizes and instructs each Issuer of any Pledged Securities pledged by such Grantor hereunder to (i) comply with any instruction received by it from the Administrative Agent in writing that
(x) states that an Event of Default has occurred and (y) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Grantor, and each Grantor agrees that each Issuer shall be fully protected in so complying, and (ii) unless otherwise expressly permitted hereby, pay any dividends or other payments with respect to the Pledged Securities directly to the Administrative Agent.

                 D. Proceeds to be Turned Over To Administrative Agent. In addition to the rights of the Administrative Agent and the Lenders specified in
Section 6.1 with respect to payments of Receivables, if an Event of Default shall occur and be continuing, all Proceeds received by any Grantor consisting of cash, checks and other near- cash items shall be held by such Grantor in trust for the Administrative Agent and the Lenders, segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor, be turned over to the Administrative Agent in the exact form received by such Grantor (duly indorsed by such Grantor to the Administrative Agent, if required). All Proceeds received by the Administrative Agent hereunder shall be held by the Administrative Agent in a Collateral Account maintained under its sole dominion and control. All Proceeds while held by the Administrative Agent in a Collateral Account (or by such Grantor in trust for the Administrative Agent and the Lenders) shall continue to be held as collateral security for all the Obligations and shall not constitute payment thereof until applied as provided in Section 6.5.

                 E. Application of Proceeds. At such intervals as may be agreed upon by the Borrower and the Administrative Agent, or, if an Event of Default shall have occurred and be continuing, at any time at the Administrative Agent's election, the Administrative Agent may apply all or any part of Proceeds held in any Collateral Account in payment of the Obligations in such order as the Administrative Agent may elect, and any part of such funds which the Administrative Agent elects not so to apply and deems not required as collateral security for the Obligations shall be paid over from time to time by the Administrative Agent to the Borrower or to whomsoever may be lawfully entitled to receive the same. Any balance of such Proceeds remaining after the Obligations shall have been paid in full, no Letters of Credit shall be outstanding and the Commitments shall have terminated shall be paid over to the Borrower or to whomsoever may be lawfully entitled to receive the same.

                 F. Code and Other Remedies. If an Event of Default shall occur and be continuing, the Administrative Agent, on behalf of the Lenders, may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the Code or any other applicable law. Without limiting the generality of the foregoing, the Administrative Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker's board or office of the Administrative Agent or any Lender or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Administrative Agent or any Lender shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Grantor, which right or equity is hereby waived or released to the maximum extent not prohibited or expressly invalidated by applicable law. Each Grantor further agrees, at the Administrative Agent's request, to assemble the Collateral and make it available to the

Administrative Agent at places which the Administrative Agent shall reasonably select, whether at such Grantor's premises or elsewhere. The Administrative Agent shall apply the net proceeds of any action taken by it pursuant to this
Section 6.6, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Administrative Agent and the Lenders hereunder, including, without limitation, reasonable attorneys' fees and disbursements, to the payment in whole or in part of the Obligations, in such order as the Administrative Agent may elect, and only after such application and after the payment by the Administrative Agent of any other amount required by any provision of law, including, without limitation, Section 9-504(1)(c) of the Code, need the Administrative Agent account for the surplus, if any, to any Grantor. To the extent permitted by applicable law, each Grantor waives all claims, damages and demands it may acquire against the Administrative Agent or any Lender arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

                 G. Registration Rights. 1. If the Administrative Agent shall determine to exercise its right to sell any or all of the Pledged Stock pursuant to Section 6.6, and if in the opinion of the Administrative Agent it is necessary or advisable to have the Pledged Stock, or that portion thereof to be sold, registered under the provisions of the Securities Act, the relevant Grantor will cause the Issuer thereof to (i) execute and deliver, and cause the directors and officers of such Issuer to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts as may be, in the opinion of the Administrative Agent, reasonably necessary or advisable to register the Pledged Stock, or that portion thereof to be sold, under the provisions of the Securities Act, (ii) use its best efforts to cause the registration statement relating thereto to become effective and to remain effective for a period of one year from the date of the first public offering of the Pledged Stock, or that portion thereof to be sold, and (iii) make all amendments thereto and/or to the related prospectus which, in the opinion of the Administrative Agent, are reasonably necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto. Each Grantor agrees to cause the such Issuer to comply with the provisions of the securities or "Blue Sky" laws of any and all jurisdictions which the Administrative Agent shall designate and to make available to its security holders, as soon as practicable, an earnings statement (which need not be audited) which will satisfy the provisions of Section 11(a) of the Securities Act.

                 2. Each Grantor recognizes that the Administrative Agent may be unable to effect a public sale of any or all the Pledged Stock, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Administrative Agent shall be under no obligation to delay a sale of any of the Pledged Stock for the period of time necessary to permit the Issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so.

                 3. Each Grantor agrees to use its best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Stock pursuant to this Section 6.7 valid and binding and in compliance with any and all other applicable Requirements of Law. Each Grantor further agrees that a breach of any of the covenants contained in this Section 6.7 will cause irreparable injury to the Administrative Agent and the Lenders, that the Administrative Agent and the Lenders have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 6.7 shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under the Credit Agreement.

                 H. Waiver; Deficiency. Each Grantor waives and agrees not to assert any rights or privileges which it may acquire under Section 9-112 of the Code. Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Obligations and the reasonable fees and disbursements of any attorneys employed by the Administrative Agent or any Lender to collect such deficiency.


                    SECTION VII..  THE ADMINISTRATIVE AGENT

                 A. Administrative Agent's Appointment as Attorney-in-Fact, etc. 1. Each Grantor hereby irrevocably constitutes and appoints the Administrative Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives the Administrative Agent the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any or all of the following:

                 (i) in the name of such Grantor or its own name, or otherwise, take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Receivable or Contract or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Administrative Agent for the purpose of collecting any and all such moneys due under any Receivable or Contract or with respect to any other Collateral whenever payable;

                 (ii) in the case of any Copyright, Patent or Trademark, execute and deliver any and all agreements, instruments, documents and papers as the Administrative Agent may reasonably request to evidence the Administrative Agent's and the Lenders' security interest in such Copyright, Patent or Trademark and the goodwill and general intangibles of such Grantor relating thereto or represented thereby;

                 (iii) pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof;

                 (iv)  execute, in connection with any sale provided for in
         Section 6.6 or 6.7, any indorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

                 (v) a. direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Administrative Agent or as the Administrative Agent shall direct; b. ask or demand for, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; c. sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; d. commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; e. defend any suit, action or proceeding brought against such Grantor with respect to any Collateral; f. settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, to give such discharges or releases as the Administrative Agent may deem appropriate; g. assign any Copyright, Patent or Trademark (along with the goodwill of the business to which any such Copyright, Patent or Trademark pertains), throughout the world for such term or terms, on such conditions, and in such manner, as the Administrative Agent shall in its sole discretion determine; and h. generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Administrative Agent were the absolute owner thereof for all purposes, and do, at the Administrative Agent's option and such Grantor's expense, at any time, or from time to time, all acts and things which the Administrative Agent deems necessary to protect, preserve or realize upon the Collateral and the Administrative Agent's and the Lenders' security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

         Anything in this Section 7.1(a) to the contrary notwithstanding, the Administrative Agent agrees that it will not exercise any rights under the power of attorney provided for in this Section 7.1(a) unless an Event of Default shall have occurred and be continuing.

                 2. If any Grantor fails to perform or comply with any of its agreements contained herein, the Administrative Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.

                 3. The expenses of the Administrative Agent incurred in connection with actions undertaken as provided in this Section 7.1, together with interest thereon at a rate per annum equal to the rate per annum at which interest would then be payable on past due ABR Loans under the Credit Agreement, from the date of payment by the Administrative Agent to the date reimbursed by the relevant Grantor, shall be payable by such Grantor to the Administrative Agent on demand.

                 4. Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

                 B. Duty of Administrative Agent. The Administrative Agent's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the Code or otherwise, shall be to deal with it in the same manner as the Administrative Agent deals with similar property for its own account. Neither the Administrative Agent, any Lender nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Administrative Agent and the Lenders hereunder are solely to protect the Administrative Agent's and the Lenders' interests in the Collateral and shall not impose any duty upon the Administrative Agent or any Lender to exercise any such powers. The Administrative Agent and the Lenders shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

                 C. Execution of Financing Statements. Pursuant to Section 9-402 of the Code and any other applicable law, each Grantor authorizes the Administrative Agent to file or record financing statements and other filing or recording documents or instruments with respect to the Collateral without the signature of such Grantor in such form and in such offices as the Administrative Agent reasonably determines appropriate to perfect the security interests of the Administrative Agent under this Agreement. A photographic or other reproduction of this Agreement shall be sufficient as a financing statement or other filing or recording document or instrument for filing or recording in any jurisdiction.

                 D. Authority of Administrative Agent. Each Grantor acknowledges that the rights and responsibilities of the Administrative Agent under this Agreement with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Administrative Agent and the Lenders, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and the Grantors, the Administrative Agent shall be conclusively presumed to be acting as agent for the Lenders with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.


                         SECTION VIII..  MISCELLANEOUS

                 A. Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by each affected Grantor and the Administrative Agent, provided that any provision of this Agreement imposing obligations on any Grantor may be waived by the Administrative Agent in a written instrument executed by the Administrative Agent.

                 B. Notices. All notices, requests and demands to or upon the Administrative Agent or any Grantor hereunder shall be effected in the manner provided for in subsection 11.2 of the Credit Agreement; provided that any such notice, request or demand to or upon any Guarantor shall be addressed to such Guarantor at its notice address set forth on Schedule 1.

                 C. No Waiver by Course of Conduct; Cumulative Remedies. Neither the Administrative Agent nor any Lender shall by any act (except by a written instrument pursuant to Section 8.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of the Administrative Agent or any Lender, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Administrative Agent or any Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Administrative Agent or such Lender would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

                 D. Enforcement Expenses; Indemnification. 1. Each Guarantor agrees to pay or reimburse each Lender and the Administrative Agent for all its costs and expenses incurred in collecting against such Guarantor under the guarantee contained in Section 2 or otherwise enforcing or preserving any rights under this Agreement and the other Loan Documents to which such Guarantor is a party, including, without limitation, the reasonable fees and disbursements of counsel (including the allocated fees and expenses of in-house counsel) to each Lender and of counsel to the Administrative Agent.

                 2. Each Guarantor agrees to pay, and to save the Administrative Agent and the Lenders harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.

                 3. Each Guarantor agrees to pay, and to save the Administrative Agent and the Lenders harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement (collectively, the "indemnified liabilities") to the extent the Borrower would be required to do so pursuant to Section 11.5 of the Credit Agreement.

                 4. The agreements in this Section 8.4 shall survive repayment of the Obligations and all other amounts payable under the Credit Agreement and the other Loan Documents.

                 E. Amendment and Restatement; Update of Schedules. (a) The undersigned parties to the Security Agreement as defined in the Existing Credit Agreement agree that such Security Agreement is hereby amended and restated in its entirety by this Agreement.

                 (b) Each Grantor agrees that prior to the consummation of the Acquisition it will provide such information as is necessary in the determination of the Administrative Agent in order to include in the Schedules hereto information related to the Collateral and appropriately addressed in such Schedules, and upon such consummation such Schedules shall be deemed automatically to be amended to include such applicable information provided by the Grantors and determined by the Administrative Agent to be appropriate for inclusion therein. On the date of such consummation, all representations and warranties by each Grantor shall be deemed to be confirmed, reaffirmed and restated as of such date giving effect to such amendments to the Schedules hereto.

                 F. Successors and Assigns. This Agreement shall be binding upon the successors and assigns of each Grantor and shall inure to the benefit of the Administrative Agent and the Lenders and their successors and assigns; provided that no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Administrative Agent.

                 G. Set-Off. Each Guarantor hereby irrevocably authorizes the Administrative Agent and each Lender at any time and from time to time while an Event of Default or a Default pursuant to subsection 9(a) of the Credit Agreement shall have occurred and be continuing, without notice to such Guarantor, any other Guarantor or the Borrower, any such notice being expressly waived by each Guarantor and by the Borrower, to set-off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Administrative Agent or such Lender to or for the credit or the account of such Guarantor, or any part thereof in such amounts as the Administrative Agent or such Lender may elect, against and on account of the obligations and liabilities of such Guarantor to the Administrative Agent or such Lender hereunder and claims of every nature and description of the Administrative Agent or such Lender against such Guarantor, in any currency, whether arising hereunder, under the Credit Agreement, any other Loan Document or otherwise, as the Administrative Agent or such Lender may elect, whether or not the Administrative Agent or any Lender has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured. The Administrative Agent and each Lender shall notify such Guarantor promptly of any such set-off and the application made by the Administrative Agent or such Lender of the proceeds thereof, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Administrative Agent and each Lender under this Section 8.6 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Administrative Agent or such Lender may have.

                 H. Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

                 I. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                 J. Section Headings. The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

                 K. Integration. This Agreement and the other Loan Documents represent the agreement of the Grantors, the Administrative Agent and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

                 L. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                 M. Submission To Jurisdiction; Waivers. Each Guarantor hereby irrevocably and unconditionally:

                 1. submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgement in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

                 2. consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

                 3. agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Guarantor at its address referred to in Section 8.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

                 4. agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

                 5. waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

                 N. Acknowledgements. Each Guarantor hereby acknowledges that:

                 1. it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party;

                 2. neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to any Guarantor arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Guarantors, on the one hand, and the Administrative Agent and Lenders, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

                 3. no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Guarantors and the Lenders.

                 O. WAIVER OF JURY TRIAL. EACH GUARANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

                 P. Additional Grantors. Each Subsidiary of the Borrower that is required to become a party to this Agreement pursuant to Section 7.10(b) of the Credit Agreement shall become a Grantor for all purposes of this Agreement upon execution and delivery by such Subsidiary of an Assumption Agreement in the form of Annex 1 hereto.

                 Q. Releases. (a) At such time as the Loans, the Reimbursement Obligations and the other Obligations shall have been paid in full, the Commitments have been terminated and no Letters of Credit shall be outstanding, the Collateral shall be released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent and each Grantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Grantors. At the request and sole expense of any Grantor following any such termination, the Administrative Agent shall deliver to such Grantor any Collateral held by the Administrative Agent hereunder, and execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination.

                 (b) If any of the Collateral shall be sold, transferred or otherwise disposed of by any Grantor in a transaction permitted by the Credit Agreement, then the Administrative Agent, at the request and sole expense of such Grantor, shall execute and deliver to such Grantor all releases or other documents reasonably necessary or desirable for the release of the Liens created hereby on such Collateral. At the request and sole expense of the Borrower, a Guarantor shall be released from its obligations hereunder in the event that all the Capital Stock of such Guarantor shall be sold, transferred or otherwise disposed of in a transaction permitted by the Credit Agreement; provided that the Borrower shall have delivered to the Administrative Agent, at least ten Business Days prior to the date of the proposed release, a written request for release identifying the relevant Guarantor and the terms of the sale or other disposition in reasonable detail, including the price thereof and any expenses in connection therewith, together with a certification by the Borrower stating that such transaction is in compliance with the Credit Agreement and the other Loan Documents.


                 IN WITNESS WHEREOF, each of the undersigned has caused this Guarantee and Collateral Agreement to be duly executed and delivered as of the date first above written.



                                        [NAME OF GRANTOR]



                                        By:____________________________
                                         Title:

                                                                      Schedule 1
                                                                      ----------
                         NOTICE ADDRESSES OF GUARANTORS

                                                                      Schedule 2
                                                                      ----------

                       DESCRIPTION OF PLEDGED SECURITIES


PLEDGED STOCK:


                                            Stock Certificate
            Issuer          Class of Stock         No.          No. of Shares
  -----------------------   --------------  -----------------   -------------





PLEDGED NOTES:



               Issuer                Payee              Principal Amount
   ----------------------------  -------------     -------------------------



                                                                      Schedule 3
                                                                      ----------
                           FILINGS AND OTHER ACTIONS
                     REQUIRED TO PERFECT SECURITY INTERESTS


                        Uniform Commercial Code Filings


         [List each office where a financing statement is to be filed]




                          Patent and Trademark Filings


                               [List all filings]




                     Actions with respect to Pledged Stock




                                 Other Actions


                      [Describe other actions to be taken]

                                                                      Schedule 4
                                                                      ----------

      LOCATION OF JURISDICTION OF ORGANIZATION AND CHIEF EXECUTIVE OFFICE


             Grantor                                       Location
             -------                                       --------

                                                                      Schedule 5
                                                                      ----------

                      LOCATION OF INVENTORY AND EQUIPMENT


                    Grantor                        Locations
                    -------                        ---------

                                                                      Schedule 6
                                                                      ----------

                       COPYRIGHTS AND COPYRIGHT LICENSES




                          PATENTS AND PATENT LICENSES




                       TRADEMARKS AND TRADEMARK LICENSES

                                                                      Annex 1 to
                                              Guarantee and Collateral Agreement
                                              ----------------------------------


                 ASSUMPTION AGREEMENT, dated as of July __, 199_, made by ______________________________, a ______________ corporation (the "Additional
Grantor"), in favor of CANADIAN IMPERIAL BANK OF COMMERCE, as administrative agent (in such capacity, the "Administrative Agent") for the banks and other financial institutions (the "Lenders") parties to the Credit Agreement referred to below. All capitalized terms not defined herein shall have the meaning ascribed to them in such Credit Agreement.


                             W I T N E S S E T H :
                             - - - - - - - - - -


                 WHEREAS, Outdoor Systems, Inc. (the "Borrower"), the Lenders and the Administrative Agent have entered into a Credit Agreement, dated as of July, 1996 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement");

                 WHEREAS, in connection with the Credit Agreement, the Borrower and certain of its Affiliates (other than the Additional Grantor) have entered into the Guarantee and Collateral Agreement, dated as of July __, 1996 (as amended, supplemented or otherwise modified from time to time, the "Guarantee and Collateral Agreement") in favor of the Administrative Agent for the benefit of the Lenders;

                 WHEREAS, the Credit Agreement requires the Additional Grantor to become a party to the Guarantee and Collateral Agreement; and

                 WHEREAS, the Additional Grantor has agreed to execute and deliver this Assumption Agreement in order to become a party to the Guarantee and Collateral Agreement;

                 NOW, THEREFORE, IT IS AGREED:

                 1. Guarantee and Collateral Agreement. By executing and delivering this Assumption Agreement, the Additional Grantor, as provided in
Section 8.15 of the Guarantee and Collateral Agreement, hereby becomes a party to the Guarantee and Collateral Agreement as a Grantor thereunder with the same force and effect as if originally named therein as a Grantor and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Grantor thereunder. The information set forth in Annex 1-A hereto is hereby added to the information set forth in Schedules ____________* to the Guarantee and Collateral Agreement. The Additional Grantor hereby represents and warrants that each of the representations and warranties contained in Section 3 of the Guarantee and Collateral Agreement is true and correct on and as the date hereof (after giving effect to this Assumption Agreement) as if made on and as of such date.





__________________________________

*        Refer to each Schedule which needs to be supplemented.

                 2. GOVERNING LAW. THIS ASSUMPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.


                 IN WITNESS WHEREOF, the undersigned has caused this Assumption Agreement to be duly executed and delivered as of the date first above written.

                                      [ADDITIONAL GRANTOR]



                                      By:_____________________________________
                                       Name:
                                       Title:

                                   AMENDMENT



         AMENDMENT, dated as of July 15, 1996 (this "Amendment"), to the Second Amended and Restated Credit Agreement, dated as of July 9, 1996 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among OUTDOOR SYSTEMS, INC., (the "Borrower"), the several banks and other financial institutions from time to time parties thereto (the "Lenders") and CANADIAN IMPERIAL BANK OF COMMERCE, NEW YORK AGENCY, as administrative agent (in such capacity, the "Administrative Agent"). All terms defined in the Credit Agreement and not otherwise defined herein shall have the meanings assigned thereto in the Credit Agreement.

         The Borrower, the Lenders and the Administrative Agent hereby agree that subsection 6.1(k) of the Credit Agreement is amended by replacing such subsection in its entirety with the following:

                 "(k) Purchase of Senior Notes. The Administrative Agent shall have received, with a copy for each Lender, evidence reasonably satisfactory to it that the Borrower shall have received tenders that have not been withdrawn for at least a majority of the Senior Notes pursuant to a tender offer at a price reasonably satisfactory to the Lenders; and, if fewer than 100% of all outstanding Senior Notes have been purchased on the Closing Date, the Borrower shall have agreed (pursuant to an undertaking satisfactory to the Administrative Agent) that the Senior Notes, if any, remaining outstanding after the completion of such tender offer shall be defeased in amounts determined on or after the Closing Date by the Majority Lenders in their sole discretion."

         This Amendment shall become effective on and as of the date that the Administrative Agent shall have received counterparts of this Amendment, duly executed and delivered by a duly authorized officer of each of the Borrower, the Administrative Agent, and the Majority Lenders. Except as expressly amended herein, the Credit Agreement shall continue to be, and shall remain, in full force and effect. This Amendment shall not be deemed to be a waiver of, or consent to, or a modification or amendment of, any other term or condition of the Credit Agreement or any other Loan Document or to prejudice any other right or rights which the Lenders may now have or may have in the future under or in connection with the Credit Agreement or any of the instruments or agreements referred to therein, as the same may be amended from time to time.

         This Amendment may be executed by one or more of the parties hereto in any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument. This Amendment shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their respective duly authorized officers as of the date first above written.


                                        OUTDOOR SYSTEMS, INC.



                                        By:     /s/ WILLIAM S. LEVINE
                                                --------------------------------
                                                William S. Levine,
                                                Title:  Chairman



                                        CIBC, INC., as a Lender



                                        By:     /s/ MATTHEW B. JONES
                                                --------------------------------
                                                Matthew B. Jones,
                                                Title:  Authorized Signatory